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As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220373

This preliminary prospectus supplement and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion
Preliminary Prospectus Supplement Dated September 7, 2017

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 7, 2017)

Westpac Banking Corporation, acting through its New Zealand Branch
(ABN 33 007 457 141)

US$            % Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities

Subject, upon the occurrence of a Trigger Event, to Conversion or possible Write-off, as more fully described in the accompanying prospectus

             Westpac Banking Corporation, which is referred to herein as Westpac, acting through its New Zealand Branch, is offering US$            aggregate principal amount of its            % Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities, which are referred to herein as the securities.

             Terms used but not defined herein have the meanings described under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus.

             From and including September     , 2017, which is referred to herein as the Issue Date, to but excluding September     , 2027, which is referred to herein as the First Reset Date, interest on the securities will be scheduled to be paid in arrears on the Outstanding Principal Amount of the securities at an initial rate equal to            % per year, which is referred to herein as the Initial Interest Rate. Subject to the Payment Conditions and to the applicable Business Day convention described in this prospectus supplement, interest, if any, on each security will be scheduled to be paid semi-annually in arrears on September     and March     of each year, commencing on March     , 2018 (each such scheduled date for payment, whether or not such interest is, or is able to be, paid on that date in accordance with the terms and conditions of the indenture and the securities, as described herein and under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus, is referred to herein as an Interest Payment Date), until but not including the date on which a redemption of the securities occurs. From and including each Reset Date (as defined below) to but excluding the next succeeding Reset Date, interest will be scheduled to be paid on the Outstanding Principal Amount of the securities at a rate per year (each of which is referred to herein as a Subsequent Interest Rate, and, together with the Initial Interest Rate, as the Interest Rate), equal to the sum of the then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date (each as defined herein) and            % (rounded to three decimal places, with 0.0005 rounded upwards). The First Reset Date, and every fifth anniversary thereafter, are referred to herein as a Reset Date.

             Payments of interest on the securities will be non-cumulative. The payment of any interest on the securities is subject to Westpac's absolute discretion and satisfaction of the other Payment Conditions, as described under "Description of the Securities—Additional Provisions Applicable to the Securities—Non-Payment of Interest" in the accompanying prospectus, in respect of the securities as at the relevant Interest Payment Date. If all or any part of any interest payment is not paid, Westpac will have no liability to pay the unpaid amount of interest, neither holders of securities nor any other person will have a claim or entitlement in respect of such non-payment and such non-payment will not constitute a breach of the terms or conditions described herein or in the accompanying prospectus, or give any holder of securities or any other person a right to apply for a Winding-Up, to place Westpac in administration or to cause a receiver, receiver and manager, liquidator or provisional liquidator to be appointed in respect of Westpac or exercise any remedies in respect of the securities, and such non-payment will not constitute an event of default under the indenture (the indenture does not contain any events of default). Neither holders of securities nor any other person shall have any rights to receive any additional interest or compensation as a result of any non-payment of interest by Westpac. Any rights of holders of securities to receive interest on the Outstanding Principal Amount of such securities shall terminate mandatorily and automatically upon Conversion or Write-off.

             The securities are perpetual and have no stated maturity date or other fixed redemption date. Holders of securities have no right to request redemption, Conversion or purchase of the securities at any time.

             Subject to certain conditions described herein, Westpac may redeem all, but not less than all, of the securities on the First Reset Date or any Reset Date thereafter (or at any time if specified taxation or regulatory events occur as described herein and under "Description of the Securities—Redemption of the Securities—Redemption for Taxation Reasons" and "Description of the Securities—Redemption of the Securities—Redemption for Regulatory Reasons" in the accompanying prospectus) at a redemption price equal to the Outstanding Principal Amount of the securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the securities for the period from and including the most recent Interest Payment Date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition is not satisfied. Redemption is subject to APRA's prior written approval, which may or may not be given.

             The securities will be Westpac's fully paid, direct, unsecured and subordinated obligations as described under "Description of the Securities—Ranking", "Description of the Securities—Additional Provisions Applicable to the Securities—General—Status and Subordination of the Securities" and "Description of the Securities—Additional Provisions Applicable to the Securities—General—Ranking in a Winding-Up" in the accompanying prospectus. The securities will constitute a separate series of the Securities described in the accompanying prospectus.

             The securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance that limit or prohibit the offer or sale of securities such as these securities to certain types of investors. By purchasing, or making or accepting an offer to purchase, these securities from us and/or the underwriters in the United States, each prospective investor represents, warrants, agrees with and undertakes to us and to each underwriter that it qualifies as a "qualified institutional buyer" as defined in Rule 144A of the Securities Act. See "Plan of Distribution" in the accompanying prospectus.

             The securities are subject, upon the occurrence of a Trigger Event, to Conversion or possible Write-off, as more fully described in the accompanying prospectus. If any securities are Converted following a Trigger Event, it is likely that the Maximum Conversion Number, as described under "Description of the Securities—Additional Provisions Applicable to the Securities—Procedures for Conversion" in the accompanying prospectus, will apply and limit the number of Ordinary Shares to be issued. In that case, the value of the Ordinary Shares received may (in the case of a Capital Trigger Event) and is likely to (in the case of a Non-Viability Trigger Event) be significantly less than the Outstanding Principal Amount of those securities. The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.

             If Conversion of the securities (or a percentage of the Outstanding Principal Amount of the securities) does not occur for any reason within five ASX Business Days after the Trigger Event Date, the securities (or a percentage of the Outstanding Principal Amount of the securities to be Converted) will be Written-off and the holders' rights in relation to the securities (including with respect to payments of interest and Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares issued in respect of such securities) will be immediately and irrevocably written-off and terminated with effect on and from the Trigger Event Date, as described under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus.

             Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

             Investing in the securities involves risks. To read about certain factors you should consider before investing in the securities, see "Forward-Looking Statements" on page S-vi and "Risk Factors" beginning on page S-13 of this prospectus supplement, and the risk factors described in the Group's U.S. Interim Financial Results Announcement for the half-year ended March 31, 2017 furnished to the Securities and Exchange Commission on Form 6-K dated May 9, 2017, which is referred to herein as the 2017 U.S. Interim Financial Results Announcement and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

             The securities are not protected accounts or deposit liabilities for the purpose of the Banking Act 1959 of Australia, which is referred to herein as the Australian Banking Act, or the financial claims scheme established under the Australian Banking Act, which is referred to herein as the Financial Claims Scheme, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency or instrumentality of Australia, (2) the United States of America, the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of the United States, (3) the New Zealand Government or any governmental agency or instrumentality of the New Zealand Government or (4) the government or any governmental agency or instrumentality of any other jurisdiction.

Per Security	Total
Public Offering Price(1)%	US$
Underwriting Discount(2)%	US$
Proceeds to Westpac, acting through its New Zealand Branch (before expenses)%	US$

(1)
Plus accrued interest from September     , 2017 if settlement occurs after that date.
(2)
The underwriters have agreed to reimburse Westpac for certain of its expenses relating to this offering. See "Underwriting" on page S-40 for further information.

             The securities will not be listed on any securities exchange. Currently, there is no public market for the securities.

             The underwriters expect that the securities will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking, S.A., on or about September     , 2017.

Joint Book-Running Managers

Citigroup	HSBC	J.P. Morgan	UBS Investment Bank

September     , 2017

S-i

SPECIAL NOTICE TO INVESTORS REGARDING AUTOMATIC CONVERSION OR WRITE-OFF UPON THE OCCURRENCE OF A TRIGGER EVENT

        The securities are subject, upon the occurrence of a Trigger Event, to Conversion or possible Write-off, as more fully described in the accompanying prospectus. If any securities are Converted following a Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received may (in the case of a Capital Trigger Event) and is likely to (in the case of a Non-Viability Trigger Event) be significantly less than the Outstanding Principal Amount of those securities. The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.

        If Conversion of the securities (or a percentage of the Outstanding Principal Amount of the securities) does not occur for any reason within five ASX Business Days after the Trigger Event Date, the securities (or a percentage of the Outstanding Principal Amount of the securities to be Converted) will be Written-off and the holders' rights in relation to the securities (including with respect to payments of interest and Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares issued in respect of such securities) will be immediately and irrevocably written-off and terminated with effect on and from the Trigger Event Date, as described under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus.

S-ii

        You should rely only on information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the securities filed by the Group with the Securities and Exchange Commission, which is referred to herein as the SEC. Westpac has not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the securities filed by the Group with the SEC and the documents incorporated by reference herein and therein is only accurate as of the respective dates of such documents. The Group's business, financial condition, results of operations and prospects may have changed since those dates.

        Westpac, acting through its New Zealand Branch, is offering to sell, and is seeking offers to buy, the securities only in jurisdictions where offers and sales of the securities are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below) as implemented in member states of the European Economic Area. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the securities in any member state of the European Economic Area which has implemented the Prospectus Directive (each of which is referred to herein as a Relevant Member State) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the securities. Accordingly, any person making or intending to make an offer in that Relevant Member State of securities which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for Westpac or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Westpac nor the underwriters have authorized, nor do they authorize, the making of any offer of the securities in circumstances in which an obligation arises for Westpac or the underwriters to publish a prospectus for such offer. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

        The securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as those described herein to retail investors. By purchasing, or making or accepting an offer to purchase, any of the securities described herein from Westpac and/or any of the underwriters, each prospective investor represents, warrants, agrees with and undertakes to Westpac and each underwriter that it has and will at all times comply with all applicable laws, regulations and regulatory guidance (including, without limitation, in the European Economic Area (the "EEA")) relating to the promotion, offering, distribution and/or sale of the securities (including without limitation the European Union's Directive 2004/39/EC (as amended), as implemented in each Member State of the EEA) and any other applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an

S-iii

investment in the securities by investors in any relevant jurisdiction. Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any securities from Westpac and/or the underwriters, the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

        PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The securities are not intended, from September 7, 2017, to be offered, sold or otherwise made available to and, with effect from such date, should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU ("MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

        The communication of this prospectus supplement or the accompanying prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order")), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

S-iv

 PRESENTATION OF INFORMATION

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus which gives more general information about the securities, some of which may not apply to this offering.

        If the information in this prospectus supplement is inconsistent with information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus on or prior to the date hereof, you should rely on the information contained in this prospectus supplement.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement to the "Group" are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Corporations Act 2001 of Australia, which is referred to herein as the Australian Corporations Act), references to "Westpac" are to Westpac Banking Corporation (ABN 33 007 457 141) as a single legal entity, whether acting through its head office in Sydney, Australia or its branch in New Zealand, as applicable, and references to "New Zealand Branch" are to Westpac Banking Corporation, acting through its New Zealand Branch.

        The Group publishes its consolidated financial statements in Australian dollars. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to "dollars", "$", or "A$" are to Australian dollars, references to "US$", "USD" or "U.S. dollars" are to United States dollars and references to "NZ$", "NZD" or "NZ dollars" are to New Zealand dollars.

        Certain amounts that appear in this prospectus supplement may not sum due to rounding.

S-v

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which is referred to herein as the Securities Act. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein and include statements regarding the Group's intent, belief or current expectations with respect to its business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. Words such as "will", "may", "expect", "intend", "seek", "would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk", "aim" or other similar words are used to identify forward-looking statements. These forward-looking statements reflect the Group's current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond the Group's control, and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Group. There can be no assurance that future developments will be in accordance with the Group's expectations or that the effect of future developments on the Group will be those anticipated. Actual results could differ materially from those expected, depending on the outcome of various factors, including, but not limited to, those described in the Group's Annual Report on Form 20-F for the financial year ended September 30, 2016, which is referred to herein as the 2016 Form 20-F, and the 2017 U.S. Interim Financial Results Announcement, as applicable, and the other documents incorporated by reference in this prospectus supplement or the accompanying prospectus. These factors include:

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

  •
  regulatory investigations, litigation, fines, penalties, restrictions or other regulator imposed conditions;

  •
  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts the Group or its customers or counterparties may experience as a result;

  •
  market volatility, including uncertain conditions in funding, equity and asset markets;

  •
  adverse asset, credit or capital market conditions;

  •
  the conduct, behavior or practices of the Group or its staff;

  •
  changes to the Group's credit ratings or the methodology used by credit rating agencies;

  •
  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

  •
  market liquidity and investor confidence;

  •
  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand and in other countries in which the Group or its customers or counterparties conduct its or their operations and its ability to maintain or to increase market share, margins and fees, and control expenses;

  •
  the effects of competition in the geographic and business areas in which the Group conducts its operations;

  •
  information security breaches, including cyberattacks;

S-vi

  •
  reliability and security of the Group's technology and risks associated with changes to technology systems;

  •
  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

  •
  the effectiveness of the Group's risk management policies, including its internal processes, systems and employees;

  •
  the incidence or severity of the Group's insured events;

  •
  the occurrence of environmental change or external events in countries in which the Group or its customers or counterparties conduct its or their operations;

  •
  internal and external events which may adversely impact the Group's reputation;

  •
  changes to the value of the Group's intangible assets;

  •
  changes in political, social or economic conditions in any of the major markets in which the Group or its customers or counterparties operate;

  •
  the success of strategic decisions involving diversification or innovation, in addition to business expansion and integration of new businesses;

  •
  the Group's ability to incur additional indebtedness and the limitations contained in the agreements governing such indebtedness; and

  •
  various other factors beyond the Group's control.

        All forward-looking statements speak only as of the date made. The Group is under no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus supplement, whether as a result of new information, future events or otherwise.

S-vii

SUMMARY

        This summary highlights selected information about the Group and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the securities. Westpac encourages you to read the entire prospectus supplement, the accompanying prospectus and the documents that the Group has filed with the SEC that are incorporated by reference prior to deciding whether to purchase the securities.

Westpac Banking Corporation

        Westpac is one of the four major banking organizations in Australia and one of the largest banking organizations in New Zealand. The Group provides a broad range of banking and financial services in these markets, including consumer, business and institutional banking and wealth management services.

        The Group has branches, affiliates and controlled entities throughout Australia, New Zealand, Asia and in the Pacific region, and maintain branches and offices in some of the key financial centers around the world.

        Westpac was founded in 1817 and was the first bank established in Australia. In 1850 Westpac was incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 Westpac changed its name to Westpac Banking Corporation following its merger with the Commercial Bank of Australia. On August 23, 2002, Westpac was registered as a public company limited by shares under the Australian Corporations Act. The Group's principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. The Group's telephone number for calls within Australia is 132 032 and its international telephone number is (+61) 2 9293 9270.

        As at March 31, 2017, the Group had total assets of A$840 billion. Its market capitalization as of August 31, 2017, was approximately A$106 billion.

        The Group's operations comprise the following key customer-facing business divisions operating under multiple brands serving over 13 million customers.

  •
  Consumer Bank, which is referred to herein as CB, is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centers and automatic teller machines, which are referred to herein as ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB works in an integrated way with BT Financial Group (Australia), which is referred to herein as BTFG, and Westpac Institutional Bank, which is referred to herein as WIB, in the sales and service of select financial services and products, including in wealth and foreign exchange.

  •
  Business Bank, which is referred to herein as BB, is responsible for sales and service to micro, small-to-medium enterprise and commercial business customers for facilities up to approximately A$150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, property finance and treasury. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales and service of select financial services and products, including corporate superannuation, foreign exchange and interest rate hedging.

  •
  BTFG is the Australian wealth management and insurance arm of the Group providing a broad range of associated services. BTFG's funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private banking, margin lending and equities broking. BTFG's insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties for the manufacture of certain general insurance products as well as actively reinsuring its risk using external providers across all insurance classes. BTFG operates a range of wealth, funds management (including Ascalon, which is a boutique incubator of emerging fund managers) and financial advice brands and operates under the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance.

  •
  WIB delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialized capital and alternative investment solutions. Customers are supported throughout Australia as well as branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group's divisions in the provision of more complex financial needs, including across foreign exchange and fixed interest solutions.

  •
  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand, while insurance and wealth products are provided under Westpac Life and BT brands, respectively. Westpac New Zealand also has its own infrastructure, including technology, operations and treasury.

  •
  Group Businesses include:

  •
  Treasury, which is responsible for the management of the Group's balance sheet, including wholesale funding, capital and management of liquidity. Treasury also manages the interest rate risk and foreign exchange risks inherent in the balance sheet, including managing the mismatch between Group assets and liabilities. Treasury's earnings are primarily sourced from managing the Group's balance sheet and interest rate risk (excluding Westpac New Zealand), within set risk limits;

  •
  Group Technology, which comprises functions responsible for technology strategy and architecture, infrastructure and operations, applications development and business integration; and

  •
  Core Support, which comprises functions performed centrally, including Australian banking operations, property services, strategy, finance, risk, compliance, legal and human resources.

New Zealand Branch

        Westpac was registered in New Zealand on the overseas company register to carry on business in New Zealand on July 14, 1994. Westpac is a registered bank in New Zealand and is subject to regulation by the Reserve Bank of New Zealand and the Financial Markets Authority. The New Zealand Branch provides financial markets, debt capital markets, international operations and correspondent banking services to the New Zealand market.

 The Offering

        The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the securities, see "Description of the Securities" in this prospectus supplement and "Description of the Securities" in the accompanying prospectus.

Issuer	Westpac Banking Corporation, acting through its New Zealand Branch.
Securities Offered	US$ aggregate principal amount of % Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities.
Perpetual Securities

The securities will be perpetual securities in respect of which there will be no stated maturity date or other fixed redemption date. Holders of securities have no right to request redemption, Conversion or purchase of the securities at any time.

Interest Rate

From and including September    , 2017, which is referred to herein as the Issue Date, to but excluding September    , 2027, which is referred to herein as the First Reset Date, interest on the securities will be scheduled to be paid in arrears on the Outstanding Principal Amount of the securities at an initial rate equal to        % per year, which is referred to herein as the Initial Interest Rate. The First Reset Date and every fifth anniversary thereafter are referred to herein as a "Reset Date."

From and including each Reset Date to but excluding the next succeeding Reset Date, interest, if any, on the securities will be scheduled to be paid on the Outstanding Principal Amount of the securities at a rate per year equal to the sum of the then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date and        % per year (rounded to three decimal places, with 0.0005 rounded upwards).

Interest Payment Dates

Subject to the Payment Conditions (as described below), interest on the securities, if any, will be scheduled to be paid semi-annually in arrears on September    and March    of each year, subject in each case to the applicable Business Day convention described below, commencing on March    , 2018 until but not including the date on which a redemption of the securities occurs.

Any payment of principal or interest with respect to the securities scheduled to be made on an interest payment date that is not a Business Day in New York, London, Auckland, Wellington and Sydney will be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after the Interest Payment Date to the date of payment on the next succeeding Business Day.

Payments described under Section 3.1(b) under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus shall not be subject to delays on account of any Business Day convention.

Interest Payments Non-cumulative

Payments of interest on the securities will be non-cumulative. If all or any part of any interest payment is not paid because of the Payment Conditions (as described below) or because of any applicable law: (i) Westpac will have no liability to pay the unpaid amount of interest; (ii) neither holders of securities nor any other person will have a claim (including, without limitation, in a Winding-Up) or entitlement in respect of such non-payment; (iii) such non-payment will not constitute a breach of any conditions in the indenture or the securities; (iv) such non-payment will not give any holder of securities or any other person a right to apply for a Winding-Up, to place Westpac in administration or to seek the appointment of a receiver, receiver and manager, liquidator or provisional liquidator to Westpac or exercise any remedies in respect of the securities; and (v) such non-payment will not constitute an event of default under the indenture (the indenture does not contain any events of default).

Neither holders of securities nor any other person shall have any rights to receive any additional interest or compensation as a result of such non-payment and any rights of holders of securities to receive interest on the Outstanding Principal Amount of such securities shall terminate mandatorily and automatically upon Conversion or Write-off, as further described under "Description of the Securities—Additional Provisions Applicable to the Securities—General—Non-Payment of Interest" in the accompanying prospectus.

Interest Payments are Discretionary and Subject to Payment Conditions	The payment of any interest is subject to:
(i) Westpac's absolute discretion;

        (ii)   the interest payment not resulting in a breach of Westpac's capital requirements (on a Level 1 basis) or of the Group's capital requirements (on a Level 2 basis) under the then current Prudential Standards at the time of the interest payment;

(iii) the interest payment not resulting in Westpac becoming, or being likely to become, insolvent for the purposes of the Australian Corporations Act; and
(iv) APRA not otherwise objecting to the interest payment,

as further described under "Description of the Securities—Additional Provisions Applicable to the Securities—General—Non-Payment of Interest" in the accompanying prospectus. These are the Payment Conditions.

Westpac may also be restricted from paying interest on the securities if Westpac's Common Equity Capital Ratio falls into the capital conservation buffer, which is set at a level in accordance with the Prudential Standards, or if the payment would violate applicable law. For more information about the capital conservation buffer, see "Risk Factors—Interest on the securities may not be paid" in this prospectus supplement and the section entitled "Capital resources" in the Group's 2016 Form 20-F.

Restrictions in the Case of Non-Payment of Interest

For so long as the securities remain outstanding, if for any reason a payment of interest on the Outstanding Principal Amount of a security is not paid in full on an Interest Payment Date, Westpac must not, subject to certain restrictions:

(i) determine or pay any Dividends; or
(ii) undertake any discretionary Buy Back or Capital Reduction, unless the amount of the unpaid interest payment is paid in full within 20 Business Days of the relevant Interest Payment Date or
(iii) the securities have been Converted, Written-off or redeemed;
(iv) on a subsequent Interest Payment Date, an interest payment on the securities for the subsequent interest period is paid in full; or
(v) a Special Resolution of the holders of the securities has been passed approving such action,

and, in respect of the actions contemplated by items (iii), (iv) and (v) above, APRA does not otherwise object, as further described under "Description of the Securities—Additional Provisions Applicable to the Securities—General—Restrictions in the Case of Non-Payment of Interest" in the accompanying prospectus.

Ranking and Status	The securities will be Westpac's direct, unsecured and subordinated obligations.
In the event of a Winding-Up of Westpac in Australia, to the extent the securities have not previously been Converted or Written-off, the securities would:

        (i)    be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors and all such obligations to Senior Creditors shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of the securities;

        (ii)   rank equally with obligations of Westpac to the holders of other securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments; and

(iii) rank prior to, and senior in right of payment to, the obligations of Westpac to holders of Ordinary Shares.

See "Description of the Securities—Additional Provisions Applicable to the Securities—General—Status and Subordination of the Securities" and "Description of the Securities—Additional Provisions Applicable to the Securities—General—Ranking in a Winding-Up" in the accompanying prospectus.

However, it is unlikely a Winding-Up of Westpac will occur without a Trigger Event having occurred first and the securities being Converted or Written-off. In that event:
• if the securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

•

if the securities are Written-off, all rights in relation to the securities will be terminated, and holders will not be paid the Outstanding Principal Amount or receive interest or have the right to have the securities Converted into Ordinary Shares. In such an event, a holder's investment in the securities will lose all of its value and such holder will not receive any compensation.

The securities will not be protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act.
Conversion or Write-off Following a Trigger Event

The primary method of loss absorption will be Conversion (subject to Write-off if Conversion does not occur for any reason within 5 ASX Business Days after a Trigger Event Date). This means the securities are subject, upon the occurrence of a Trigger Event, to Conversion or possible Write-off, as more fully described under "Description of the Securities—Additional Provisions Applicable to the Securities—Conversion of the Securities—Conversion Following a Trigger Event" in the accompanying prospectus.

There are two types of Trigger Events:
(i) A Capital Trigger Event, which occurs where Westpac determines, or APRA notifies Westpac in writing that it believes, that a Common Equity Capital Ratio is equal to or less than 5.125%.

        (ii)   A Non-Viability Trigger Event, which occurs where APRA notifies Westpac in writing that it believes Conversion or Write-off of all or some securities, or conversion, write-off or write-down of all or some Relevant Securities, is necessary because, without it, Westpac would become non-viable or a public sector injection of capital, or equivalent support, is necessary because, without it, Westpac would become non-viable.

If, upon the occurrence of a Trigger Event, Conversion of the securities (or a percentage of the Outstanding Principal Amount of the securities) does not occur for any reason within five ASX Business Days after the Trigger Event Date, the securities (or a percentage of the Outstanding Principal Amount of the securities to be Converted) will be Written-off and the holders' rights in relation to the securities (including with respect to payments of interest and Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares issued in respect of such securities) will be immediately and irrevocably written-off and terminated with effect on and from the Trigger Event Date, as described under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus.

Conversion

In the case of Conversion, Westpac will allot and issue to each holder of securities the Conversion Number of Ordinary Shares for each security (subject always to the Conversion Number being no greater than the Maximum Conversion Number).

Conversion Number for each security =

Outstanding Principal Amount of the security (translated into Australian Dollars in accordance with paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the Conversion Date)

P × VWAP
where:

Outstanding Principal Amount has the meaning given to it in Section 4 under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus, as adjusted in accordance with Section 3.13 under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus.

P means 0.99.

VWAP means the VWAP during the VWAP Period, as adjusted in accordance with the terms described under "Description of the Securities—Additional Provisions Applicable to the Securities—Procedures for Conversion" in the accompanying prospectus.

Maximum Conversion Number means a number calculated according to the following formula:
Maximum Conversion Number =

Outstanding Principal Amount of the security (translated into Australian Dollars in accordance with paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the ASX Business Day prior to the Issue Date of the securities)

Relevant Percentage × Issue Date VWAP

where:

Outstanding Principal Amount has the meaning given to it in Section 4 under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus, as adjusted in accordance with Section 3.13 under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus.

Relevant Percentage means 0.20.

Issue Date VWAP means the VWAP during the period of 20 ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the Issue Date, as adjusted in accordance with the terms described under "Description of the Securities—Additional Provisions Applicable to the Securities—Procedures for Conversion" in the accompanying prospectus.

If any securities are Converted following a Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received may (in the case of a Capital Trigger Event) and is likely to (in the case of a Non-Viability Trigger Event) be significantly less than the Outstanding Principal Amount of those securities. The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.

If Conversion of the securities (or a percentage of the Outstanding Principal Amount of the securities) does not occur for any reason within five ASX Business Days after the Trigger Event Date, the securities (or a percentage of the Outstanding Principal Amount of the securities to be Converted) will be Written-off and the holders' rights in relation to the securities (including with respect to payments of interest, Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares issued in respect of such securities) will be immediately and irrevocably written-off and terminated with effect on and from the Trigger Event Date, as described in Section 2.4 under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus.

Depending on your circumstances, you may receive Ordinary Shares or the proceeds from the sale thereof. See Section 3.10 under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus.

Optional Redemption on each Reset Date

Subject to certain limitations, Westpac will have the right to redeem the securities in whole, but not in part, on the First Reset Date or any Reset Date thereafter at a redemption price equal to the Outstanding Principal Amount of the securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the securities for the period from and including the most recent Interest Payment Date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition is not satisfied.

Redemption is subject to APRA's prior written approval, which may or may not be given.
See "Description of the Securities—Redemption of the Securities—General" in the accompanying prospectus.
Redemption for Taxation Reasons

Subject to certain limitations, if an Adverse Tax Event (as described under "Description of the Securities—Redemption of the Securities—Redemption for Taxation Reasons" in the accompanying prospectus) occurs, Westpac will have the right to redeem the securities in whole, but not in part, at a redemption price equal to the Outstanding Principal Amount of the securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the securities for the period from and including the most recent Interest Payment Date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition is not satisfied.

Redemption is subject to APRA's prior written approval, which may or may not be given.
See "Description of the Securities—Redemption of the Securities—Redemption for Taxation Reasons" in the accompanying prospectus.
Redemption for Regulatory Reasons

Subject to certain limitations, if a Regulatory Event (as described under "Description of the Securities—Redemption of the Securities—Redemption for Regulatory Reasons" in the accompanying prospectus) occurs, Westpac will have the right to redeem the securities in whole, but not in part, at a redemption price equal to the Outstanding Principal Amount of the securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the securities for the period from and including the most recent Interest Payment Date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition is not satisfied.

Redemption is subject to APRA's prior written approval, which may or may not be given.

See "Description of the Securities—Redemption of the Securities—Redemption for Regulatory Reasons" in the accompanying prospectus.
Consent to Receive Ordinary Shares

As more fully described in Section 2.5 under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus, the indenture provides that, subject to any Write-off, each holder of securities by its purchase or holding thereof will be deemed to have irrevocably agreed that, upon Conversion, it consents to becoming a holder of Ordinary Shares and agrees to be bound by the constitution of Westpac.

Use of Proceeds

Westpac estimates that the net proceeds from the offering of the securities, after taking into account the underwriting discount and deducting estimated offering expenses payable by Westpac, will be US$            . Westpac intends to use the net proceeds for general corporate purposes.

Governing Law

The indenture and the securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, except that the that the Trigger Event, Conversion, Write-off and subordination provisions will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia.

Sinking Fund	The securities will not be entitled to the benefit of any sinking fund.
Form of Security

The securities, in global form, which are referred to herein as global securities, will be held in the name of The Depository Trust Company, which is referred to herein as the Depository or DTC, or its nominee.

Trustee	The Bank of New York Mellon, which is referred to herein as the trustee.
Calculation Agent	The Bank of New York Mellon, which is referred to herein as the calculation agent.

Summary Financial Information

        The following table sets forth summary consolidated financial information as of, and for the financial years ended, September 30, 2016, 2015, 2014, 2013 and 2012, and as of, and for the half-years ended, March 31, 2017 and 2016. Westpac has derived the summary financial information from the Group's audited consolidated financial statements and related securities as of, and for the financial years ended, September 30, 2016, 2015, 2014, 2013 and 2012, and the Group's unaudited interim consolidated financial statements and related notes as of, and for the half-years ended, March 31, 2017 and 2016, which have been prepared in accordance with Australian Accounting Standards and International Financial Reporting Standards as issued by the International Accounting Standards Board.

        You should read this information together with the operating and financial review set forth in "Section 2" of the Group's 2016 Form 20-F, and its audited consolidated financial statements and the accompanying notes included in its 2016 Form 20-F and the operating and financial review set forth in "Section 2" and "Section 3" of the Group's 2017 U.S. Interim Financial Results Announcement and its unaudited consolidated financial statements and the accompanying notes included in its 2017 U.S. Interim Financial Results Announcement, each of which is incorporated by reference in this prospectus supplement. See "Where You Can Find More Information" in this prospectus supplement.

	As of and for the half-year ended March 31,			As of and for the financial year ended September 30,
	2017(1)	2017	2016	2016(1)	2016(2)	2015(2)	2014(2)	2013(2)	2012(2)
	(in US$ millions)	(in A$ millions)		(in US$ millions)	(in A$ millions)
	(Unaudited)
Income statement(3)
Net interest income	5,815	7,613	7,477	11,570	15,148	14,267	13,542	12,821	12,502
Non-interest income	2,410	3,156	2,996	4,458	5,837	7,375	6,395	5,774	5,481

Net operating income before operating expenses and impairment charges	8,225	10,769	10,473	16,028	20,985	21,642	19,937	18,595	17,983
Operating expenses	(3,538)	(4,633)	(4,568)	(7,040)	(9,217)	(9,473)	(8,547)	(7,976)	(7,957)
Impairment charges	(377)	(493)	(667)	(859)	(1,124)	(753)	(650)	(847)	(1,212)

Profit before income tax	4,310	5,643	5,238	8,129	10,644	11,416	10,740	9,772	8,814
Income tax expense	(1,322)	(1,731)	(1,528)	(2,432)	(3,184)	(3,348)	(3,115)	(2,947)	(2,812)
Profit attributable to non-controlling interests	(4)	(5)	(9)	(11)	(15)	(56)	(64)	(74)	(66)

Net profit attributable to owners of Westpac Banking Corporation	2,984	3,907	3,701	5,686	7,445	8,012	7,561	6,751	5,936

Balance sheet(3)
Loans	509,413	666,946	640,687	505,579	661,926	623,316	580,343	536,164	514,445
Other assets	132,174	173,047	191,073	135,403	177,276	188,840	190,499	164,933	164,167

Total assets	641,587	839,993	831,760	640,982	839,202	812,156	770,842	701,097	678,612

Deposits and other borrowings	399,095	522,513	494,246	391,884	513,071	475,328	460,822	424,482	394,991
Debt issues	127,788	167,306	165,065	129,771	169,902	171,054	152,251	144,133	147,847
Loan capital	13,066	17,106	13,017	12,072	15,805	13,840	10,858	9,330	9,537
Other liabilities	56,290	73,696	101,451	62,817	82,243	98,019	97,574	75,615	79,972

Total liabilities	596,239	780,621	773,779	596,544	781,021	758,241	721,505	653,560	632,347

Total shareholders' equity and non-controlling interests	45,348	59,372	57,981	44,438	58,181	53,915	49,337	47,537	46,265

	As of and for the half-year ended March 31,		As of and for the financial year ended September 30,
	2017	2016	2016	2015	2014	2013	2012
	(Unaudited)
Key Financial Ratios
Business Performance
Operating expenses to operating income ratio (%)	43.0	43.6	43.9	43.8	42.9	42.9	44.2
Net interest margin (%)	2.05	2.09	2.10	2.09	2.09	2.14	2.16
Capital adequacy
APRA Basel III:
Common equity Tier 1 (%)(4)	10.0	10.5	9.5	9.5	9.0	9.1	8.2
Tier 1 ratio (%)(5)	11.7	12.1	11.2	11.4	10.6	10.7	10.3
Total capital ratio (%)(5)	14.0	14.0	13.1	13.3	12.3	12.3	11.7
Credit Quality
Total provisions for impairment on loans and credit commitments to total loans (basis points)	52	57	54	53	60	73	82
Other information
Full-time equivalent staff (number at financial year end)(6)	31,994	32,021	32,190	32,620	33,586	33,045	33,418

		For the financial year ended September 30,
	For the half-year ended March 31, 2017
		2016	2015	2014	2013	2012
	(unaudited)
Ratio of earnings to fixed charges	1.71	1.63	1.62	1.57	1.48	1.36

(1)
Solely for the convenience of the reader, the Group has translated the amounts in this column from Australian dollars into U.S. dollars using the noon buying rate in New York City for cable transfers of Australian dollars as certified for customs purposes for the Federal Reserve Bank of New York as of March 31, 2017 of A$1.00 to US$ 0.7638. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate or as of that or any other date.

(2)
Where accounting classifications have changed or where changes in accounting policies are adopted retrospectively, comparatives have been revised and may differ from results previously reported.

(3)
The above income statement extracts for the half-years ended March 31, 2017 and 2016 and balance sheet extracts as of March 31, 2017 and 2016 are derived from the unaudited consolidated financial statements included in the 2017 U.S. Interim Financial Results Announcement. The above income statement extracts for the financial years ended September 30, 2016, 2015 and 2014 and balance sheet extracts as of September 30, 2016 and 2015 are derived from the consolidated financial statements included in the 2016 Form 20-F. The above income statement extracts for the financial years ended September 30, 2013 and 2012 and balance sheet extracts as of September 30, 2014, 2013 and 2012 are derived from consolidated financial statements previously published.

(4)
Basel III was not effective in Australia until January 1, 2013. The 2012 ratio has been presented on a proforma Basel III basis. For further information, refer to "Capital resources" and Note 33 to the Group's audited consolidated financial statements in the 2016 Form 20-F.

(5)
Basel III was not effective in Australia until January 1, 2013. The 2012 ratio has been presented on a Basel II basis. For further information, refer to "Capital resources" and Note 33 to the Group's audited consolidated financial statements in the 2016 Form 20-F.

(6)
Full-time equivalent employees includes full-time and pro-rata part-time staff. It excludes staff on unpaid absences (e.g., unpaid maternity leave), overtime, temporary and contract staff.

RISK FACTORS

        Investors should carefully consider the risks described below and in the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in the Group's 2017 U.S. Interim Financial Results Announcement, before making an investment decision. The risks and uncertainties described below and in such other information are not the only ones facing the Group or you, as holders of the securities. Additional risks and uncertainties that the Group is unaware of, or that the Group currently deems immaterial, may become important factors that affect the Group or you, as holders of the securities.

The securities are loss absorption instruments that involve risk and may not be a suitable investment for all investors

        The securities are loss absorption instruments designed to comply with applicable Australian banking regulations and involve certain risks. Each potential investor of the securities must determine the suitability (either alone or with the help of a financial advisor) of an investment in the securities in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of the securities, such as the provisions governing payment of interest, Conversion and Write-off, including under what circumstances a Trigger Event could occur.

        A potential investor should not invest in the securities unless it has the knowledge and expertise (either alone or with the help of a financial advisor) to evaluate how the securities will perform, subject to the risks described herein and the risks described in the Group's 2017 U.S. Interim Financial Results Announcement, the resulting effects on the likelihood of the Conversion or Write-off and the value of the securities, and the resultant impact on the potential investor's overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Interest on the securities may not be paid

        Interest payments on the securities are discretionary and only payable subject to satisfaction of the Payment Conditions, being:

  •
  Westpac's absolute discretion;

  •
  the payment of interest not resulting in a breach of Westpac's capital requirements (on a Level 1 basis) or of the Group's capital requirements (on a Level 2 basis) under the then capital adequacy requirements at the time of payment;

  •
  the payment of interest not resulting in Westpac becoming, or being likely to become, insolvent; and

  •
  APRA not otherwise objecting to the payment.

        Within Australia, APRA is responsible for setting minimum prudential capital requirements, which are referred to herein as PCRs, and the capital conservation buffer (including any countercyclical buffer) for Authorised Deposit-taking Institutions, which are referred to herein as ADIs, including Westpac.

        PCRs are set at both a Level 1 and Level 2 basis. Currently, the minimum Common Equity Tier 1 Capital PCR for all ADIs is 4.5% of risk weighted assets, however APRA has the discretion to set a higher requirement for individual ADIs, including for Westpac (which may not be disclosed).

        Westpac is also required to hold additional Common Equity Tier 1 Capital as a capital conservation buffer above the PCR. Currently, the capital conservation buffer applicable to ADIs is comprised of a 2.5% base requirement, a surcharge of 1.0% for any ADI designated by APRA as a domestic systemically important bank and a countercyclical buffer, which is currently set to zero within Australia and New Zealand. APRA has the discretion to vary the capital conservation buffer (including any countercyclical buffer).

        Restrictions on the proportion of earnings that can be paid through Dividends, Additional Tier 1 Capital distributions (which will include interest payments on the securities) and discretionary staff bonuses will apply if Westpac's Common Equity Capital Ratio falls into the capital conservation buffer. For example, if Westpac's Common Equity Capital Ratio falls within the capital conservation buffer, this may result in the Payment Conditions not being satisfied, which will result in Westpac not paying interest on the securities until such Payment Conditions are satisfied, including that Westpac, in its absolute discretion, has determined to pay such interest. For more information about the capital conservation buffer, see the section entitled "Capital resources" in the Group's 2016 Form 20-F.

        An ADI may apply to APRA to make payments in excess of the constraints imposed by the capital conservation buffer regime. APRA will only grant approval where it is satisfied that an ADI has established measures to raise capital equal to or greater than the amount above the constraint that it wishes to distribute.

        Interest payments on the securities are non-cumulative. If an interest payment is not paid in full because the Payment Conditions are not satisfied, holders of securities will not be entitled to receive the unpaid portion of that interest payment. No interest will accrue on any unpaid interest and Westpac will have no liability to holders of securities and such holders will have no claim in respect of such non-payment.

        Non-payment of an interest payment will not be an event of default (the indenture contains no events of default) and holders of securities will have no right to apply for a Winding-Up on the grounds of Westpac's failure to pay an interest payment.

        However, if an interest payment has not been paid in full for a relevant Interest Payment Date, then until an interest payment is paid in full on a subsequent Interest Payment Date (or all securities are Converted, Written-off or redeemed) Westpac must not:

  •
  determine or pay any Dividend; or

  •
  undertake any discretionary Buy Back or Capital Reduction,

unless the amount of the unpaid interest payment is paid in full within 20 Business Days (and in certain other limited circumstances).

        Further, the terms of Westpac's other outstanding and future securities could limit Westpac's ability to make payments on the securities. If Westpac does not make payments on other securities, payments may not be permitted to be made in respect of the securities.

        The payment tests applicable to other securities (whether currently outstanding or issued in the future) may be different from the Payment Conditions applicable to the securities. Accordingly, Westpac may not be permitted to make a payment on another security in circumstances where Westpac would otherwise be permitted to make a payment on the securities. In these circumstances, the distribution restrictions on the other securities may then apply, preventing Westpac from making a payment on the securities. Similarly, Westpac may not be permitted to make a payment on the securities in circumstances where the payment tests on other securities have been passed.

        If distribution restrictions for another security apply to payments on the securities, Westpac may not be able to make interest payments when scheduled to do so under the securities and may not be able to redeem the securities. Westpac is not restricted from issuing other securities of this kind, securities ranking senior to the securities or agreeing in the terms of issue of other securities to additional or different payment tests or distribution restrictions.

A Trigger Event may occur, requiring mandatory Conversion or Write-off, and the circumstances surrounding or triggering a Trigger Event are unpredictable

        If a Trigger Event occurs, Westpac must Convert securities into Ordinary Shares, or if Conversion does not occur pursuant to the terms and conditions of the securities, Write-off securities. A Trigger Event could occur at any time. It could occur on dates not previously contemplated by investors or which may be unfavorable in light of then-prevailing market conditions or investors' individual circumstances or timing preferences.

        There are two types of Trigger Events:

  •
  a Capital Trigger Event; and

  •
  a Non-Viability Trigger Event.

        A Capital Trigger Event will occur if Westpac determines or APRA notifies Westpac that it believes that Westpac's Common Equity Capital Ratio is equal to or less than 5.125%.

        Westpac's determination of the Common Equity Capital Ratio, or APRA's notification to Westpac regarding the Common Equity Capital Ratio, will determine whether there is a Capital Trigger Event and will be binding on all holders of securities. The Common Equity Capital Ratio may be significantly impacted by a number of factors, including factors which affect the business, operation and financial condition of Westpac. Accordingly, there is a risk that Westpac's Common Equity Capital Ratio will decrease to 5.125% or below and that as a result securities will be required to Convert into Ordinary Shares. The Common Equity Capital Ratio will also be affected by Westpac's decisions relating to its businesses and operations, as well as the management of its capital position. Westpac will have no obligation to consider the interests of holders of securities in connection with its business decisions, including (without limitation) in relation to capital management. Holders of securities will not have any claim against Westpac relating to decisions that affect the business and operations of Westpac, including its capital position, regardless of whether they result in the occurrence of a Trigger Event. Such decisions could cause holders of securities to lose all or part of the value of their investment in the securities.

        A Non-Viability Trigger Event occurs when APRA notifies Westpac in writing that it believes:

  (a)
  Conversion or Write-off of all or some securities, or conversion, write-off or write-down of all or some Relevant Securities, is necessary because, without it, Westpac would become non-viable; or

  (b)
  a public sector injection of capital, or equivalent support, is necessary because, without it, Westpac would become non-viable.

        APRA has indicated that at this time it will not provide guidance as to how it will determine non-viability. Non-viability could be expected to include serious impairment of Westpac's financial position, concerns about Westpac's capital, funding or liquidity levels and/or insolvency. However, it is possible that APRA's definition of non-viability may not necessarily be confined to these matters and APRA's position on these matters may change over time. As the occurrence of a Non-Viability Trigger Event is at the discretion of APRA, there can be no assurance given as to the factors and circumstances that might give rise to such an event.

        The section entitled "Risks relating to our business" in the Group's 2017 U.S. Interim Financial Results Announcement sets out a number of general risks associated with Westpac's businesses. If one, or a combination, of these risks leads to a significant capital loss, or prolonged difficulties in raising funding or maintaining sufficient liquidity, Westpac believes this may be the type of situation in which APRA would become concerned and notify Westpac that Westpac has become non-viable. These examples are not exhaustive and there may be other risks which affect the financial performance and condition of Westpac and, consequently, the likelihood of the occurrence of a Non-Viability Trigger Event.

The Ordinary Shares to be received upon Conversion are likely to be worth significantly less than the Outstanding Principal Amount of the securities

        Upon the occurrence of a Trigger Event, if the securities are required to be Converted, all or some securities (or a percentage of the Outstanding Principal Amount of each security) will Convert into the applicable Conversion Number of Ordinary Shares, subject to the Maximum Conversion Number. In these circumstances, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. Upon Conversion, the value of Ordinary Shares received is likely to be significantly less than the Outstanding Principal Amount of the securities because:

  •
  the VWAP during the five ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the Trigger Event Date may differ from the Ordinary Share price on or after that date;

  •
  the number of Ordinary Shares holders receive for each security on Conversion is limited by the Maximum Conversion Number, which is based on 20% of the Issue Date VWAP. It is likely that the Maximum Conversion Number will apply if a Trigger Event has occurred and limit the number of Ordinary Shares to be issued; and

  •
  the Australian dollar may depreciate in value against the U.S. dollar by the Conversion Date. Any depreciation of the Australian dollar against the U.S. dollar by the Conversion Date will increase the likelihood of the Maximum Conversion Number applying on Conversion and will likely also reduce the U.S. dollar equivalent of Ordinary Shares received, particularly if such depreciation is significant. This is because:

  •
  the Maximum Conversion Number is based on an Issue Date VWAP in Australian dollars and the U.S. dollar Outstanding Principal Amount of each security converted to Australian dollars based on the spot rate of exchange at the time of issue; and

  •
  the Conversion Number is based on the VWAP in Australian dollars at the time of Conversion and the U.S. dollar Outstanding Principal Amount of each security converted to Australian dollars based on the spot rate of exchange at the time of Conversion.

        The Maximum Conversion Number may be adjusted to reflect a consolidation, division or reclassification, or pro rata bonus issue, of Ordinary Shares. However, no adjustment will be made to it on account of other transactions which may affect the price of Ordinary Shares, including for example, rights issues, returns of capital, buy-backs or special dividends. The transactions that Westpac may undertake with respect to its share capital are not limited and any such action may increase the risk that holders receive only the Maximum Conversion Number and so adversely affect the position of holders.

Ordinary Shares are a different type of investment to the securities and investors may be obliged to accept Ordinary Shares

        While Westpac currently has Ordinary Shares listed on ASX, the Ordinary Shares issued on Conversion may not be listed, for example, if Westpac is acquired by another entity and delisted. There may be no market in Ordinary Shares received on Conversion and the Ordinary Shares may not be able to be sold at prices representing their value based on the VWAP. In particular, VWAP prices will be based on trading days which occurred immediately before the occurrence of the Trigger Event. As a result, investors may suffer loss.

        Ordinary Shares are a different type of investment to the securities. Like interest payments on the securities, Dividends are payable at the absolute discretion of Westpac but, unlike interest payments on the securities, Dividends are not scheduled to be paid at any particular time and the amount of each Dividend is also discretionary. In a Winding-Up in Australia, claims of holders of Ordinary Shares rank behind claims of holders of all other securities and debts of Westpac. The market price of Ordinary Shares may be more sensitive than that of the securities to changes in Westpac's performance, operational issues and other business issues.

        Potential investors in the securities should understand that if a Trigger Event occurs and the securities are Converted, investors are obliged to accept Ordinary Shares or have such Ordinary Shares issued to the Holders' Nominee to be delivered or sold on their behalf.

        The tax and stamp duty consequences of holding Ordinary Shares following a Conversion could be different for some categories of holders from the tax and stamp duty consequences for them of holding securities. See "Taxation—Australian Taxation" in the accompanying prospectus.

Holders' rights will be terminated if Conversion does not occur within five ASX Business Days after a Trigger Event Date

        If Conversion of the securities (or a percentage of the Outstanding Principal Amount of the securities) required to be Converted does not occur for any reason within five ASX Business Days after a Trigger Event Date (including, for example, due to applicable law, order of a court or action of any government authority, including regarding the insolvency, Winding-Up or other external administration of Westpac or as a result of Westpac's inability or failure to comply with its obligations under the terms and conditions of the securities in relation to Conversion), then the securities (or a percentage of the Outstanding Principal Amount of the securities to be Converted) will be Written-off and the rights of holders in relation to such securities (including with respect to payments of interest and Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares issued in respect of such securities) will be immediately and irrevocably written-off and terminated with effect on and from the Trigger Event Date and investors will lose all or some of their investment and will not receive any compensation.

In certain circumstances, an investor holding securities subject to Conversion may not receive Ordinary Shares, only the proceeds thereof, as the Ordinary Shares would be issued upon Conversion to the Holders' Nominee for immediate sale, which sale is likely to occur when market conditions are not favorable

        If an investor holding securities subject to Conversion: (i) notifies Westpac no less than 15 Business Days prior to the Trigger Event Date that it does not wish to receive Ordinary Shares as a result of the Conversion (and does not subsequently notify Westpac otherwise); (ii) is a Foreign Holder or an Ineligible Holder, (iii) is a Clearing System Holder; (iv) does not provide Australian securities account information to Westpac prior to the Trigger Event Date; or (v) where a FATCA Withholding is required to be made in respect of the Ordinary Shares issued on the Conversion, the Ordinary Shares that the investor would receive on Conversion will instead be issued to the Holders' Nominee (which may not be Westpac or any of its Related Entities (which has the meaning given by APRA from time to time)), which will sell the shares on behalf of that investor. The Holders' Nominee will have no duty to seek a fair market price, or to engage in an arm's length transaction in such sale, and market conditions are likely to have deteriorated following the Trigger Event that caused the Conversion.

        To enable Westpac to issue Ordinary Shares to an investor holding securities on Conversion, an investor holding securities needs to have appropriate securities accounts in Australia for the receipt of Ordinary Shares and to provide to Westpac, prior to the Trigger Event Date, their name and address and certain security holder account and other details. Investors should understand that a failure to provide this information to Westpac by the Trigger Event Date may result in Westpac issuing the Ordinary Shares to the Holders' Nominee which, if the information is not provided to the Holders' Nominee within 30 days of the date on which Ordinary Shares are issued to the Holders' Nominee, will sell the Ordinary Shares and pay the net proceeds to the investors. In this situation, investors will have no rights against Westpac in relation to the Conversion and will not be able to trade in any Ordinary Shares issued to the Holders' Nominee.

In order to realize your investment, you may have to sell the securities in the market as the securities are perpetual securities with no fixed maturity date or mandatory redemption date, and are only subject to redemption or repurchase at Westpac's option

        The securities are perpetual securities with no fixed maturity date. Accordingly, Westpac is under no obligation to repay all or any part of the Outstanding Principal Amount of the securities and holders have no right to request redemption or Conversion of the securities at any time. Therefore, unless Westpac has the right to and elects to redeem the securities (redemption is subject to APRA's prior written approval, which may or may not be given), in order to realize an investment, a holder would need to sell its securities at the prevailing market price. Depending on market conditions at the time, the securities may be trading at a market price below the Outstanding Principal Amount of the securities and/or the market for the securities may not be liquid. Brokerage fees may also be payable if securities are sold through a broker. Westpac does not guarantee that holders will be able to sell each security at an acceptable price or at all.

The Ordinary Share price used to calculate the Conversion Number of Ordinary Shares is likely to be different from the market price of Ordinary Shares at the time of Conversion

        The number of Ordinary Shares issued to holders upon Conversion will generally depend on the VWAP of Ordinary Shares over the five ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the Trigger Event Date, and is subject to the Maximum Conversion Number. Accordingly, the Ordinary Share price used to calculate the Conversion Number of Ordinary Shares is likely to be different to the market price of Ordinary Shares at the time of Conversion so that the value of Ordinary Shares received is likely to be less than the value of those Ordinary Shares based on the Ordinary Share price on the Trigger Event Date. See "—The Ordinary Shares to be received upon Conversion are likely to be worth significantly less than the Outstanding Principal Amount of the securities."

Prior to the issue of Ordinary Shares, holders of securities will not have any rights with respect to Ordinary Shares, but may be subject to changes made to Westpac's constitution with respect to Ordinary Shares

        Holders of securities have no voting or other rights in relation to Ordinary Shares until Ordinary Shares are issued to them. In addition, the securities do not confer on holders of securities any right to subscribe for new securities in Westpac or to participate in any bonus issue of securities. The rights attaching to Ordinary Shares if Ordinary Shares are issued will be the rights attaching to Ordinary Shares at that time. Holders of securities have no right to vote on or otherwise to approve any changes to Westpac's constitution in relation to the Ordinary Shares that may in the future be issued to them. Therefore, holders of securities will not be able to influence decisions that may have adverse consequences for them.

Because the indenture contains no limit on the amount of additional debt that Westpac may incur, Westpac's ability to make timely payments on the securities you hold may be affected by the amount and terms of Westpac's future debt

        Westpac's ability to make payments on the securities may depend on the amount and terms of its other obligations, including any additional securities that Westpac may issue. The indenture does not contain any limitation on the amount of indebtedness that Westpac may issue in the future. As Westpac issues additional securities under the indenture or incurs other indebtedness, unless Westpac's earnings grow in proportion to its debt and other fixed charges, Westpac's ability to service the securities may become impaired.

The terms of the indenture and the securities provide only limited protection against significant events that could adversely impact your investment in the securities

        The indenture does not:

  •
  require Westpac to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

  •
  restrict Westpac's subsidiaries' ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to Westpac's equity interests in its subsidiaries and therefore rank effectively senior to the securities with respect to the assets of Westpac's subsidiaries;

  •
  restrict Westpac's ability to repurchase or prepay any other of its securities or other indebtedness; or

  •
  except as described in Section 1.6 under "Description of the Securities—Additional Provisions Applicable to the Securities—General—Restrictions in the Case of Non-Payment of Interest" in the accompanying prospectus, restrict Westpac's ability to make investments or to repurchase, or pay dividends or make other payments in respect of, its Ordinary Shares or other securities ranking junior to the securities.

        As a result of the foregoing, when evaluating the terms of the securities, you should be aware that the terms of the indenture and the securities do not restrict Westpac's ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the securities.

The securities do not contain events of default or rights for holders of securities to require or accelerate repayment and the remedies available to holders of securities are therefore limited

        The securities contain no events of default or rights for holders of securities to require or accelerate repayment and, accordingly, failure to pay scheduled interest will not constitute a default or event of default under, or breach of, the indenture or the securities. The securities are repayable only in a Winding-Up or if they are redeemed, subject to APRA's prior written approval, which may or may not be given. Other than as described herein or in the accompanying prospectus, the securities do not confer any claim on Westpac. Further, in the event that Westpac does not pay scheduled interest, no holder of securities:

  •
  has any right to apply for a Winding-Up, or to place Westpac in administration, or to seek the appointment of a receiver, receiver and manager, liquidator or provisional liquidator to Westpac merely on the grounds that Westpac does not pay such interest when scheduled; and

  •
  may exercise any right of set-off and will have no offsetting rights or claims against us.

Westpac has broad rights to redeem the securities, including in the event of certain tax and regulatory events and, if Westpac does so, that could adversely affect your return on the securities

        Westpac may redeem all, but not less than all, of the securities:

  •
  on the First Reset Date or any Reset Date thereafter; or

  •
  at any time following the occurrence of an Adverse Tax Event or Regulatory Event, provided that Westpac has obtained, in the case of an Adverse Tax Event, a supporting opinion of legal or tax advisers of recognized standing in the applicable Relevant Tax Jurisdiction, or, in the case of a Regulatory Event, a supporting opinion of advisers of recognized standing in Australia or confirmation from APRA.

        An Adverse Tax Event will occur if, as a result of any amendment to, clarification of, or change (including any announcement of a change that will be introduced) in, the laws or treaties or any regulations affecting taxation in a Relevant Tax Jurisdiction or any Administrative Action or any amendment to, clarification of, or change in, an Administrative Action that provides for a position that differs from the current generally accepted position, in each case, by any legislative body, court, governmental authority (including, without limitation, a tax authority) or regulatory body in a Relevant Tax Jurisdiction, irrespective of the manner in which such amendment, clarification, change or Administrative Action is made known, which amendment, clarification, change or Administrative Action is effective, or is announced or made known, on or after the Issue Date and which on the Issue Date is not expected by Westpac to come into effect, there is a material risk that:

  •
  Westpac is or would be required to increase the amount of any interest scheduled to be paid on the securities by payment of an additional amount in respect of any withholding tax and such an increase cannot be avoided within 60 days of such Adverse Tax Event by Westpac filing a form, making an election or taking some reasonable measure that in Westpac's sole judgment will not be adverse to Westpac and will involve no cost to Westpac that is material in the context of the securities;

  •
  Westpac is or would be no longer entitled to claim a deduction for any payments in respect of the securities in computing its taxation liabilities in or relating to such Relevant Tax Jurisdiction or the amount of such deduction is or would be materially reduced; or

  •
  any interest scheduled to be paid on the securities is or would be a frankable dividend or distribution within the meaning of Division 202 of the Australian Tax Act.

        A Regulatory Event will occur if:

  •
  as a result of any amendment to, clarification of or change (including any announcement of a change that will be introduced) in any law or regulation or the Prudential Standards or any official administrative pronouncement or action or judicial decision interpreting or applying such law, regulation or Prudential Standards, which amendment, clarification or change is effective, or pronouncement, action or decision is announced, on or after the Issue Date of the securities; or

  •
  written confirmation is received from APRA after the Issue Date of the securities that,

Westpac is not or will not be entitled to treat all of the securities as Additional Tier 1 Capital, provided that, in each case, Westpac did not expect at the Issue Date that the matter giving rise to the Regulatory Event would occur.

        If Westpac elects to redeem securities, APRA's prior written approval is required. There can be no certainty that APRA will provide its prior written approval. Westpac may only redeem securities if it replaces them with a capital instrument of the same or better quality (for the purposes of the Prudential Standards) and the replacement is done under conditions that are sustainable for Westpac's income capacity (for the purposes of the Prudential Standards) or obtains confirmation that APRA is satisfied that Westpac does not have to replace the securities.

        Holders of securities have no right to request or require a redemption of the securities. Any redemption may occur on dates not previously contemplated by holders of securities, which may be disadvantageous in light of market conditions or holders' individual circumstances. This means that the period for which holders of securities will be entitled to the benefit of the rights attaching to the securities is unknown.

        Where holders of securities receive cash on redemption, the rate of return at which such holders could reinvest their funds may be lower than the interest rate on the securities. Further, upon redemption, holders of securities will receive the Outstanding Principal Amount of the securities, which may be less than their market value immediately prior to redemption.

The Interest Rate on the securities could be reduced and the market value of the securities could be adversely impacted when the Interest Rate is reset on each Reset Date

        Each time the Interest Rate is reset on each Reset Date, there is a risk that the new Interest Rate may become less attractive when compared to the rates of return available on comparable securities issued by Westpac or other entities. The Interest Rate will be reset on the First Reset Date and on each Reset Date thereafter and may be less than the Initial Interest Rate and/or the Interest Rate that applies immediately prior to such Reset Date, which would affect the amount of any scheduled interest payments under the securities and may affect the market value of the securities. See "Description of the Securities."

Changes in regulatory capital requirements could impact the market value of the securities or the likelihood of Conversion

        Any fall in Westpac's Common Equity Capital Ratio as a result of changes to regulatory capital requirements may adversely impact the market price of the securities or potentially increase the chance that Conversion or Write-off of securities is required due to the occurrence of a Capital Trigger Event or a Non-Viability Trigger Event. A Capital Trigger Event will occur if Westpac's Common Equity Capital Ratio, as defined by APRA, is equal to or less than 5.125%. A Non-Viability Trigger Event will occur where APRA notifies Westpac in writing that it believes (a) Conversion or Write-off of all or some securities, or conversion, write-off or write-down of all or some Relevant Securities, is necessary because, without it, Westpac would become non-viable, or (b) a public sector injection of capital, or equivalent support, is necessary because, without it, Westpac would become non-viable.

Westpac has substantial liabilities which would have a higher priority in the event of its insolvency

        The securities will be Westpac's direct, unsecured and subordinated obligations. In the event of a Winding-Up of Westpac in Australia, to the extent the securities have not previously been Converted or Written-off, the securities would (i) be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors (including in respect of any entitlement to interest under section 563B of the Australian Corporations Act to the extent that a holder of a Preference Share would not be entitled to such interest) and all such obligations to Senior Creditors shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of the securities, (ii) rank equally with obligations of Westpac to the holders of other securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments, and (iii) rank prior to and senior in right of payment to the obligations of Westpac to holders of Ordinary Shares. See "Description of the Securities—Additional Provisions Applicable to the Securities—General—Status and Subordination of the Securities."

        Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be made available to meet certain of Westpac's liabilities in priority to all other liabilities of Westpac (including the obligations of Westpac under the securities). However, it is unlikely a Winding-Up of Westpac will occur without a Trigger Event having occurred first and the securities being Converted or Written-off. In that event:

  •
  if the securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

  •
  if the securities are Written-off, all rights in relation to the securities will be terminated, and holders will not be paid the Outstanding Principal Amount or receive any interest, or have the right to have the securities Converted into Ordinary Shares. In such an event, a holder's investment in the securities will lose all of its value and such holder will not receive any compensation.

        The securities will not be protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act.

        The liabilities which have priority, by virtue of section 13A(3) of the Australian Banking Act, to the claims of holders in respect of the securities will be substantial, as such liabilities include (but are not limited to) liabilities owed to APRA in respect of amounts payable by APRA to holders of protected accounts (as defined below) kept with Westpac in connection with the Financial Claims Scheme, costs of APRA in exercising its powers and performing its functions relating to Westpac in connection with the Financial Claims Scheme, liabilities in Australia in relation to protected accounts kept with Westpac, debts due to the Reserve Bank of Australia, which is referred to herein as the "RBA", and liabilities under certified industry support contracts. Section 13A(3) applies in a Winding-Up of Westpac and other circumstances if Westpac is unable to meet its obligations or suspends payment. A "protected account" is either (a) an account where the ADI is required to pay the account-holder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A(3) of the Australian Banking Act, and these assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds. The assets which are subject to such prior claims may also be substantial. In addition, future changes to applicable law may extend the debts required to be preferred by law or the assets to be excluded.

        In addition, in Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a Winding-Up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac, and Section 86 of the Reserve Bank Act 1959 of Australia provides that in a Winding-Up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac.

        Therefore, in the event of Westpac's insolvency, there is no assurance that Westpac will have sufficient assets to repay the securities in full or at all. See "Description of the Securities—Additional Provisions Applicable to the Securities—General—Ranking in a Winding-Up" in the accompanying prospectus.

Holders of the securities or the Ordinary Shares will not be entitled to receive any gross up or other additional amounts if Westpac or any other person is required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the securities or the Ordinary Shares

        Legislation incorporating provisions referring to any tax, duty, assessment or other governmental charge arising under or in connection with Sections 1471 to 1474 of the U.S. Internal Revenue Code of

1986, as amended, which is referred to herein as the Code, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-U.S. laws enacted with respect thereto, which is referred to herein as FATCA, was passed in the United States on March 18, 2010. This description is based on guidance issued to date by the U.S. Department of Treasury, including final regulations. Future guidance may affect the application of FATCA to the securities and the Ordinary Shares.

        It is possible that, in order to comply with FATCA, Westpac (or, if the securities or the Ordinary Shares are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from the holders or beneficial owners of the securities or the Ordinary Shares, which information may be provided to the U.S. Internal Revenue Service, which is referred to herein as the IRS, and (ii) to withhold U.S. tax on some portion of payments made after December 31, 2018 with respect to the securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).

        If Westpac or any other person is required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares, the holders and beneficial owners of the securities, and the holders and beneficial owners of the Ordinary Shares issued upon any Conversion, will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the securities, any Conversion and the Ordinary Shares remains uncertain. Prospective investors are advised to consult their own tax advisors as to the application of FATCA to the securities, any Conversion and the Ordinary Shares.

The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of securities

        The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of securities. In particular, under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to Westpac regarding the conduct of its business, including prohibiting making payments with respect to its debt obligations (including the securities), and, if Westpac becomes unable to meet its obligations or suspend payment (and in certain other limited circumstances), to appoint an "ADI statutory manager" to take control of its business.

Insolvency and similar proceedings are likely to be governed by Australian Law

        In the event that Westpac becomes insolvent, insolvency proceedings are likely to be governed by Australian law. Australian insolvency laws are different from the insolvency laws of certain other jurisdictions, including the United States. In particular, the voluntary administration procedure under the Australian Corporations Act, which provides for the potential re-organization of an insolvent company, is different from Chapter 11 under the U.S. Bankruptcy Code and may differ from similar provisions under the insolvency laws of other non-Australian jurisdictions.

        In addition, to the extent that the holders of the securities are entitled to any recovery with respect to the securities in any bankruptcy or certain other events in bankruptcy, insolvency, dissolution or reorganization relating to Westpac, those holders might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Australian dollars.

There is no existing public market for the securities and such a market may not develop

        The securities are a new issue of securities and there is no existing trading market for the securities. Westpac has been advised by the underwriters that the underwriters intend to make a secondary market for the securities. However, they are not obligated to do so and may discontinue making a secondary market for the securities at any time without notice. If a trading market for the securities develops, no assurance can be given as to how liquid that trading market will be. Any market for the securities will likely be less liquid than the market for Ordinary Shares. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price and/or the Outstanding Principal Amount, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and Westpac's financial condition, performance and prospects.

Replacement of Westpac by an Approved Successor could have a negative impact on the value of the securities

        Where Westpac is replaced as the ultimate holding company of the Group by an Approved Successor and certain other conditions are satisfied, Conversion of securities will not be triggered but Westpac may be allowed to instead make amendments (provided APRA's prior written approval is obtained) to substitute the Approved Successor as the debtor in respect of the securities and as the issuer in respect of the Ordinary Shares issued on Conversion and to make certain other amendments to the indenture and the securities. Accordingly, potential investors should be aware that, if:

  •
  Westpac is replaced by an Approved Successor as the ultimate holding company of the Group; and

  •
  a substitution of the Approved Successor as the debtor in respect of the securities and the issuer of the Ordinary Shares on Conversion is effected under the indenture and the securities,

holders will be obliged to accept Approved Successor Shares and will not receive Ordinary Shares on Conversion.

        Potential investors should also be aware that holders of securities may not have a right to vote on any proposal to approve, implement or give effect to the establishment of an Approved Successor.

        Where Westpac transfers only some of its assets to an Approved Successor, the Approved Successor may as a result have reduced assets which may affect its credit rating and the likelihood holders of securities will receive their claims in full in a Winding-Up.

No further rights if Westpac is acquired by an entity other than an Approved Successor

        If a person other than an Approved Successor acquires control of Westpac, the indenture and the securities do not provide any right or remedy for the holders on account of such an acquisition occurring. Further, such an acquisition of Westpac may result in the Westpac's Ordinary Shares no longer being quoted on ASX.

        If, after such an acquisition has occurred, a Trigger Event occurs, the number of Ordinary Shares issued on Conversion will reflect the VWAP for the period of five ASX Business Days on which the Ordinary Shares were last traded on ASX. The period of five ASX Business Days may be well before the Trigger Event and, accordingly, the value of the Conversion Number of Ordinary Shares when issued is likely to be very different from the value based on that VWAP. This is likely to adversely affect the value of the Ordinary Shares which are issued to holders upon Conversion and such Ordinary Shares may not be freely tradeable.

There may be limits on the amount of Ordinary Shares a holder may acquire upon Conversion

        An issue of Ordinary Shares following Conversion may result in a contravention by a holder of laws in Australia relating to shareholdings by virtue of the holder acquiring Ordinary Shares in excess of limits permitted by those laws.

        For example, the Financial Sector (Shareholdings) Act 1998 of Australia restricts ownership by people (together with their associates) of an ADI, such as Westpac, to a 15% stake. A shareholder may apply to the Australian Treasurer to extend their ownership beyond 15%, but approval will not be granted unless the Treasurer is satisfied that a holding by that person greater than 15% is in the national interest.

        Mergers, acquisitions and divestments of Australian public companies listed on ASX, such as Westpac, are regulated by detailed and comprehensive legislation and the rules and regulations of ASX. These provisions include restrictions on the acquisition and sale of relevant interests in certain shares in an Australian listed company under the Australian Corporations Act and a requirement that acquisitions of certain interests in Australian listed companies by foreign interests are subject to review and approval by the Treasurer. In addition, Australian law also regulates acquisitions which would have the effect, or be likely to have the effect, of substantially lessening competition in a market, or in a state or in a territory of, Australia.

        An issue of Ordinary Shares may also result in a contravention by a holder of a law in force in New Zealand relating to shareholdings (eg, the Overseas Investment Act 2005 of New Zealand, the Financial Markets Conduct Act 2013 of New Zealand and the Reserve Bank of New Zealand Act 1989 of New Zealand), by virtue of a holder acquiring indirect interests in Westpac New Zealand Limited, a New Zealand incorporated registered bank and wholly-owned subsidiary of Westpac.

        Under the indenture, where a holder is prohibited or restricted from being offered, holding or acquiring Ordinary Shares by a law in Australia, New Zealand or any other jurisdiction in which Westpac carries on business, it will be treated as an Ineligible Holder. In relation to the position of Ineligible Holders on Conversion, see "In certain circumstances, an investor holding securities subject to Conversion may not receive Ordinary Shares, only the proceeds thereof, as the Ordinary Shares would be issued upon Conversion to the Holders' Nominee for immediate sale, which sale is likely to occur when market conditions are not favorable."

Changes in accounting standards may affect Westpac's ability to make interest payments

        A change in accounting standards by either the International Accounting Standards Board or Australian Accounting Standards Board may affect Westpac's reported earnings and financial position in future financial periods. This may adversely affect Westpac's ability to make interest payments.

Provision of information and certifications pursuant to Common Reporting Standard compliance requirements

        The Organization for Economic Co-operation and Development's Common Reporting Standard for Automatic Exchange of Financial Account Information, which is referred to herein as the CRS, will require certain financial institutions to report information regarding certain accounts (which may include the securities) to their local tax authority and follow related due diligence procedures. Holders of securities may be requested to provide certain information and certifications to ensure compliance with the CRS. A jurisdiction that has signed the CRS Competent Authority Agreement may provide this information to other jurisdictions that have signed the CRS Competent Authority Agreement. New Zealand has enacted legislation to give effect to the CRS from July 1, 2017 (with the government to government exchange of information to take place by September 2018).

USE OF PROCEEDS

        Westpac estimates that the net proceeds from the offering of the securities, after taking into account the underwriting discount and deducting estimated offering expenses payable by Westpac, will be US$            . Westpac intends to use the net proceeds for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the Group's ratio of earnings to fixed charges (unaudited) for the periods indicated. The ratio is calculated based on earnings and charges determined in accordance with Australian Accounting Standards.

	For the half-year ended March 31, 2017
			For the financial year ended September 30,
			2016		2015		2014		2013		2012
	(unaudited, in millions unless otherwise indicated)
Profit before income tax	A$	5,643	A$	10,644	A$	11,416	A$	10,740	A$	9,772	A$	8,814
Add fixed charges		7,888		16,881		18,223		18,894		20,376		24,549
Less non-controlling interest in subsidiaries that have not incurred fixed charges		(5)		(15)		(56)		(64)		(74)		(66)

Earnings before tax and fixed charges	A$	13,526	A$	27,510	A$	29,583	A$	29,570	A$	30,074	A$	33,297

Interest expense	A$	7,780	A$	16,674	A$	18,028	A$	18,706	A$	20,188	A$	24,371
Portion of rent estimated to represent interest expense		108		207		195		188		188		178

Fixed charges	A$	7,888	A$	16,881	A$	18,223	A$	18,894	A$	20,376	A$	24,549

Ratio of earnings to fixed charges		1.71		1.63		1.62		1.57		1.48		1.36

 CAPITALIZATION

        The following table sets forth the Group's cash and cash equivalents and its capitalization as of March 31, 2017 and as adjusted to give effect to the issuance of the securities and the repayment and issuance of other securities subsequent to March 31, 2017 and on or prior to July 31, 2017. This information should be read in conjunction with the Group's consolidated financial statements, including the securities thereto, and other financial information pertaining to the Group incorporated herein by reference.

	As of March 31, 2017
	Actual	As adjusted
	(unaudited, in A$ millions)
Cash and balances with central banks	15,912	15,912

Debt issues	167,306	162,307	(1)

Securities offered hereby	—		(2)

Loan capital	17,106	17,106

Shareholders' equity and non-controlling interests
Share capital	33,264	33,264
Reserves	845	845
Retained profits	25,206	25,206
Non-controlling interests	57	57

Total shareholders' equity and non-controlling interests	59,372	59,372

Total capitalization	243,784

(1)
The net adjustment of A$4,999 million reflects the repayment of maturing debt issues and the issuance of new debt issues subsequent to March 31, 2017 and on or before July 31, 2017. Debt issues issued in a currency other than Australian dollars have been converted into Australian dollars using the closing spot rate on July 31, 2017.

(2)
The Group has translated the aggregate principal amount of the securities from U.S. dollars into Australian dollars using the noon buying rate in New York City for cable transfers of Australian dollars as certified for customs purposes for the Federal Reserve Bank of New York as of July 31, 2017 of A$1.00 to US$0.7988. This translation should not be considered a representation that such amount has been, could have been or could be converted into Australian dollars at that or at any other exchange rate or as of that or any other date.

DESCRIPTION OF THE SECURITIES

        The following description is a summary of certain terms of the securities. This summary supplements the description of the Securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions of certain terms of the securities and the indenture do not purport to be complete, and reference is hereby made to the indenture, as supplemented by the first supplemental indenture relating to the securities, which will be filed as an exhibit to a Report on Form 6-K, and the Trust Indenture Act of 1939, as amended. You may also request copies of the indenture and the first supplemental indenture from Westpac at its address set forth under "Where You Can Find More Information." References to "Westpac" and "its" in this description of the securities refer only to Westpac Banking Corporation and not to any of its subsidiaries.

General

        Westpac, acting through its New Zealand Branch, will issue the securities under the indenture, dated September 7, 2017, between Westpac and The Bank of New York Mellon, as trustee, which is referred to herein as the base indenture, as supplemented by the first supplemental indenture, to be dated the date of issuance of the securities, between Westpac, acting through its New Zealand Branch, and the trustee. The base indenture, as supplemented by the first supplemental indenture, together are referred to herein as the indenture. The Bank of New York Mellon will act as calculation agent for the securities.

        Westpac, acting through its New Zealand Branch, will initially issue US$            aggregate principal amount of the securities. The securities will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, which shall be a "Denomination" for the purposes of the definition of "Denomination" under "Description of the Securities—Additional Provisions Applicable to the Securities—Definitions" in the accompanying prospectus. Westpac may from time to time, without the consent of the existing holders, create and issue additional securities having the same terms and conditions as the securities being offered hereby in all respects, except for Issue Date, issue price and, if applicable, the first date from which interest is scheduled to be paid and the first payment of interest thereon. Additional securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities unless such additional securities will not be treated as fungible with the securities being offered hereby for U.S. federal income tax purposes. The securities offered hereby and any additional securities of the same series would rank equally and ratably.

Acting through New Zealand Branch

        The securities will be issued by Westpac acting through its New Zealand Branch. The New Zealand Branch is not a separate legal entity and so, in insolvency proceedings relating to Westpac, creditors of Westpac acting through its New Zealand Branch would not be limited to making claims on the assets of Westpac allocated to or booked in the New Zealand Branch. Conversely, creditors of Westpac acting other than through the New Zealand Branch will have a claim on the assets of Westpac acting through its New Zealand Branch.

        Further, if Westpac is unable to make payment on the securities through its New Zealand Branch it may make the payment through any other branch or through its head office and may do so from cash held anywhere in the world.

        Securities issued by Westpac acting through one of its branches are nevertheless obligations of Westpac, and holders of those securities will have claims against the assets of Westpac pursuant to the terms of the securities, and are not limited to claims against the assets of the issuing branch.

Ranking

        The securities will be Westpac's direct, unsecured and subordinated obligations. In the event of a Winding-Up of Westpac in Australia, to the extent the securities have not previously been Converted or Written-off, the securities would (i) be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors (including in respect of any entitlement to interest under section 563B of the Australian Corporations Act to the extent that a holder of a Preference Share would not be entitled to such interest) and all such obligations to Senior Creditors shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of the securities; (ii) rank equally with obligations of Westpac to the holders of other securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments; and (iii) rank prior to, and senior in right of payment to, the obligations of Westpac to holders of Ordinary Shares. See "Description of the Securities—Additional Provisions Applicable to the Securities—General—Status and Subordination of the Securities" and "Description of the Securities—Additional Provisions Applicable to the Securities—General—Ranking in a Winding-Up" in the accompanying prospectus.

        Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be made available to meet certain of Westpac's liabilities in priority to all other liabilities of Westpac (including the obligations of Westpac under the securities). However, it is unlikely a Winding-Up of Westpac will occur without a Trigger Event having occurred first and the securities being Converted or Written-off. In that event:

  •
  if the securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

  •
  if the securities are Written-off, all rights in relation to the securities will be terminated, and holders will not be paid the Outstanding Principal Amount or receive any interest, or have the right to have the securities Converted into Ordinary Shares. In such an event, a holder's investment in the securities will lose all of its value and such holder will not receive any compensation.

        The securities will not be protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act.

        The securities will constitute a separate series of the Securities as described in the accompanying prospectus. Except as described in this prospectus supplement, the terms generally applicable to the Securities, as described under "Description of the Securities" in the accompanying prospectus, will be applicable to the securities.

        The securities are not entitled to the benefit of any sinking fund.

        The securities will be perpetual securities in respect of which there will be no stated maturity date or other fixed redemption date. Holders of securities have no right to request redemption, Conversion or purchase of the securities at any time.

Interest on the securities

        From and including September    , 2017, which is referred to herein as the Issue Date, to but excluding September    , 2027, which is referred to herein as the First Reset Date, interest will be scheduled to be paid in arrears on the Outstanding Principal Amount of the securities at an initial rate equal to       % per year, which is referred to herein as the Initial Interest Rate. The First Reset Date and every fifth anniversary thereafter shall be a "Reset Date." From and including each Reset Date to but excluding the next succeeding Reset Date, interest, if any, on the securities will be scheduled to be paid on the Outstanding Principal Amount of the securities at a rate per year equal to the sum of the

then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date and      % per year (being the margin determined at the time of the bookbuild for the securities) (rounded to three decimal places, with 0.0005 rounded upwards). Subject to the provisions for the non-payment of interest described under "Description of the Securities—Additional Provisions Applicable to the Securities—General—Non-Payment of Interest" in the accompanying prospectus, interest, if any, on the securities will be scheduled to be paid semi-annually in arrears on September             and March        of each year, subject in each case to the Business Day convention described below, commencing on March    , 2018 until but not including the date on which a redemption of the securities occurs. Interest on a security will be paid to the person in whose name that security was registered at the close of business on the September       or March      , as the case may be, whether or not a Business Day, prior to the applicable Interest Payment Date. The amount of interest, if any, on the securities scheduled to be paid for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period. Any payment of principal or interest on the securities scheduled to be made on an Interest Payment Date that is not a Business Day will be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after the Interest Payment Date to the date of payment on the next succeeding Business Day. Any payment of interest on the securities must be made in the form of cash.

        As used herein:

  •
  The "Mid-Market Swap Rate" means the mid-market U.S. dollar swap rate having a 5-year maturity appearing on Bloomberg page "USISDA05 Index" (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11.00 a.m. (New York City time) on the Reset Determination Date, as determined by the calculation agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the calculation agent on the basis of (a) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the calculation agent in consultation with Westpac (the "Reference Banks")) of the rates at which swaps in U.S. dollars are offered by it at approximately 11.00 a.m. (New York City time) (or thereafter on such date, with the calculation agent acting on a best efforts basis) on the Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (b) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the Mid-Market Swap Rate is not able to be determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate having a 5-year maturity that appeared most recently on Bloomberg "USISDA05 Index" (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11.00 a.m. (New York City time) on such Reset Determination Date, as determined by the calculation agent.

  •
  The "Reset Determination Date" shall be the second Business Day immediately preceding the relevant Reset Date.

        Payments of interest, if any, on the securities will be non-cumulative as described under "Description of the Securities—Additional Provisions Applicable to the Securities—General—Non-Payment of Interest" in the accompanying prospectus. The payment of interest, if any, on the securities is subject to Westpac's absolute discretion and satisfaction of the other Payment Conditions in respect of the securities as at the relevant Interest Payment Date as described under "Description of the Securities—Additional Provisions Applicable to the Securities—General—Non-Payment of Interest"

in the accompanying prospectus. For so long as the securities remain outstanding, if for any reason a payment of interest on the Outstanding Principal Amount of a security is not paid in full on an Interest Payment Date, Westpac will be subject to certain restrictions as described under "Description of the Securities—Additional Provisions Applicable to the Securities—General—Restrictions in the Case of Non-Payment of Interest" in the accompanying prospectus.

        For purposes of the securities and the definition of "Business Day" under the "Description of the Securities—Additional Provisions Applicable to the Securities—Definitions" in the accompanying prospectus, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York, London, United Kingdom, Auckland or Wellington, New Zealand or Sydney, Australia are authorized or obligated by law or executive order to close.

Payment of Additional Amounts

        The indenture provides that Westpac will pay all amounts that it is required to pay in respect of the securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of a Relevant Tax Jurisdiction, unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the securities without such withholding or deduction. The indenture also provides that, under certain circumstances, Westpac will not pay additional amounts. See "Description of the Securities—Payment of Additional Amounts" in the accompanying prospectus.

        For purposes of the securities, in addition to the circumstances described in "Description of the Securities—Payment of Additional Amounts" in the accompanying prospectus, Westpac will also not pay additional amounts in respect of the securities for or on account of:

  •
  any (i) New Zealand resident withholding tax (under the Income Tax Act 2007 of New Zealand); and/or (ii) New Zealand non-resident withholding tax (under the Income Tax Act 2007 of New Zealand) imposed at a resident withholding tax rate as a consequence of a holder or the beneficial owner of the securities deriving interest under such securities jointly with one or more other persons at least one of which is a resident of New Zealand for income tax purposes; or

  •
  any tax, duty, assessment or other governmental charge that is imposed as a consequence of the application of section BG 1 of the Income Tax Act 2007 of New Zealand (or any modification thereof or provision substituted therefor) by the New Zealand Commissioner of Inland Revenue in circumstances where the holder or the beneficial owner of the securities is a party to or participated in an arrangement to avoid such tax, duty, assessment or other governmental charge which Westpac was not a party to.

Redemption

        Subject to certain limitations, Westpac will have the right to redeem the securities, in whole, but not in part, on the First Reset Date or any Reset Date thereafter at a redemption price equal to the Outstanding Principal Amount of the securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the securities for the period from and including the most recent Interest Payment Date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition is not satisfied. See "Description of the Securities—Redemption of the Securities—General" in the accompanying prospectus.

        In addition, subject to certain limitations, if an Adverse Tax Event or Regulatory Event occurs, Westpac will have the right to redeem the securities in whole, but not in part, at a redemption price equal to the Outstanding Principal Amount of the securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the securities for the period from and including the most recent Interest Payment Date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition is not satisfied. See "Description of the Securities—Redemption of the Securities—Redemption for Taxation Reasons" and "Description of the Securities—Redemption of the Securities—Redemption for Regulatory Reasons" in the accompanying prospectus.

        Redemption is subject to APRA's prior written approval, which may or may not be given.

Conversion or Write-off Upon Trigger Event

        The securities are subject, upon the occurrence of a Trigger Event, to Conversion or possible Write-off, as more fully described in the accompanying prospectus. If any securities are Converted following a Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received may (in the case of a Capital Trigger Event) and is likely to (in the case of a Non-Viability Trigger Event) be significantly less than the Outstanding Principal Amount of those securities. The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.

        If Conversion of the securities (or a percentage of the Outstanding Principal Amount of the securities) does not occur for any reason (including, for example, due to applicable law, order of a court or action of any government authority, including regarding the insolvency, Winding-up or other external administration of Westpac or as a result of Westpac's inability or failure to comply with its obligations under the terms and conditions of the securities in relation to Conversion) within five ASX Business Days after the Trigger Event Date, the securities (or a percentage of the Outstanding Principal Amount of the securities to be Converted) will be Written-off and the holders' rights in relation to the securities (including with respect to payments of interest and Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares issued in respect of such securities) will be immediately and irrevocably written-off and terminated with effect on and from the Trigger Event Date, as described under "Description of the Securities—Additional Provisions Applicable to the Securities" in the accompanying prospectus.

Governing Law

        The indenture and the securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, except that the Trigger Event, Conversion, Write-off and subordination provisions will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia.

Securities issued as global securities

        The securities are expected to be issued in the form of global securities. See "Description of the Securities—Global Securities" in the accompanying prospectus.

Book-Entry System

        All interests in the securities will be subject to the operations and procedures of DTC, Euroclear Bank SA/NV, which is referred to herein as Euroclear, and Clearstream Banking, S.A., which is referred to herein as Clearstream. The descriptions of the operations and procedures of DTC,

Euroclear and Clearstream described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Westpac obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream and their respective book-entry systems from sources that Westpac believes are reliable, but Westpac takes no responsibility for the accuracy of any of this information.

        The Depository Trust Company, New York, NY, will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of the securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds US$500 million, one certificate will be issued with respect to each US$500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, which is referred to herein as the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants, which are referred to herein as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is referred to herein as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which are referred to herein as Indirect Participants. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, which is referred to herein as a Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts the securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Westpac as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions, and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from Westpac or its agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, its agent or Westpac, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Westpac or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to Westpac or its agent. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.

        Westpac may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear, which is referred to herein as Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which is referred to herein as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which is referred to herein as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to securities held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by such system's depositary.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, which are referred to herein as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the securities and cross-market transfers of the securities associated with secondary market trading. DTC will be linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. depositaries.

        Global Clearance and Settlement Procedures.    Initial settlement for the securities will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Westpac that cash received in Euroclear or Clearstream as a result of sales of interests in a security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although Westpac understands that DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither Westpac nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

TAXATION

        For a general discussion of the material U.S. federal income tax and Australian tax considerations relating to the purchase, ownership, and disposition of the securities by certain holders, please refer to "Taxation" in the accompanying prospectus.

Australian Taxation

        The disclosure set forth under the heading "Potential Withholding for Failure to Provide Australian Tax File Number ("TFN") / Australian Business Number ("ABN")" in the accompanying prospectus is not applicable to interest paid on the securities while they are registered in the name of Cede & Co (DTC's partnership nominee).

New Zealand Taxation

        The following is a general summary of the New Zealand tax consequences of the purchase, ownership, conversion and disposal of the securities by non-New Zealand resident holders. This summary is not exhaustive and does not consider all New Zealand tax consequences relating to the securities that may be relevant to particular holders. In particular, without limitation, it does not address the tax consequences which may arise for non-New Zealand resident holders who acquire their securities or the Ordinary Shares (or an interest in the securities or the Ordinary Shares) otherwise than under the offering of the securities under this prospectus supplement, who hold securities on revenue account or as trading stock, or who are subject to the financial arrangements rules in Subpart EW of the Income Tax Act 2007 of New Zealand in relation to their holding of securities or Ordinary Shares. In addition, this summary does not relate to holders who are resident in New Zealand for New Zealand income tax purposes or who carry on business in New Zealand through a fixed establishment in New Zealand. All prospective investors are advised to obtain advice relevant to their own circumstances.

        This summary is based on the relevant New Zealand tax laws as at the date of this prospectus supplement which may be subject to change, sometimes with retrospective effect. It is not intended to be, nor should it be construed as, legal or tax advice to any particular holder. This summary assumes that the securities and the Ordinary Shares will be issued and held in accordance with this prospectus supplement and their terms of issue.

Withholding Taxes

        New Zealand law requires a deduction on account of New Zealand resident withholding tax from the payment of interest (including amounts deemed to be interest) to the holder of any security if the holder or the beneficial owner of the security (i) is a resident of New Zealand (as defined in the Income Tax Act 2007 of New Zealand); (ii) is a non-resident that holds the security for the purposes of a business it carries on in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand; or (iii) is a non-resident that is a registered bank in New Zealand and is engaged in business in New Zealand through a fixed establishment in New Zealand, which is referred to herein as a New Zealand Holder, and at the time of such payment the holder or the beneficial owner does not hold a valid resident withholding tax exemption certificate. Westpac shall not make any additional payments to holders or beneficial owners of the securities where any deduction on account of New Zealand resident withholding tax is made.

        Prior to any date on which interest is scheduled to be paid, any Conversion Date or any date of redemption, a holder of any security who is a New Zealand Holder must notify Westpac (a) that it is a New Zealand Holder; (b) of any circumstances or information that may enable Westpac to make the payment of interest to the New Zealand Holder without deduction on account of resident withholding tax; and (c) of any change in the circumstances from those previously notified that could affect the payment or withholding obligations of Westpac in respect of such security. By accepting payment of any principal amount or interest thereon, the New Zealand Holder indemnifies Westpac for all purposes in respect of any liability Westpac may incur for not deducting any amount from such payment on account of New Zealand resident withholding tax. Only a New Zealand Holder will be obliged to make the notifications referred to above and no other holder of the securities will be required to do so.

        New Zealand law requires, with certain exceptions, a deduction on account of non-resident withholding tax to be made from the payment of interest (including amounts deemed to be interest) with a New Zealand source to a holder of a security who is not a New Zealand Holder. Westpac intends to reduce the applicable rate of non-resident withholding tax to 0% as a result of receiving or having received approved issuer status, registering or having registered the securities with the New Zealand Inland Revenue and paying, on its own account, an approved issuer levy (currently equal to 2% of such payments of interest). If interest payments on the securities do become subject to New Zealand non-resident withholding tax (at a rate other than 0%) in the future, Westpac will, subject to certain exceptions and limitations be required to pay additional amounts to ensure that the net amount received by holders after such withholding will equal the amount the holders would have received had there been no such withholding. See "Description of the Securities—Payment of Additional Amounts" in this prospectus supplement and in the accompanying prospectus. A holder of the securities that is not a New Zealand Holder should also generally not be subject to New Zealand ordinary income tax on interest payable on the securities.

        Where interest is paid to a holder that is not a New Zealand Holder and that interest is derived jointly with a person who is a resident of New Zealand, non-resident withholding tax must be deducted from that interest at the applicable rate of resident withholding tax. Payment of the approved issuer levy does not allow a 0% rate of non-resident withholding tax in this case. Relief from New Zealand tax under an applicable double taxation treaty may be available, but only on application to the New Zealand Inland Revenue for a refund of over-deducted tax. Westpac will not pay an additional amount to the holder in respect of non-resident withholding tax deducted in that case. See "Description of the Securities—Payment of Additional Amounts" in this prospectus supplement and in the accompanying prospectus.

Disposal (including Redemption) of the Securities

        Non-New Zealand residents that have never held their securities in the course of carrying on business at or through a fixed establishment in New Zealand will not be subject to New Zealand income tax on any gains realized by them on the sale or redemption of the securities and treated as income for New Zealand tax purposes, to the extent such income is not New Zealand sourced. Any income arising on the sale of securities by a non-New Zealand resident to another non-New Zealand resident where the securities are sold outside New Zealand and all negotiations are conducted, and documentation executed, outside New Zealand would not generally be regarded as having a New Zealand source.

Garnishee Notices

        The New Zealand Inland Revenue may give a notice under section 157 of the Tax Administration Act 1994 of New Zealand or any similar provision requiring Westpac to deduct or withhold from any payment to any other party (including any holder of the securities or the Ordinary Shares) any amount in respect of tax payable by that other party. If Westpac is served with such a notice, Westpac intends to comply with that notice and make any deduction or withholding required by that notice.

Goods and Services Tax ("GST") and Other Taxes

        No GST will be payable by a holder of the securities on the issue, transfer, Conversion or redemption of the securities or on the acquisition or sale of Ordinary Shares.

        No ad valorem stamp, issue, registration or similar taxes are payable in New Zealand in connection with the issue, transfer, Conversion or redemption of the securities or in connection with the acquisition or sale of Ordinary Shares. Under current New Zealand law, there are no gift, estate or other inheritance taxes or duties.

 UNDERWRITING

        Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and UBS Securities LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to severally purchase, and Westpac, acting through its New Zealand Branch, has agreed to sell to that underwriter, the principal amount of the securities set forth opposite the underwriter's name.

Underwriter	Principal Amount of the Securities
Citigroup Global Markets Inc.	US$
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC.
UBS Securities LLC
Total	US$

        The underwriting agreement provides that the obligations of the underwriters to purchase the securities offered hereby are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the securities if they purchase any of the securities.

        The underwriters have advised Westpac that they propose to offer some of the securities directly to the public at the public offering price, set forth on the cover page of this prospectus supplement and some of the securities to dealers at the public offering price, less a concession not to exceed        % of the principal amount of the securities. The underwriters may allow, and dealers may reallow, a concession not to exceed        % of the principal amount of the securities. After the initial offering of the securities to the public, the representatives may change the public offering price and other selling terms. The offering of the securities by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. In connection with this offering of the securities, Westpac will pay an underwriting discount to the underwriters of        % (expressed as a percentage) of the principal amount of the securities.

        In connection with the offering of the securities, the representatives may engage in transactions that stabilize, maintain or otherwise affect the prices of the securities. Specifically, the underwriters may overallot in connection with the offering of the securities, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, securities in the open market to cover syndicate short positions or to stabilize the prices of the securities. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the securities in the offering of the securities, if the syndicate repurchases previously distributed securities in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the securities above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Westpac estimates that its total expenses, excluding the underwriting discount, for this offering will be US$            . The underwriters have agreed to reimburse Westpac for certain of its expenses relating to this offering.

        Westpac has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The securities are a new issue of securities with no established trading market. The securities will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the securities after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities or that an active public market for the securities will develop. If an active public market for the securities does not develop, the market price and liquidity of the securities may be adversely affected.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, directly and indirectly, provided various investment and commercial banking services to the Group and its affiliates for which they received customary fees and commissions. The underwriters and their affiliates may, from time to time, engage in other transactions with and perform services for the Group in the ordinary course of their business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. If any of the underwriters or their affiliates has a lending relationship with the Group, certain of those underwriters and affiliates routinely hedge and certain other of those underwriters or affiliates may hedge their credit exposure to the Group consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in its securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Since trades in the secondary market generally settle in two business days, purchasers who wish to trade securities on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the securities initially settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Offering restrictions

Australia

        No prospectus or other disclosure document (as defined in the Corporations Act) in relation to the securities, including this prospectus supplement, has been or will be lodged with or registered by the Australian Securities and Investments Commission ("ASIC"). Each underwriter has represented and agreed that it has not:

(a)
made or invited, and will not make or invite, an offer of the securities for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)
distributed or published and will not distribute or publish any draft, preliminary or final form prospectus (including this prospectus supplement), advertisement or other offering material relating to the securities in Australia, unless:

  (i)
  the minimum aggregate consideration payable by each offeree or invitee is at least A$500,000 or its equivalent in an alternate currency (disregarding money lent by the offeror or its associates (as described in Division 2 of Part 1.2 in Chapter 1 of the Corporations Act)) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Chapter 7 of the Corporations Act and does not constitute an offer or invitation to a "retail client" as defined for the purposes of section 761G of the Corporations Act; and

  (ii)
  such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, ASIC.

New Zealand

        No action has been or will be taken by Westpac or the underwriters which would permit a regulated offer of any of the securities, or possession or distribution of any offering material in relation to the securities, in New Zealand.

        Each underwriter has represented and agreed that it has not offered, sold or delivered and will not directly or indirectly offer, sell or deliver any security, and it will not distribute any prospectus or advertisement in relation to any offer of securities, in New Zealand, other than to any or all of the following persons only:

(a)
"wholesale investors" as that term is defined in clauses 3(2)(a), (c) and (d) of Schedule 1 to the Financial Markets Conduct Act 2013 of New Zealand (the "FMC Act"), being a person who is:

(i)
an "investment business";

(ii)
"large"; or

(iii)
a "government agency",

  in each case as defined in Schedule 1 to the FMC Act; and

(b)
in other circumstances where there is no contravention of the FMC Act.

        In addition, each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, any securities to persons whom it believes to be persons to whom any amounts payable on the securities are or would be subject to New Zealand resident withholding tax, unless such persons certify that they hold a valid certificate of exemption for New Zealand resident withholding tax purposes and provide a New Zealand tax file number to such underwriter (in which event the underwriter shall provide details thereof to Westpac or to the Trustee).

European Economic Area

        From September 7, 2017, none of the securities which are the subject of the offering contemplated by this prospectus supplement may be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For the purposes of this provision the expression "retail investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

        In relation to each Member State of the EEA which has implemented the Prospectus Directive (each of which are referred to herein as a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

  (i)
  at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (ii)
  at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters nominated by Westpac for any such offer; or

  (iii)
  at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (i) to (iii) above shall require Westpac or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

France

        This prospectus supplement has not been prepared and is not being distributed in the context of a public offering of financial securities in France (offre au public de titres financiers) within the meaning of Article L.411-1 of the French Monetary and Financial Code and Title I of Book II of the Règlement Général of the Autorité des marchés financiers (the French Financial Markets Authority) (the "AMF"). Consequently, the securities may not be, directly or indirectly, offered or sold to the public in France, and neither this prospectus supplement nor any offering or marketing materials relating to the securities must be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in France.

        The securities may only be offered or sold in France to qualified investors (investisseurs qualifiés) acting for their own account and/or to providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d'investissement de gestion de portefeuille pour le compte de tiers), all as defined in and in accordance with Articles L.411-1, L.411-2, D.411-1, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and applicable regulations thereunder.

        Prospective investors are informed that:

  (i)
  this prospectus supplement has not been and will not be submitted for clearance to the AMF;

  (ii)
  in compliance with Articles L.411-2, D.411-1, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code, any qualified investors subscribing for the securities should be acting for their own account; and

  (iii)
  the direct and indirect distribution or sale to the public of the securities acquired by them may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Monetary and Financial Code.

The Netherlands

        Each underwriter represents, warrants and agrees that it has not offered or sold and will not offer or sell in the Netherlands any securities other than to persons or entities which are qualified investors (gekwalificeerde beleggers) within the meaning of Section 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) (which implements the definition of "qualified investors" in the Prospectus Directive (Directive 2003/71/EC)).

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the "FIEL"), and each underwriter will be deemed to represent and agree that it has not offered or sold directly or indirectly, and agrees not to offer or sell the securities, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and other applicable laws, regulations and ministerial guidelines promulgates by the relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purpose of this paragraph "Japanese Person" means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan.

Hong Kong

        The securities may not be offered or sold in Hong Kong by means of any document other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the "SFO") and any rules made thereunder or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong or otherwise is or contains an invitation to the public (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

Singapore

        This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore ("SFA") by the Monetary Authority of Singapore and the offer of the securities in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an "Institutional Investor") pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an "Accredited Investor") or other relevant person as defined in Section 275(2) of the SFA (a "Relevant

Person") and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

        It is a condition of the offer that where the securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

  •
  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

  •
  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation and the beneficiaries' rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the securities except:

  (i)
  to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

United Kingdom

        Each underwriter has represented and agreed that:

  (i)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (as amended) (the "FSMA")) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to Westpac; and

  (ii)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Canada

        The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto)

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Germany

        This prospectus does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany ("Germany") or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the securities, or distribution of a prospectus or any other offering material relating to the securities. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.

        Each manager will represent, agree and undertake, (i) that it has not offered, sold or delivered and will not offer, sell or deliver the securities within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of securities, and (ii) that it will distribute in Germany any offering material relating to the securities only under circumstances that will result in compliance with the applicable rules and regulations of Germany.

        This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

People's Republic of China (excluding Hong Kong, Macau and Taiwan)

        The Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People's Republic of China, or the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions and Taiwan), except as permitted by the relevant laws and regulations of the PRC.

        This prospectus supplement (i) has not been filed with or approved by the PRC regulatory authorities and (ii) does not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC. Neither has this prospectus supplement been, nor may it be, circulated or otherwise distributed in the PRC, except as permitted by the relevant laws and regulations of the PRC.

        The Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in compliance with the relevant laws and regulations of the PRC.

        Investors in the PRC, to the extent permitted to invest in the Notes under the relevant PRC laws and regulations, are responsible for obtaining all relevant government regulatory approvals/licenses, filings and/or registrations themselves, including those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking

Regulatory Commission, and for complying with all other relevant PRC laws and regulations, including foreign exchange regulations and/or securities investment regulations.

Republic of Korea

        The securities have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the "FSCMA") and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the "FETL"). For a period of one year from the issue date of the securities, any acquirer of the securities who was solicited to buy the securities in Korea is prohibited from transferring any of the securities to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities.

Switzerland

        The securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 S-15 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

        The securities have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China ("Taiwan") and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within the Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of the Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the securities or the provision of information relating to this prospectus supplement.

        The securities may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the securities shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the "Place of Acceptance"), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

WHERE YOU CAN FIND MORE INFORMATION

        The Group files annual and other reports and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information Filed with the SEC" at no cost by contacting the Group at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at (212) 551-1905.

        This prospectus supplement is a supplement to the accompanying prospectus contained in a registration statement that Westpac has filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information Westpac has included in the registration statement, including the accompanying prospectus, and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and Westpac refers you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows Westpac to incorporate by reference the information the Group files with them, which means:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  Westpac can disclose important information to you by referring you to those documents; and

  •
  information that the Group files with the SEC will automatically update and supersede this prospectus supplement and any previously incorporated information.

        Westpac incorporates by reference the documents listed below which were filed with or furnished to the SEC under the Exchange Act:

  •
  the Group's annual report on Form 20-F for the financial year ended September 30, 2016;

  •
  the information contained in Exhibit 1 (2016 Pillar 3 Report) to the Group's report on Form 6-K dated November 8, 2016;

  •
  the information contained in Exhibit 1 (Pillar 3 Report) to the Group's report on Form 6-K dated February 21, 2017;

  •
  the information contained in the Group's report on Form 6-K dated March 6, 2017;

  •
  the information contained in the Group's report on Form 6-K dated March 14, 2017, excluding the information set forth in Exhibit 1 thereto;

  •
  the information contained in Exhibit 1 (Pillar 3 Report) to the Group's report on Form 6-K dated May 9, 2017;

  •
  the information contained in Exhibit 1 (2017 Interim Financial Results) to the Group's report on Form 6-K dated May 9, 2017 (excluding the "Auditor's Independence Declaration" on page 73 and the "Independent auditor's review report to the members of Westpac Banking Corporation" on page 109 of such Exhibit);

  •
  the information set forth in the Group's report on Form 6-K dated May 22, 2017 (excluding Exhibits 1 and 2);

  •
  the information set forth in the Group's report on Form 6-K dated June 20, 2017 (excluding Exhibit 1);

  •
  the information contained in Exhibit 1 (Pillar 3 Report) to our report on Form 6-K dated August 21, 2017; and

  •
  the information contained in our report on Form 6-K dated August 22, 2017, excluding the information set forth in Exhibit 1 thereto.

        Westpac also incorporates by reference each of the following documents that the Group will file with the SEC after the date of this prospectus supplement until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in the accompanying prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that information appearing in documents incorporated by reference herein is accurate only as of the respective dates of those documents. Its business, financial condition and results of operations may have changed since that date.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

        The Group publishes its consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in U.S. dollars per A$1.00. Westpac's financial year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2012	1.0388	1.0371	1.0806	0.9453
2013	0.9342	0.9885	1.0579	0.8901
2014	0.8737	0.9155	0.9705	0.8715
2015	0.7020	0.7781	0.8904	0.6917
2016	0.7667	0.7395	0.7817	0.6855
2017(2)	0.7980	0.7635	0.7991	0.7174

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through September 1, 2017.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

 VALIDITY OF SECURITIES

        King & Wood Mallesons, the Group's Australian counsel, will provide an opinion to the effect that Westpac has duly authorized the issuance of the securities and will pass upon the validity of the Ordinary Shares. Additionally, the validity of the securities under New York law will be passed upon for Westpac by its New York counsel, Debevoise & Plimpton LLP, New York, New York. The validity of the securities and the Ordinary Shares under New York law will be passed upon for the Underwriters by their United States counsel, Sidley Austin LLP, New York, New York.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus supplement and the accompanying prospectus by reference to the 2016 Form 20-F, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of the Institute of Chartered Accountants in Australia.

EXPENSES

        The following table sets forth the aggregate expenses, other than the underwriting discount, to be paid by the Group in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	US$
Printing Expenses		15,000
Trustee's Fees and Expenses		10,000
Accountants' Fees and Expenses		50,000
Legal Fees and Expenses		330,000

Total	US$

PROSPECTUS

Westpac Banking Corporation

ABN 33 007 457 141

Securities

Ordinary Shares

        By this prospectus, we (acting through our head office or, with respect to the Securities (as defined herein), any of our branches) may offer from time to time the securities described in this prospectus separately or together in any combination.

        Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

        Unless stated otherwise in a prospectus supplement or term sheet, none of the Securities will be listed on any securities exchange. The Ordinary Shares are currently listed on the Australian Securities Exchange, which we refer to as ASX, and the New Zealand Exchange, and American Depository Shares representing Ordinary Shares are currently listed on the New York Stock Exchange.

        The Securities issued by Westpac acting through one of its branches are nevertheless obligations of Westpac, and holders of those Securities will have claims against the assets of Westpac pursuant to the terms of the Securities, and are not limited to claims against the assets of the issuing branch.

        The Securities are not protected accounts or deposit liabilities for the purpose of the Banking Act of 1959 of Australia, which we refer to as the Australian Banking Act, or the financial claims scheme established under the Australian Banking Act, which we refer to as the Financial Claims Scheme, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, any compensation scheme of the Commonwealth of Australia, the United States or any other jurisdiction or any party.

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, we are registering each class of securities described in this prospectus, and we may sell the securities described in this prospectus alone or in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement, change or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Information We File with the SEC". If the information contained or incorporated by reference in this prospectus differs from any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under "Where You Can Find More Information".

        No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "Group", "we", "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Corporations Act 2001 of Australia, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation ABN 33 007 457 141.

        All references in this prospectus, any supplement hereto or in any document incorporated or deemed to be incorporated by reference in this prospectus to websites are, unless we expressly state otherwise, intended to be inactive textual references for information only and any information contained in or accessible through any such website does not form a part of this prospectus, unless we specifically state in this prospectus or in any such document that all or any portion of such information is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this prospectus and the information incorporated by reference herein and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. We use words such as "will", "may", "expect", "intend", "seek",

"would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk", "aim" or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors, including, but not limited to, those described in our Annual Report on Form 20-F for the financial year ended September 30, 2016, which we refer to as the 2016 Form 20-F, and our U.S. Interim Financial Results Announcement for the half-year ended March 31, 2017 furnished to the Securities and Exchange Commission on Form 6-K dated May 9, 2017, as applicable, and the other documents incorporated by reference in this prospectus. These factors include:

  •
  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

  •
  regulatory investigations, litigation, fines, penalties, restrictions or other regulator imposed conditions;

  •
  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

  •
  market volatility, including uncertain conditions in funding, equity and asset markets;

  •
  adverse asset, credit or capital market conditions;

  •
  the conduct, behavior or practices of us or our staff;

  •
  changes to our credit ratings or the methodology used by credit rating agencies;

  •
  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

  •
  market liquidity and investor confidence;

  •
  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand and in other countries in which we or our customers or counterparties conduct our or their operations and our ability to maintain or to increase market share, margins and fees, and control expenses;

  •
  the effects of competition in the geographic and business areas in which we conduct our operations;

  •
  information security breaches, including cyberattacks;

  •
  reliability and security of our technology and risks associated with changes to technology systems;

  •
  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

  •
  the effectiveness of our risk management policies, including our internal processes, systems and employees;

  •
  the incidence or severity of our insured events;

  •
  the occurrence of environmental change or external events in countries in which we or our customers or counterparties conduct our or their operations;

  •
  internal and external events which may adversely impact our reputation;

  •
  changes to the value of our intangible assets;

  •
  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate;

  •
  the success of strategic decisions involving diversification or innovation, in addition to business expansion and integration of new businesses;

  •
  our ability to incur additional indebtedness and the limitations contained in the agreements governing such indebtedness; and

  •
  various other factors beyond our control.

        All forward-looking statements speak only as of the date made. We are under no obligation, and do not intend, to update any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise.

WESTPAC BANKING CORPORATION

        We are one of the four major banking organizations in Australia and one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including consumer, business and institutional banking and wealth management services.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand, Asia and in the Pacific region, and maintain branches and offices in some of the key financial centers around the world.

        We were founded in 1817 and were the first bank established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation following our merger with the Commercial Bank of Australia. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9293 9270.

        As at March 31, 2017, we had total assets of A$840 billion. Our market capitalization as of August 31, 2017, was approximately A$106 billion.

        Our operations comprise the following key customer-facing business divisions operating under multiple brands serving over 13 million customers.

  •
  Consumer Bank, which we refer to as CB, is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centers and automatic teller machines, which we refer to as ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB works in an integrated way with BT Financial Group (Australia), which we refer to as BTFG, and Westpac Institutional Bank, which we refer to as WIB, in the sales and service of select financial services and products, including in wealth and foreign exchange.

  •
  Business Bank, which we refer to as BB, is responsible for sales and service to micro, small-to-medium enterprise and commercial business customers for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, property finance and treasury. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales and service of select financial services and products, including corporate superannuation, foreign exchange and interest rate hedging.

  •
  BTFG is the Australian wealth management and insurance arm of the Group providing a broad range of associated services. BTFG's funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private banking, margin lending and equities broking. BTFG's insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties for the manufacture of certain general insurance products as well as actively reinsuring its risk using external providers across all insurance classes. BTFG operates a range of wealth, funds management (including Ascalon, which is a boutique incubator of emerging fund managers) and financial advice brands and operates under the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance.

  •
  WIB delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialized capital and alternative investment solutions. Customers are supported throughout Australia as well as branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group's divisions in the provision of more complex financial needs, including across foreign exchange and fixed interest solutions.

  •
  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand, while insurance and wealth products are provided under Westpac Life and BT brands, respectively. Westpac New Zealand also has its own infrastructure, including technology, operations and treasury.

  •
  Group Businesses include:

  •
  Treasury, which is responsible for the management of the Group's balance sheet, including wholesale funding, capital and management of liquidity. Treasury also manages the interest rate risk and foreign exchange risks inherent in the balance sheet, including managing the mismatch between Group assets and liabilities. Treasury's earnings are primarily sourced from managing the Group's balance sheet and interest rate risk (excluding Westpac New Zealand), within set risk limits;

  •
  Group Technology, which comprises functions responsible for technology strategy and architecture, infrastructure and operations, applications development and business integration; and

  •
  Core Support, which comprises functions performed centrally, including Australian banking operations, property services, strategy, finance, risk, compliance, legal and human resources.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.

        Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF THE SECURITIES

        The following discussion describes the general terms and conditions applicable to the Securities that we (acting through our head office or any of our branches) may offer. In addition to these general provisions, in connection with an investment in a particular series of the Securities, investors should review the description of the provisions and any risk factors applicable to that series of the Securities, including those described herein and in any applicable prospectus supplement or term sheet.

        The Securities will be issued under the indenture, dated as of September 7, 2017, between us and The Bank of New York Mellon, as the trustee, which we refer to as the indenture. The indenture provides that there may be more than one trustee, each with respect to one or more series of the Securities.

        Unless the context otherwise requires, references to "we", "us", "our" and "Westpac" in this description of the Securities refer only to the issuer of the Securities, which will be Westpac Banking Corporation ABN 33 007 457 141 or Westpac Banking Corporation acting through one of its branches, and do not include any of its subsidiaries.

        The Securities issued by Westpac acting through one of its branches are nevertheless obligations of Westpac, and holders of those Securities will have claims against the assets of Westpac pursuant to the terms of the Securities, and are not limited to claims against the assets of the issuing branch.

        We have summarized below certain terms of the indenture which we believe will be most important to your decision to invest in the Securities. You should keep in mind, however, that it is the indenture, and not this summary, which defines your rights as a holder of the Securities. There may be other provisions in the indenture which are also important to you. You should read the indenture for a full description of the terms of the Securities. The indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the indenture.

        The following description of the terms of the Securities sets forth certain general terms and provisions of the Securities to which any applicable prospectus supplement or term sheet may relate. The particular terms of the Securities offered by any applicable prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the Securities will be described in the applicable prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of the Securities, you should refer to both the applicable prospectus supplement or term sheet and to the following description.

        Certain defined terms used in the following description of the Securities have the meanings given to them in Section 4 "—Additional Provisions Applicable to the Securities—Definitions."

Ranking

        The Securities are subordinate and junior in right of payment to Westpac's Senior Creditors in the manner and to the extent described in Section 1.2 "—General—Status and Subordination of the Securities" and Section 1.3 "—General—Ranking in a Winding-Up" under "—Additional Provisions Applicable to the Securities".

        Under Section 13A(3) and Section 16 of the Australian Banking Act, and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, certain debts of Westpac are preferred by law, as described below.

        Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the Securities:

  •
  first, certain obligations of Westpac to the Australian Prudential Regulation Authority, which we refer to as APRA, (if any) arising under Division 2AA of Part II of the Australian Banking Act in respect of amounts payable by APRA to holders of protected accounts (as defined below) in connection with the Financial Claims Scheme established under the Australian Banking Act;

  •
  second, APRA's costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the Financial Claims Scheme;

  •
  third, Westpac's liabilities (if any) in Australia in relation to protected accounts that account-holders keep with Westpac;

  •
  fourth, Westpac's debts (if any) to the Reserve Bank of Australia, which we refer to as the RBA; and

  •
  fifth, Westpac's liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

        A "protected account" is either (a) an account where Westpac is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A(3) of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.

        The Securities are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act or the Financial Claims Scheme, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, any compensation scheme of the Commonwealth of Australia, the United States or any other jurisdiction or any party.

General Terms of the Securities

        Westpac may issue the Securities in one or more series pursuant to a supplemental indenture to the indenture, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of the indenture.) The aggregate principal amount of the Securities that may be issued under the indenture is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of the Securities which may, subject to such terms being consistent and in compliance with the Prudential Standards in effect at the time of issuance of such Securities, include the following:

  •
  location of the issuing branch, if applicable;

  •
  title and aggregate principal amount;

  •
  any additional subordination provisions;

  •
  percentage(s) of principal amount at which such series of the Securities will be issued;

  •
  interest rate(s) or the method for determining the interest rate(s), including dates on which any interest rate may be reset and the method for resetting such interest rate;

  •
  dates on which interest is scheduled to be paid or the method for determining dates on which interest is scheduled to be paid;

  •
  the calculation agent, if any;

  •
  place(s) where principal and any interest will be payable;

  •
  any payment of additional amounts provisions that vary or add to those described herein;

  •
  any redemption or early repayment provisions, including any that vary or add to the definitions of Adverse Tax Event or Regulatory Event included herein;

  •
  any Conversion or Write-off provisions, that vary or add to those described herein, including whether such provisions are automatic, scheduled and/or optional;

  •
  authorized denominations;

  •
  any discount with which such series of the Securities will be issued;

  •
  whether such series of the Securities will be issued in the form of one or more global securities (whether in whole or in part);

  •
  identity of the depository for global securities;

  •
  whether a temporary security is to be issued with respect to such series of the Securities and whether any interest that is scheduled to be paid prior to the issuance of definitive Securities of such series will be credited to the account of the persons that may be paid such interest;

  •
  the terms upon which beneficial interests in a temporary global Security may be exchanged in whole or in part for beneficial interests in a definitive global Security or for definitive Securities and the terms upon which such exchanges may be made;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any interest on, such series of the Securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of the Securities can select the payment currency;

  •
  securities exchange(s) on which such series of the Securities will be listed, if any; and

  •
  additional terms not inconsistent with the provisions of the indenture.

        General information about US and Australian tax considerations is set out under "Taxation." Certain US federal income tax and Australian tax considerations applicable to any series of the Securities due to its particular terms, as well as tax considerations for the jurisdiction of any branch of Westpac outside of Australia if that branch is the issuer of the Securities of that series, will be described in the applicable prospectus supplement or term sheet.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the Securities will be issued in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of the indenture.) Subject to the limitations provided in the indenture and in the applicable prospectus supplement or term sheet, the Securities will be issued in registered form and may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of the indenture.)

        Westpac may issue the Securities of any series in definitive form or in the form of one or more global Securities (in whole or in part) as described below under "—Global Securities". Westpac may issue the Securities of a series at different times. In addition, Westpac may issue the Securities within a series with terms different from the terms of other Securities of that series. (Section 3.1(c) of the indenture.)

        Subject to applicable law and the conditions described under "—Redemption of the Securities" below, Westpac or any of its affiliates may at any time purchase or repurchase the Securities of any series in any manner and at any price, to the extent permitted by applicable laws and regulations and subject to APRA's prior written approval (which may or may not be given). The Securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the Securities for cancellation or may be resold.

Global Securities

        Westpac may issue the Securities of a series in the form of one or more global securities (in whole or in part) that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the definitive Securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Section 2.4 of the indenture.)

        The specific terms of the depository arrangement with respect to any of the Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security, to the extent it differs from the provisions discussed below, will be described in the applicable prospectus supplement or term sheet. We expect that the following provisions will generally apply to depository arrangements.

        Upon the issuance of a global security, the depository for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the definitive Securities represented by such global security to the accounts of persons that have accounts with such depository and will make adjustments to such amounts in the event of a Conversion or Write-off. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Securities or by us if such Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depository, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depository for a global security, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the definitive Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any of the Securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.

        Payments of principal of, and interest, if any, on the definitive Securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the Securities. None of Westpac, the trustee for the Securities, any paying agent, the registrar or any underwriter or agent for the Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial ownership interests in the global security for the Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of the Securities or its nominee, upon receipt of any payment of principal or interest in respect of a permanent global security representing the Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the Securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants.

        If the depository for a series of the Securities notifies us at any time that it is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, Westpac will issue definitive Securities of that series in exchange for the global security or securities representing that series of the Securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or term sheet relating to the Securities, determine not to have any of the Securities of a series represented by one or more global securities, and, in such event, will issue definitive Securities of that series in exchange for the global security or securities representing that series of the Securities. If definitive Securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the Securities registered in its name. Definitive Securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Additional Amounts

        The indenture provides that Westpac will pay all amounts that it is required to pay in respect of the Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of a Relevant Tax Jurisdiction (as defined below), unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the Securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the Securities without such withholding or deduction. However, as described below, the indenture provides that, under certain circumstances, Westpac will not pay additional amounts.

        The indenture provides that Westpac will not pay additional amounts in respect of the Securities for or on account of:

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder, or the beneficial owner, of the Securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, a Relevant Tax Jurisdiction or otherwise had some connection with a Relevant Tax Jurisdiction other than merely holding such Securities, or receiving payments under such Securities;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Securities presented such Securities for payment in a Relevant Tax Jurisdiction, unless the holder was required to present such Securities for payment and they could not have been presented for payment anywhere else;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Securities presented such Securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such Securities for payment on any day during that 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed if the holder, or the beneficial owner, of the Securities complied with Westpac's request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such Securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder, or the beneficial owner, of such Securities is a party to or participated in a scheme to avoid such tax which Westpac was not a party to;

  •
  any tax, duty, assessment or other governmental charge to, or to a third party on behalf of, a holder of the Securities, or any beneficial owner of any interest in, or rights in respect of, such Securities, upon, with respect to, or by reason of, such person being issued Ordinary Shares;

  •
  any tax, duty, assessment or other governmental charge arising under or in connection with Sections 1471 to 1474 of the US Internal Revenue Code of 1986, as amended, which we refer to as the Code, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-US laws enacted with respect thereto, which we refer to as FATCA; or

  •
  any combination of the foregoing.

        In addition, the indenture provides that additional amounts will also not be payable by Westpac with respect to any payment on any Security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of a Relevant Tax Jurisdiction, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such Securities.

        The term "Relevant Tax Jurisdiction" means Australia or any political subdivision or taxing authority thereof or therein and where Westpac is acting with respect to the Securities through a branch outside Australia, the jurisdiction in which the branch is located or any political subdivision or taxing authority thereof or therein. If, as a result of Westpac's consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the indenture and the Securities, the term Relevant Tax Jurisdiction shall also include the country in which such entity is organized or resident (or deemed resident for tax purposes) or any political subdivision or taxing authority thereof or therein.

        Westpac, and any other person to or through which any payment with respect to the Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such Securities amounts required to be withheld or deducted under or in connection with FATCA, and holders and beneficial owners of such Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

        (Section 12.8 of the indenture).

Redemption of the Securities

  General

        If the Securities of a series provide for redemption at Westpac's election (subject to APRA's prior written approval, which may or not be given), unless otherwise provided in the applicable prospectus supplement or term sheet and except as described below under "—Redemption for Taxation Reasons" and "—Redemption for Regulatory Reasons", Westpac may redeem the Securities of such series in whole or in part, and such redemption shall not be permitted earlier than the fifth anniversary of the issue date.

        Any redemption of the Securities of a series shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the Securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. In the case of Securities in global form, such Securities will be selected for redemption in accordance with the procedures of the depository. Notice of such redemption will be mailed to holders of the Securities of such series to their addresses as they appear on the register of the Securities of such series.

        Westpac may redeem the Securities of a series only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given) and:

  (a)
  before or concurrently with such redemption, Westpac replaces such Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than such Securities and the replacement of such Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

  (b)
  Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace such Securities.

        Holders should not expect that APRA's approval will be given for any redemption of the Securities.

        No holder of the Securities has the right to request redemption of their Securities at any time.

        (Sections 1.6, 13.1, 13.3 and 13.4 of the indenture.)

  Redemption for Taxation Reasons

        The indenture provides that if an Adverse Tax Event (as defined below) has occurred, Westpac may, subject to the conditions described below and provided that Westpac has obtained a supporting opinion of legal or tax advisers of recognized standing in the applicable Relevant Tax Jurisdiction, redeem all, but not less than all, of any series of the Securities at a redemption price equal to the

Outstanding Principal Amount of the Securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the Securities of such series for the period from and including the most recent interest payment date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition (as defined below) is not satisfied.

        An "Adverse Tax Event" shall, with respect to any of the Securities of a series, mean that, as a result of:

  (a)
  any amendment to, clarification of, or change (including any announcement of a change that will be introduced) in, the laws or treaties or any regulations affecting taxation in a Relevant Tax Jurisdiction;

  (b)
  any judicial decision, official pronouncement or action, published or private ruling, interpretative decision, regulatory procedure or policy, application of regulatory procedure or policy and any notice or announcement (including any notice or announcement of intent to adopt or make any of those things) affecting the taxation treatment of the Securities in a Relevant Tax Jurisdiction, which we refer to as an Administrative Action; or

  (c)
  any amendment to, clarification of, or change in, an Administrative Action that provides for a position that differs from the current generally accepted position,

in each case, by any legislative body, court, governmental authority (including, without limitation, a tax authority) or regulatory body in a Relevant Tax Jurisdiction, irrespective of the manner in which such amendment, clarification, change or Administrative Action is made known, which amendment, clarification, change or Administrative Action is effective, or is announced or made known, on or after the issue date and which on the issue date is not expected by Westpac to come into effect, there is a material risk that:

  (i)
  Westpac is or would be required to increase the amount of any interest scheduled to be paid on the Securities by payment of an additional amount in respect of any withholding tax and such an increase cannot be avoided within 60 days of such Adverse Tax Event by Westpac filing a form, making an election or taking some reasonable measure that in Westpac's sole judgment will not be adverse to Westpac and will involve no cost to Westpac that is material in the context of the Securities;

  (ii)
  Westpac is or would be no longer entitled to claim a deduction for any payments in respect of the Securities in computing its taxation liabilities in or relating to such Relevant Tax Jurisdiction or the amount of such deduction is or would be materially reduced; or

  (iii)
  any interest scheduled to be paid on the Securities is or would be a frankable dividend or distribution within the meaning of Division 202 of the Australian Tax Act.

        If, after the issue date, (A) as a result of a Branch Change Notice (as defined below), Westpac changes the branch through which it acts in respect of the Securities to another branch of Westpac in a jurisdiction different from the jurisdiction of the branch through which Westpac was acting immediately before such notice, the references to "issue date" in the preceding paragraph shall be deemed to be to the date the Branch Change Notice is given or (B) Westpac is merged into or consolidated with another entity or all or substantially all of Westpac's assets are sold or transferred to another entity and such entity assumes the obligations of Westpac under the indenture and the Securities (which we refer to as a "Relevant Transaction") and the home jurisdiction for tax purposes of such other entity is not Australia (or if such home jurisdiction has already become a jurisdiction other than Australia, is different to the jurisdiction which it is immediately prior to the Relevant Transaction), the references to "issue date" of the Securities of such series shall be deemed to be to the date the Relevant Transaction is completed, provided that, the issue date will not be so amended if the location of the branch through which the Securities are issued is unchanged as a result of the Relevant Transaction.

        Westpac may redeem the Securities of a series upon the occurrence of an Adverse Tax Event only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given) and:

  (a)
  before or concurrently with such redemption, Westpac replaces such Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than such Securities and the replacement of such Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

  (b)
  Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace such Securities.

        Holders should not expect that APRA's approval will be given for any redemption of the Securities.

        (Sections 13.1 and 13.8 of the indenture.)

  Redemption for Regulatory Reasons

        The indenture provides that if a Regulatory Event (as defined below) has occurred, Westpac may, subject to the conditions described below and provided that Westpac has obtained a supporting opinion of advisers of recognized standing in Australia or confirmation from APRA, redeem all, but not less than all, of any series of the Securities at a redemption price equal to the Outstanding Principal Amount of the Securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the Securities of such series for the period from and including the most recent interest payment date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition (as defined below) is not satisfied.

        A "Regulatory Event" shall, with respect to any of the Securities of a series, mean that either:

  (a)
  as a result of any amendment to, clarification of or change (including any announcement of a change that will be introduced) in, any law or regulation or the Prudential Standards, or any official administrative pronouncement or action or judicial decision interpreting or applying such law, regulation or Prudential Standards, which amendment, clarification or change is effective, or pronouncement, action or judicial decision is announced, on or after the issue date of the Securities of such series; or

  (b)
  written confirmation is received from APRA after the issue date of the Securities of such series that,

Westpac is not or will not be entitled to treat all of the Securities as Additional Tier 1 Capital in whole, provided that, in each case, Westpac did not expect at the issue date of the Securities of such series that the matter giving rise to the Regulatory Event would occur.

        Westpac may redeem the Securities of a series upon the occurrence of a Regulatory Event only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given) and:

  (a)
  before or concurrently with such redemption, Westpac replaces such Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than such Securities and the replacement of such Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

  (b)
  Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace such Securities.

        Holders should not expect that APRA's approval will be given for any redemption of the Securities.

        (Sections 13.1 and 13.8 of the indenture.)

Other Provisions

        The indenture provides that the trustee, subject to the provisions of the Trust Indenture Act, will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 9.1(g) of the indenture.)

        The indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under the indenture. (Section 12.7 of the indenture.)

Modification of the Indenture

  General

        The indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Securities in order to:

  •
  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac's covenants and obligations by its successor;

  •
  add to Westpac's covenants for the benefit of the holders of the Securities of all or any series or surrender any of Westpac's rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

  •
  add to or change any provisions of the indenture or any of the Securities to such extent as necessary to facilitate the issuance of the Securities, to facilitate the issuance of the Securities in global form, or to alter the terms of the Securities to align them with any Relevant Securities issued after the date of such Securities, provided that such alteration is not materially prejudicial to the interests of the holders of the Securities as a whole;

  •
  change or eliminate any provision of the indenture affecting only those Securities not yet issued or when there is no Security outstanding of a series created prior to the execution of any such supplemental indenture;

  •
  establish the form or terms of Securities;

  •
  provide for delivery of such supplemental indentures or the Securities of any series in or by means of any computerized, electronic or other medium, including without limitation by pdf or email;

  •
  evidence and provide for successor trustees and/or add to or change any provisions of the indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

  •
  maintain the qualification of the indenture under the Trust Indenture Act;

  •
  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of the Securities of any series;

  •
  modify the subordination provisions thereof in a manner not adverse to the holders of the Securities of any series then outstanding; or

  •
  make any other change that does not adversely affect the interests of the holders of the Securities and is not otherwise prohibited. (Section 11.1 of the indenture.)

        In addition, no amendment to the terms and conditions of the indenture or a Security that at the time of such amendment qualifies as Additional Tier 1 Capital is permitted without the prior written consent of APRA if such amendment may affect the eligibility of the Security as Additional Tier 1 Capital as described in the Prudential Standards.

        Subject to receiving APRA's prior written approval, and without the approval of holders of the Securities, Westpac may, by notice to holders of the Securities, which we refer to as a Branch Change Notice, change the branch through which it acts in respect of the Securities to another branch of Westpac in any jurisdiction, including in Australia, with effect from the date specified in the notice. Westpac will not change the branch through which it acts in respect of the Securities to a branch in a jurisdiction where it would be illegal by the laws of that jurisdiction to have the Securities on issue or to perform its obligations in respect of the Securities. A holder of the Securities has no right to require Westpac to change the branch through which it acts in respect of the Securities to another branch of Westpac.

        The indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate Outstanding Principal Amount of the Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the Securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected Securities, among other things:

  •
  change the currency in which such Securities are payable;

  •
  change the date scheduled for any payment of Outstanding Principal Amount upon redemption of the Securities (subject to APRA's prior written approval, which may or may not be given), or interest, if any, on any Security;

  •
  other than in accordance with the terms of the Securities of that series, reduce the Outstanding Principal Amount of, or interest rate on, any Security of that series or change the methodology for determining any reset provisions relating to the interest rate on any Security of that series;

  •
  impair the right to institute suit for the enforcement of any payment on such Securities upon redemption;

  •
  reduce the percentage of the Outstanding Principal Amount of the Securities of that series whose holders must consent to any such supplemental indenture;

  •
  change any obligation of Westpac to maintain an office or agency with respect to that series in accordance with the provisions of the indenture;

  •
  change with respect to that series any obligation to pay additional amounts;

  •
  modify with respect to that series the indenture provisions concerning modification of the indenture or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of the Securities;

  •
  modify with respect to that series any Conversion or Write-off provision (other than adjustments contemplated by the indenture);

  •
  modify with respect to that series the subordination provisions (other than adjustments contemplated by the indenture) thereof in a manner adverse to the holders of that series of the Securities then outstanding; or

  •
  shorten with respect to that series the period during which redemption of the Securities is not permitted or permit redemption during a period not previously permitted.

        (Section 11.2 of the indenture.)

        Any such consent given by the holder of a Security of a series shall be conclusive and binding upon such holder and all future holders of the Securities of such series and of any Securities of such series issued on registration thereof, the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such consent is made upon such Security.

        In addition, no amendment to the terms and conditions of a Security that at the time of such amendment qualifies as Additional Tier 1 Capital is permitted without the prior written consent of APRA if such amendment may affect the eligibility of the Security as Additional Tier 1 Capital as described in the Prudential Standards.

  Changes Requiring a Special Resolution

        Changes to or a waiver of the restrictions on Dividends, Buy Backs and Capital Reductions described in Section 1.6 "—General—Restrictions in the Case of Non-Payment of Interest" below under "—Additional Provisions Applicable to the Securities" may be made if approved by a Special Resolution.

  Satisfaction and Discharge of the Indenture

        The indenture shall generally cease to be of any further effect with respect to a series of the Securities when Westpac has delivered to the trustee for cancellation all of the Securities of that series. (Section 7.1 of the indenture.)

Record Dates

        Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of the Securities entitled to give or take any action under the indenture in the manner specified in such indenture. If a record date is set, action may only be taken by persons who are holders of the Securities on the record date. Also, unless otherwise specified in the applicable prospectus supplement or term sheet applicable to a series of the Securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of the indenture.)

Notice

        Notices to holders of the Securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a Security is registered as the owner thereof for all purposes.

        (Sections 1.6 and 3.8 of the indenture.)

Governing Law

        The indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, other than as required by mandatory provisions of law; except that the Trigger Event, Conversion, Write-off and subordination provisions contained in Articles IV (excluding Sections 4.6 and 4.7), V and VI of the indenture and any provisions in the indenture and the Securities which relate to, or define terms used in, such Articles, will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia. (Section 1.11 of the indenture.)

        The indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Security or the indenture, Westpac, to the extent permitted by applicable law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement.

        (Section 1.11 of the indenture.)

Consolidation, Merger or Sale of Assets

        The indenture provides that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac's assets, unless:

  •
  Westpac is the surviving entity formed by such merger or consolidation; or

  •
  the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac's assets expressly assumes by supplemental indenture all of Westpac's obligations under the Securities and the indenture; and

  •
  Westpac shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that such transaction complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the indenture and the Securities and all such obligations of Westpac shall terminate.

        Notwithstanding the above, the terms and conditions of the indenture and the Securities shall not prevent Westpac from consolidating with or merging into any other person or conveying, transferring or leasing its properties and assets substantially as an entirety to any person, or from permitting any person to consolidate with or merge into Westpac or to convey, transfer or lease its properties and assets substantially as an entirety to Westpac where such consolidation, merger, transfer or lease is:

  •
  required by APRA (or any statutory manager or similar official appointed by it) under law and prudential regulation applicable in the Commonwealth of Australia (including, without limitation, the Australian Banking Act or the Financial Sector (Business Transfer and Group Restructure) Act 1999 of Australia, which terms, as used herein, include any amendments thereto, rules thereunder and any successor laws, amendments and rules)); or

  •
  determined by the board of directors of Westpac or by APRA (or any statutory manager or similar official appointed by it) to be necessary in order for Westpac to be managed in a sound and prudent manner or for Westpac or APRA (or any statutory manager or similar official appointed by it) to resolve any financial difficulties affecting Westpac, in each case in accordance with prudential regulation applicable in the Commonwealth of Australia.

        (Section 10.1 of the indenture.)

Concerning the Trustee

        Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee.

Consent to Service of Process

        In accordance with the provisions of the indenture, we have designated Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac's obligations under such indenture or the Securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of the indenture.)

Additional Provisions Applicable to the Securities

1.     General

1.1   Acknowledgements

        The indenture provides that each holder of the Securities by its purchase or holding of a Security is deemed to acknowledge that:

  (a)
  Westpac intends that the Securities constitute Additional Tier 1 Capital and be able to absorb losses at the point of non-viability of Westpac or if Westpac does not meet certain capital adequacy requirements as described in the Prudential Standards;

  (b)
  Westpac's obligations in respect of the Securities are subordinated (and senior only to its obligation to holders of Ordinary Shares) as described in Section 1.2 below;

  (c)
  the Securities are perpetual and have no stated maturity date or other fixed redemption date; and

  (d)
  the Securities are subject to Conversion or Write-off as described below in Sections 2 and 3. There are two methods of loss absorption:

  (i)
  Conversion, subject to possible Write-off as described below in Section 2.2; or

  (ii)
  Write-off without Conversion as described below in Section 2.2.

        Unless the applicable prospectus supplement or term sheet specifies otherwise, the primary method of loss absorption will be Conversion, subject to possible Write-off as described below in Section 2.2.

        (Section 4.1 of the indenture.)

1.2   Status and Subordination of the Securities

        The indenture provides that:

  (a)
  holders of the Securities do not have any right to prove in a Winding-Up in Australia in respect of the Securities, except as described below in Section 1.3.

  (b)
  the Securities constitute direct and unsecured subordinated obligations of Westpac and will rank for payment in a Winding-Up in Australia as described below in Section 1.3.

  (c)
  the Securities will not constitute protected accounts or deposit liabilities of Westpac in Australia for the purposes of the Australian Banking Act.

        (Section 4.2 of the indenture.).

1.3   Ranking in a Winding-Up

        The indenture provides that, in a Winding-Up in Australia, Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off) will be redeemable at their Outstanding Principal Amount and that:

  (a)
  neither the trustee nor any holder of the Securities shall have any right or claim against Westpac in respect of the principal of or interest, if any, on the Securities, to the extent any such Securities have been Converted or Written-off; and

  (b)
  the rights and claims of the trustee or any holder of the Securities against Westpac to recover any Outstanding Principal Amount or interest, if any, in respect of the Securities that have not been Converted or Written-off shall:

  (i)
  be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors (including in respect of any entitlement to interest under section 563B of the Australian Corporations Act) and all such obligations to Senior Creditors shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of such Securities;

  (ii)
  rank equally with the obligations of Westpac to the holders of other Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments; and

  (iii)
  rank prior to, and senior in right of payment to, the obligations of Westpac to holders of Ordinary Shares.

        Unless and until Senior Creditors have been paid in full, neither the trustee nor any holder of the Securities will be entitled to claim in the Winding-Up in Australia in competition with Senior Creditors so as to diminish any payment which, but for that claim, Senior Creditors would have been entitled to receive.

        In a Winding-Up in Australia, the trustee and any holder of Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off) will only be entitled to prove for any sums payable in respect of the Securities as a liability which is subject to prior payment in full of Senior Creditors so that the holder receives, for each Security it holds, an amount equal to the amount it would have received if, in the Winding-Up, it had held an issued and fully paid Preference Share. Holders of the Securities waive in respect of any Security, to the fullest extent permitted by law, any right to prove in a Winding-Up in Australia as a creditor of Westpac ranking for payment in any other manner. Holders of the Securities shall not be entitled to place Westpac in administration or to seek the appointment of a receiver, receiver and manager, liquidator or provisional liquidator to Westpac. The trustee and any holder of Securities will have no further or other claim on Westpac in a Winding-Up other than the claim for the Outstanding Principal Amount and interest, if any, as described above, and in the case of the Trustee, its claims under Section 9.8.

        However, it is unlikely a Winding-Up of Westpac will occur without a Trigger Event having occurred first and the Securities being Converted or Written-off. In that event:

  •
  if the Securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

  •
  if the Securities are Written-off, all rights in relation to the Securities will be terminated, and holders will not be paid the Outstanding Principal Amount or receive interest or have the right to have the Securities Converted into Ordinary Shares. In such an event, a holder's investment in the Securities will lose all of its value and such holder will not receive any compensation.

        (Section 4.4 of the indenture.)

1.4   No Set-Off

        The indenture provides that neither Westpac nor the trustee or any holder of the Securities is entitled to set-off any amounts due in respect of the Securities held by the holder against any amount of any nature owed by Westpac to such holder or by such holder to Westpac.

        (Section 4.5 of the indenture.)

1.5   Non-Payment of Interest

        Payments of interest on the Securities are within the absolute discretion of Westpac and will be non-cumulative.

        The payment of any interest on the Securities is subject to:

  (a)
  Westpac's absolute discretion;

  (b)
  the interest payment not resulting in a breach of Westpac's capital requirements (on a Level 1 basis) or of the Group's capital requirements (on a Level 2 basis) under the then current Prudential Standards at the time of the interest payment;

  (c)
  the interest payment not resulting in Westpac becoming, or being likely to become, insolvent for the purposes of the Australian Corporations Act; and

  (d)
  APRA not otherwise objecting to the interest payment

((a) through (d) above, each referred to as a Payment Condition and, collectively, as the Payment Conditions).

        If all or any part of any interest payment is not paid because of this Section 1.5 or because of any applicable law: (i) Westpac will have no liability to pay the unpaid amount of interest; (ii) neither holders of the Securities nor any other person will have a claim (including, without limitation, in a Winding-Up) or entitlement in respect of such non-payment; (iii) such non-payment will not constitute a breach of any conditions in the indenture or the Securities, as described herein or in the applicable prospectus supplement or term sheet; (iv) such non-payment will not give any holder of the Securities or any other person a right to apply for a Winding-Up, to place Westpac in administration or to seek the appointment of a receiver, receiver and manager, liquidator or provisional liquidator to Westpac or exercise any remedies in respect of the Securities; and (v) such non-payment will not constitute an event of default under the indenture (the indenture does not contain any events of default). Neither holders of the Securities nor any other person shall have any rights to receive any additional interest or compensation as a result of such non-payment and any rights of holders of the Securities to receive interest on the Outstanding Principal Amount of such Securities shall terminate mandatorily and automatically upon Conversion or Write-off as described under Section 2 below.

        (Section 4.6 of the indenture.)

1.6   Restrictions in the Case of Non-Payment of Interest

  (a)
  Subject to Section 1.6(b) below, if for any reason an interest payment has not been paid in full on the relevant interest payment date, Westpac must not:

  (i)
  determine or pay any Dividends; or

  (ii)
  undertake any discretionary Buy Back or Capital Reduction,

    unless the amount of the unpaid interest payment is paid in full within 20 Business Days of the relevant interest payment date or:

    (iii)
    the Securities have been Converted, Written-off or redeemed;

    (iv)
    on a subsequent interest payment date, an interest payment for the subsequent interest period is paid in full; or

    (v)
    a Special Resolution of the holders of the Securities has been passed approving such action,

    and, in respect of the actions contemplated by paragraphs (iii), (iv) and (v) above, APRA does not otherwise object.

  (b)
  The restrictions in Section 1.6(a) above do not apply in connection with:

  (i)
  any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants of Westpac or any member of the Group; or

  (ii)
  Westpac or any of its controlled entities (within the meaning of Section 50AA of the Australian Corporations Act) purchasing shares in Westpac in connection with transactions for the account of customers of Westpac or any of its controlled entities (within the meaning of Section 50AA of the Australian Corporations Act) or in connection with the distribution or trading of shares in Westpac in the ordinary course of business (such distribution or trading of shares in the ordinary course of business is subject to the prior written approval of APRA); or

  (iii)
  to the extent that at the time an interest payment has not been paid on the relevant interest payment date, Westpac is legally obliged to pay on or after that date a Dividend or complete on or after that date a Buy Back or Capital Reduction.

        (Section 4.7 of the indenture.)

1.7   Clawback

        The indenture provides that each holder of the Securities by its purchase or holding of a Security is deemed to have irrevocably acknowledged and agreed that it or the trustee will pay or deliver to the liquidator any payment or asset, whether voluntary or in any other circumstances, received by such holder or the trustee from or on account of Westpac (including by way of credit, set-off or otherwise) or from any liquidator (or any provisional or other liquidator, receiver, manager or statutory manager of Westpac) in violation of the provisions described in Section 1.2.

        (Section 4.8 of the indenture.)

1.8   Other Provisions

        The indenture provides that each holder of the Securities by its purchase or holding of a Security is deemed to have irrevocably acknowledged and agreed:

  (a)
  that the provisions described in Sections 1.2 and 1.3 above constitute a debt subordination for the purposes of section 563C of the Australian Corporations Act;

  (b)
  without limiting its rights existing otherwise than as a holder of a Security, that it must not exercise its voting or other rights as an unsecured creditor in the Winding-Up of Westpac in any jurisdiction until after all Senior Creditors have been paid in full or otherwise to defeat, negate or in any way challenge the enforceability of the subordination provisions described in Sections 1.2 and 1.3 above;

  (c)
  that the debt subordination effected by the provisions described in Sections 1.2 and 1.3 above are not affected by any act or omission of Westpac or a Senior Creditor which might otherwise affect it at law or in equity; and

  (d)
  that it does not have, and waives to the maximum extent permitted by law, any entitlement to interest under section 563B of the Australian Corporations Act to the extent that a holder of a Preference Share would not be entitled to such interest.

        No consent of any Senior Creditor shall be required for any amendment of the provisions described in Sections 1.2 and 1.3 above in relation to any of the outstanding Securities.

        (Section 4.9 of the indenture.)

2.     Conversion or Write-off of the Securities

2.1   Trigger Events

        The indenture provides that if a Trigger Event occurs, Westpac must:

  (a)
  subject to the limitations described in Section 2.4 below, Convert; or

  (b)
  if the applicable prospectus supplement or term sheet for the Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion as described in Section 2.4 below, Write-off, such Securities or percentage of the Outstanding Principal Amount of each Security as determined in accordance with Section 2.2 and Section 3 below.

        A "Trigger Event" means a Capital Trigger Event or a Non-Viability Trigger Event.

        A "Capital Trigger Event" means that:

  (a)
  Westpac determines; or

  (b)
  APRA notifies Westpac in writing that it believes,

  that a Common Equity Capital Ratio is equal to or less than 5.125%. Westpac must immediately notify APRA in writing if Westpac makes a determination under paragraph (a) above.

        A "Non-Viability Trigger Event" occurs when APRA notifies Westpac in writing that it believes:

  (a)
  Conversion or Write-off of all or some of the Securities, or conversion, write-off or write-down of all or some Relevant Securities, is necessary because, without it, Westpac would become non-viable; or

  (b)
  a public sector injection of capital, or equivalent support, is necessary because, without it, Westpac would become non-viable.

2.2   Conversion or Write-off Following a Trigger Event

  (a)
  The indenture provides that if a Trigger Event occurs, Westpac must, subject to the limitations described in Section 2.4 below, Convert, or if the applicable prospectus supplement or term sheet for the Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion as described in Section 2.4 below, Write-off:

    (i)
    in the case of a Capital Trigger Event, subject to the provisions described in Section 2.2(b) below, all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security), such that the aggregate Outstanding Principal Amount of all of the Securities Converted or Written-off, together with the face value or outstanding principal amount of all other Relevant Securities converted, written-off or written-down as described in Section 2.2(b) below, is sufficient to increase each relevant Common Equity Capital Ratio of Westpac to above 5.125%, as determined by Westpac in consultation with APRA; or

    (ii)
    in the case of a Non-Viability Trigger Event under paragraph (a) of the definition of Non-Viability Trigger Event, subject to the provisions described in Section 2.2(b) below, all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security), such that the aggregate Outstanding Principal Amount of all of the Securities Converted or Written-off, together with the face value or outstanding principal amount of all other Relevant Securities converted, written-off or written-down as described in Section 2.2(b) below, is equal to the aggregate face value or outstanding principal amount of Relevant Securities which APRA has notified Westpac must be converted, written-off or written-down (or, if APRA has not so notified Westpac, all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security) as is necessary to satisfy APRA that Westpac will no longer be non-viable); or

    (iii)
    in the case of a Non-Viability Trigger Event under paragraph (b) of the definition of Non-Viability Trigger Event, all of the Securities.

  (b)
  In determining the Securities, or percentage of the Outstanding Principal Amount of each Security, which must be Converted or Written-off as described in this Section 2.2, Westpac will:

  (i)
  first, convert, write-off or write-down an amount of the face value or outstanding principal amount of any other Relevant Securities whose terms require them to be converted, written-off or written-down, before Conversion or Write-off of the Securities; and

  (ii)
  second, if conversion, write-off or write-down of those Relevant Securities is not sufficient to satisfy the requirements of Section 2.2(a)(i) or Section 2.2(a)(ii) as applicable, Convert or Write-off (in the case of the Securities) and convert, write-off or write-down (in the case of any other Relevant Securities), on a pro-rata basis or in a manner that is otherwise, in Westpac's opinion, fair and reasonable, the Outstanding Principal Amount of each Security and the outstanding principal amount of all other Relevant Securities whose terms require or permit them to be converted, written-off or written-down in that manner (subject to such adjustments as Westpac may determine to take into account the effect on marketable parcels and the need to round to whole numbers of Ordinary Shares, the authorized denominations of any of the Securities or other Relevant Securities remaining on issue, and the need to effect the conversion, write-off or write-down immediately). If the currency of the principal amount of such Relevant Securities is not Australian Dollars, Westpac may for purposes of determining the amount of the principal amount to be converted, written-off or written-down, convert the principal amount to Australian Dollars at such rate of exchange as Westpac in good faith considers reasonable, but such determination will not impede the immediate Conversion or Write-off of the relevant Securities or percentage of the Outstanding Principal Amount of each Security (as the case may be).

  (c)
  If a Trigger Event occurs:

  (i)
  the Securities or the percentage of the Outstanding Principal Amount of each Security determined as described in Section 2.2(b) above shall be Converted or Written-off immediately upon the occurrence of the Trigger Event as described in this Section 2.2 and Section 3 below. The Conversion or Write-off will be irrevocable;

  (ii)
  Westpac is required to give notice to the trustee and holders of the affected Securities as described above under "—Notice" and ASX as soon as practicable that a Trigger Event has occurred and that Conversion or Write-off has occurred on the Trigger Event Date;

  (iii)
  the notice must specify:

  (A)
  the date on which Conversion or Write-off occurred as a result of a Capital Trigger Event or a Non-Viability Trigger Event, as applicable, which we refer to as the Trigger Event Date, and the Securities which were, or percentage of the Outstanding Principal Amount of each Security which was, Converted or, if the provisions described in Section 2.4 below are applicable, Written-off; and

  (B)
  details of the Relevant Securities converted, written-off or written-down as described in Section 2.2(b); and

  (iv)
  in the case of Conversion, the notice must specify the details of the Conversion process, including any details which were taken into account in relation to the effect on marketable parcels and whole numbers of Ordinary Shares, and the impact on any of the Securities outstanding.

    Westpac's failure to undertake any steps described in Sections 2.2(c)(ii) to (iv) above will not prevent, invalidate, delay or otherwise impede Conversion or Write-off.

        (Section 5.1 of the indenture.)

2.3   Automatic Conversion or Write-off Upon the Occurrence of a Trigger Event

        The indenture provides that if a Trigger Event has occurred and all or some of the Securities are (or a percentage of the Outstanding Principal Amount of each Security is) required to be Converted or Written-off in accordance with the provisions described in Section 2.2 above, then:

  (a)
  Conversion or Write-off of such Securities or percentage of the Outstanding Principal Amount of each Security will occur in accordance with the provisions described in Section 2.2 above and, if applicable, Section 2.4 below immediately upon the Trigger Event Date;

  (b)
  in the case of Conversion and subject to the provisions described in Section 3.10 below, each holder of a Security that has been Converted in whole or in part in accordance with the provisions described in Section 2.2 above will be entitled to (i) the Conversion Number of Ordinary Shares in respect of such Securities or the percentage of the Outstanding Principal Amount of each Security held by such holder so Converted determined in accordance with the provisions described in Section 3.1 below, and (ii) unless the Securities shall have been Converted or Written-off in full, to the Securities with an Outstanding Principal Amount equal to the aggregate of the remaining percentage of the Outstanding Principal Amount of each Security held by such holder, and Westpac will recognize the holder as having been issued the Conversion Number of Ordinary Shares in respect of such portion of Converted Securities for all purposes, in each case without the need for any further act or step by Westpac, the holder or any other person (and Westpac will, as soon as possible thereafter and without delay on its part, take any appropriate procedural steps to effect such Conversion, including updating the Ordinary Share register); and

  (c)
  a holder of the Securities has no further right or claim in respect of such Securities or percentage of the Outstanding Principal Amount of each Security so Converted or Written-off (including to payments of the Outstanding Principal Amount and any interest), except such holder's entitlement, if any, to the Securities which have not been required to be Converted or Written-off or the Securities representing the Outstanding Principal Amount of such Securities which have not been required to be Converted or Written-off and, in the case of Conversion, subject to the provisions described in Section 3.10, to the Conversion Number of Ordinary Shares issuable in accordance with the provisions described in Section 3.

        (Section 5.2 of the indenture.)

2.4   No Further Rights

        The indenture provides that if:

  (a)
  for any reason, Conversion of a Security (or a percentage of the Outstanding Principal Amount of each Security) required to be Converted under the provisions described in Section 2.2 above does not occur within five ASX Business Days after the Trigger Event Date; or

  (b)
  the applicable prospectus supplement or term sheet for the Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion in accordance with the provisions described in this Section 2.4, then:

  (c)
  the relevant rights and claims of holders of the Securities in relation to such Securities or the percentage of the Outstanding Principal Amount of such Securities to be Converted or Written-off (including to payments of interest and Outstanding Principal Amount and, in the case of Conversion, to be issued with the Conversion Number of Ordinary Shares in respect of such Securities or percentage of the Outstanding Principal Amount of each Security), are immediately and irrevocably written-off and terminated with effect on and from the Trigger Event Date, which we refer to as a Write-off; and

  (d)
  the Outstanding Principal Amount of such Securities shall be reduced on the Trigger Event Date by the Outstanding Principal Amount of the Securities to be Converted or Written-off, as determined in accordance with the provisions described in Sections 2.2(a) and (b) and any unpaid interest shall be correspondingly reduced.

        (Section 5.3 of the indenture.)

2.5   Consent to Receive Ordinary Shares and Other Acknowledgments

        The indenture provides that subject to any Write-off required in accordance with the provisions described in Section 2.4 above, each holder of the Securities by its purchase or holding thereof will be deemed to have irrevocably agreed that:

  (a)
  upon Conversion in accordance with the provisions described in this Section 2 and Section 3 below, it consents to becoming a holder of Ordinary Shares and agrees to be bound by the constitution of Westpac;

  (b)
  unless the provisions described in Section 3.10(b) below apply, it (or the Holder's Nominee on its behalf) is obliged to accept Ordinary Shares upon Conversion notwithstanding anything that might otherwise affect a Conversion of the Securities, including:

  (i)
  any change in the financial position of Westpac since the issue of the Securities;

  (ii)
  any disruption to the market or potential market for Ordinary Shares or capital markets generally; or

  (iii)
  any breach by Westpac of any obligation in connection with the Securities;

        (c)

    (i)
    Conversion is not subject to any conditions other than those expressly described in this Section 2 and Section 3 below;

    (ii)
    Conversion must occur immediately on the Trigger Event Date and Conversion may result in disruption or failures in trading or dealings in the Securities;

    (iii)
    it will not have any rights to vote in respect of any Conversion (whether as a holder of a Security or as a prospective holder of an Ordinary Share); and

    (iv)
    notwithstanding the provisions described in Section 3.9 below, Ordinary Shares issued on Conversion may not be quoted at the time of Conversion or at all;

  (d)
  where the provisions described in Section 2.4 above apply, no other conditions or events will affect the operation of such provisions and it will not have any rights to vote in respect of any Write-off under such provisions; and

  (e)
  it has no remedies on account of the failure of Westpac to issue Ordinary Shares in accordance with the provisions described in Section 3 below other than, subject to the provisions described in Section 2.4 above, to seek specific performance of Westpac's obligation to issue Ordinary Shares.

        (Section 5.4 of the indenture.)

2.6   Issue of Ordinary Shares of Successor Company

        The indenture provides that if Westpac shall cease to be the ultimate parent company of the Group and the successor company is an Approved Successor, the provisions described herein under "—Additional Provisions Applicable to the Securities" may be amended in accordance with the provisions described in Section 3.14 below.

        (Section 5.5 of the indenture.)

2.7   Scheduled Conversion

        Westpac may provide for the scheduled Conversion of the Securities of a series in the applicable prospectus supplement or term sheet for such series, provided always that scheduled Conversion must occur in accordance with the Prudential Standards. For the avoidance of doubt, if the applicable prospectus supplement or term sheet provides for scheduled Conversion, the conditions applying to scheduled Conversion as described and defined in the applicable prospectus supplement or term sheet will not apply to Conversion as a result of a Trigger Event.

        (Section 5.6 of the indenture.)

2.8   Conversion at the Option of Westpac

        Westpac may provide for the optional Conversion of the Securities of a series in the applicable prospectus supplement or term sheet for such series, provided always that optional Conversion must occur in accordance with the Prudential Standards. For the avoidance of doubt, if the applicable prospectus supplement or term sheet provides for optional Conversion, the restrictions applying to optional Conversion as described and defined in the applicable prospectus supplement or term sheet will not apply to Conversion as a result of a Trigger Event.

        (Section 5.7 of the indenture.)

2.9   No Conversion at the Option of Holders

        Holders of the Securities do not have a right to request Conversion of their Securities at any time.

        (Section 5.8 of the indenture.)

2.10 Priority of Early Conversion Obligations

        A Conversion or Write-off required because of a Trigger Event shall take place on the date, and in the manner, described herein or in the applicable prospectus supplement or term sheet, notwithstanding any other provision for Conversion, Write-off or redemption described herein or in the applicable prospectus supplement or term sheet.

        (Section 5.9 of the indenture.)

2.11 No Rights Before Conversion

        Before Conversion, a Security confers no rights on a holder of the Securities:

  (a)
  to vote at, or receive notices of, any meeting of shareholders (referred to as "members" under Westpac's constitution) of Westpac;

  (b)
  to subscribe for new securities or to participate in any bonus issues of securities of Westpac; or

  (c)
  to otherwise participate in the profits or property of Westpac,

except as otherwise disclosed herein or in an applicable prospectus supplement or term sheet.

        (Section 5.10 of the indenture.)

2.12 Trustee's Rights upon Conversion or Write-off

  (a)
  By its acquisition of the Securities, each holder of the Securities, to the extent permitted by law, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the Conversion or Write-off of the Securities other than for the trustee's gross negligence or wilful misconduct.

  (b)
  Holders of the Securities that acquire such Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the Conversion and Write-off of the Securities.

  (c)
  Westpac's obligation to indemnify and reimburse the trustee under the indenture shall survive Conversion and Write-off of the Securities.

  (d)
  Unless otherwise required by APRA, the rights, immunities, indemnities and protections of the trustee relating to the Conversion and Write-off of the Securities will not be amended, changed or modified without the trustee's written consent and any such amendment, change or modification will be made in an amendment or supplement to the indenture.

  (e)
  By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that, upon Conversion or Write-off of the Securities, (i) the trustee shall not be required to take any further directions from such holder of the Securities either under the terms of the Securities or the indenture unless secured or indemnified to its satisfaction by such holder of the Securities, (ii) it may not direct the trustee to take any action whatsoever, including without limitation, any challenge to the Conversion or Write-off of the Securities or request to call a meeting or take any other action under the indenture in connection with the Conversion or Write-off of the Securities unless secured or indemnified to its satisfaction by such holder of the Securities and (iii) neither the indenture nor the Securities shall impose any duties upon the trustee whatsoever with respect to the Conversion or Write-off of the Securities. Notwithstanding the foregoing, if, following the Conversion or Write-off of the Securities, any of the Securities remain outstanding, then the trustee's duties under the indenture shall remain applicable with respect to the remaining outstanding Securities which have not been so Converted or Written-off.

  (Section 5.11 of the indenture.)

3.     Procedures for Conversion

3.1   Conversion

        On the Conversion Date, subject to the provisions described in Section 2.4 above and Section 3.10 below, the following provisions will apply:

  (a)
  Westpac will allot and issue to each holder of a Security the Conversion Number of Ordinary Shares for each Security. The Conversion Number is, subject always to the Conversion Number being no greater than the Maximum Conversion Number, either (x) the number specified in, or determined in accordance with the relevant provisions in, the applicable prospectus supplement or term sheet for the Securities of any series or, (y) if no Conversion Number and no such provisions are specified in any such prospectus supplement or term sheet, calculated according to the following formula:

Conversion Number for each Security	=	Outstanding Principal Amount of the Security (translated into
Australian Dollars in accordance with paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the Conversion Date)
P × VWAP

          where:

          "Outstanding Principal Amount" has the meaning given to it in Section 4 below, as adjusted in accordance with Section 3.13 below.

          "P" means the number specified in the applicable prospectus supplement or term sheet.

          "VWAP" means the VWAP during the VWAP Period.

          and where

          "Maximum Conversion Number" means a number calculated according to the following formula:

Maximum Conversion Number	=	Outstanding Principal Amount of the Security (translated into
Australian Dollars in accordance with paragraph (b) of the
definition of Outstanding Principal Amount where the calculation date shall be the ASX Business Day prior to the issue date of the
Securities of a series)
Relevant Percentage × Issue Date VWAP

          where:

          "Relevant Percentage" means the number specified in the applicable prospectus supplement or term sheet.

          "Outstanding Principal Amount" has the meaning given to it in Section 4 below, as adjusted in accordance with Section 3.13 below.

    If any of the Securities are Converted following a Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received may (in the case of a Capital Trigger Event) and is likely to (in the case of a Non-Viability Trigger Event) be significantly less than the Outstanding Principal Amount of those Securities. The Australian dollar may depreciate in value against the US dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.

  (b)
  Subject to the provisions described in Section 3.10 below, the rights of each holder of the Securities (including to payment of interest, if any, with respect to such Outstanding Principal Amount) in relation to each Security that is being Converted as determined in accordance with Section 2.2 above will be immediately and irrevocably written-off and terminated for an amount equal to the Outstanding Principal Amount of such Security to be Converted as determined in accordance with Section 2.2 above and Westpac will apply such Outstanding Principal Amount of each such Security to be so Converted to subscribe for the Ordinary Shares to be allotted and issued under Section 3.1(a) above. Each holder of a Security will be deemed to have irrevocably directed that any amount scheduled to be paid under the provisions described in this Section 3.1 is to be applied as described in this Section 3.1 without delay (notwithstanding any other terms and conditions described in this prospectus providing for payments to be delayed) and holders of the Securities do not have any right to payment in any other manner.

  (c)
  Any calculation under Section 3.1(a) above shall, unless the context requires otherwise, be rounded to four decimal places provided that if the total number of Ordinary Shares to be allotted and issued to a holder of the Securities in respect of such holder's aggregate holding of the Securities includes a fraction of an Ordinary Share, that fraction of an Ordinary Share will not be issued or delivered on Conversion.

  (Section 6.1 of the indenture.)

3.2   Adjustments to VWAP Generally

        For the purposes of calculating VWAP under the provisions described in Section 3.1 above:

  (a)
  where, on some or all of the ASX Business Days in the relevant VWAP Period, Ordinary Shares have been quoted on ASX as cum dividend or cum any other distribution or entitlement and the Securities will be Converted into Ordinary Shares after that date and those Ordinary Shares will no longer carry that dividend or that other distribution or entitlement, then the VWAP on the ASX Business Days on which those Ordinary Shares have been quoted cum dividend or cum any other distribution or entitlement will be reduced by an amount, which we refer to as Cum Value, equal to:

    (i)
    in the case of a dividend or other distribution, the amount of that dividend or other distribution including, if the dividend or distribution is franked, the amount that would be included in the assessable income of a recipient of the dividend or other distribution who is a natural person resident in Australia under the Australian Tax Act;

    (ii)
    in the case of any entitlement that is not a dividend or other distribution for which adjustment is made under the provisions described in Section 3.2(a)(i) above which is traded on ASX on any of those ASX Business Days, the volume weighted average price of all such entitlements sold on ASX during the VWAP Period on the ASX Business Days on which those entitlements were traded (excluding trades of the kind that would be excluded in determining VWAP under the definition of that term); or

    (iii)
    in the case of any entitlements for which adjustment is not made under the provisions described in Section 3.2(a)(i) or (ii), the value of the entitlement as reasonably determined by Westpac; and

  (b)
  where, on some or all of the ASX Business Days in the VWAP Period, Ordinary Shares have been quoted as ex dividend or ex any other distribution or entitlement, and the Securities will be Converted into Ordinary Shares which would be entitled to receive the relevant dividend, distribution or entitlement, the VWAP on the ASX Business Days on which those Ordinary Shares have been quoted ex dividend or ex any other distribution or entitlement will be increased by the Cum Value.

  (Section 6.2 of the indenture.)

3.3   Adjustments to VWAP for Capital Reconstruction

  (a)
  Where during the relevant VWAP Period there is a change to the number of Ordinary Shares on issue because the Ordinary Shares are reconstructed, consolidated, divided or reclassified (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares), which we refer to as a Reclassification, into a lesser or greater number, the daily VWAP for each day in the VWAP Period which falls before the date on which trading in Ordinary Shares is conducted on a post Reclassification basis shall be adjusted by multiplying such daily VWAP by the following formula:

     A
     B

    where:

    "A" means the aggregate number of Ordinary Shares immediately before the Reclassification; and

    "B" means the aggregate number of Ordinary Shares immediately after the Reclassification.

  (b)
  Any adjustment made by Westpac in accordance with the provisions described in Section 3.3(a) above will be effective and binding on holders of the Securities.

  (Section 6.3 of the indenture.)

3.4   Adjustments to Issue Date VWAP Generally

        For the purposes of determining the Issue Date VWAP as described in Section 3.1 above, adjustments will be made as described in Sections 3.2 and 3.3 above during the period in which the Issue Date VWAP is determined. On and from the issue date, adjustments to the Issue Date VWAP:

  (a)
  may be made by Westpac in accordance with the provisions described in Sections 3.5 to 3.7 below (inclusive);

  (b)
  if so made, will be effective and binding on holders; and

  (c)
  if adjustments are made in accordance with Sections 3.5 to 3.7 below (inclusive), such adjustments will correspondingly affect the application of the conditions for scheduled Conversion and restrictions for optional Conversion as such conditions and restrictions may be described and defined in the applicable prospectus supplement or term sheet and cause an adjustment to the Maximum Conversion Number.

  (Section 6.4 of the indenture.)

3.5   Adjustments to Issue Date VWAP for Bonus Issues

        The indenture provides that:

  (a)
  Subject to the provisions described in Sections 3.5(b) and 3.5(c) below, if Westpac makes a pro rata bonus issue of Ordinary Shares to holders of Ordinary Shares generally (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares), the Issue Date VWAP will be adjusted immediately in accordance with the following formula:

    V = Vo × RD / (RD +RN)

    where:

    "V" means the Issue Date VWAP applying immediately after the application of this formula;

    "Vo" means the Issue Date VWAP applying immediately prior to the application of this formula;

    "RD" means the number of Ordinary Shares on issue immediately prior to the allotment of new Ordinary Shares pursuant to the bonus issue; and

    "RN" means the number of Ordinary Shares issued pursuant to the bonus issue.

  (b)
  The adjustment described in Section 3.5(a) above does not apply to Ordinary Shares issued as part of a bonus share plan, employee or executive share plan, executive option plan, share top up plan, share purchase plan or a dividend reinvestment plan.

  (c)
  For the purpose of this Section 3.5, an issue will be regarded as a bonus issue notwithstanding that Westpac does not make offers to some or all holders of Ordinary Shares with registered addresses outside Australia, provided that in so doing Westpac is not in contravention of the ASX Listing Rules.

  (d)
  No adjustments to the Issue Date VWAP will be made under this Section 3.5 for any offer of Ordinary Shares not covered by Section 3.5(a) above, including a rights issue or other essentially pro rata issues.

  (e)
  The fact that no adjustment is made for an issue of Ordinary Shares except as covered by Section 3.5(a) above shall not in any way restrict Westpac from issuing Ordinary Shares at any time on such terms as it sees fit nor require any consent or concurrence of any holders of the Securities.

  (f)
  Any adjustment made by Westpac in accordance with Section 3.5(a) above will be effective and binding on holders of the Securities.

  (Section 6.5 of the indenture.)

3.6   Adjustments to Issue Date VWAP for Capital Reconstruction

  (a)
  The indenture provides that if, at any time after the issue date of the Securities of a series, there is a change to the number of Ordinary Shares on issue because of a Reclassification (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares) into a lesser or greater number, the Issue Date VWAP will be adjusted by multiplying the Issue Date VWAP applicable on the ASX Business Day immediately before the date of any such Reclassification by the following formula:

     A
     B

    where:

    "A" means the aggregate number of Ordinary Shares on issue immediately before the Reclassification; and

    "B" means the aggregate number of Ordinary Shares on issue immediately after the Reclassification.

  (b)
  Any adjustment made by Westpac in accordance with Section 3.6(a) above will be effective and binding on holders of the Securities.

  (c)
  Each holder of the Securities acknowledges that Westpac may, consolidate, divide or reclassify Ordinary Shares so that there is a lesser or greater number of Ordinary Shares at any time in its absolute discretion without any such action requiring any consent or concurrence of any holders of the Securities.

  (Section 6.6 of the indenture.)

3.7   No Adjustment to Issue Date VWAP in Certain Circumstances

        Notwithstanding the provisions described in Section 3.5 above, no adjustment will be made to the Issue Date VWAP where such adjustment (expressed in Australian Dollars and cents and rounded to the nearest whole cent with A$0.005 being rounded upwards) would be less than one per cent of the Issue Date VWAP then in effect.

  (Section 6.7 of the indenture.)

3.8   Announcement of Adjustment to Issue Date VWAP

        Westpac will notify any adjustment to the Issue Date VWAP made as described above to ASX and to the trustee and to the holders of the Securities as described above under "—Notice" within 10 ASX Business Days of Westpac determining the adjustment and the adjustment will be final and binding.

  (Section 6.8 of the indenture.)

3.9   Status and Listing of Ordinary Shares

  (a)
  Ordinary Shares issued or arising from Conversion will rank equally with, and will have the same rights as, all other fully paid Ordinary Shares provided that the rights attaching to the Ordinary Shares issued or arising from Conversion do not take effect until 5.00pm (Sydney time) on the Conversion Date (or such other time as required by APRA). The holders of the Securities agree not to trade Ordinary Shares issued upon Conversion (except as permitted by the Australian Corporations Act, other applicable laws, the ASX Listing Rules or any listing rules of any applicable Recognized Exchange) until Westpac has taken such steps as are required by the Australian Corporations Act, other applicable laws, the ASX Listing Rules or any listing rules of any applicable Recognized Exchange, for the Ordinary Shares to be freely tradable without further disclosure or other action and agree to allow Westpac to impose a holding lock or to refuse to register a transfer in respect of Ordinary Shares until such time.

  (b)
  Westpac will use all reasonable endeavors to list the Ordinary Shares issued on Conversion of the Securities on ASX and to take all such actions necessary for the Ordinary Shares so issued to become freely tradable without further disclosure or other action as referred to in Section 3.9(a) above.

  (Section 6.9 of the indenture.)

3.10 Conversion; Receipt of Ordinary Shares; Where the Holder of the Securities Does Not Wish to Receive Ordinary Shares; Holders' Nominee

  (a)
  Where some or all of the Securities of a series (or a percentage of the Outstanding Principal Amount of a Security) are required to be Converted pursuant to the terms described in Section 2.2, a holder of the Securities or portion thereof that are subject to Conversion wishing to receive Ordinary Shares must, no later than the Trigger Event Date (or, in the case where Section 3.10(b)(vii) below applies, within 30 days of the date on which Ordinary Shares are issued upon such Conversion), have provided to Westpac or (if then appointed) the Holders' Nominee (as defined below) a notice setting out:

  (i)
  its name and address (or the name and address of any person in whose name it directs the Ordinary Shares to be issued) for entry into any register of title and receipt of any certificate or holding statement in respect of any Ordinary Shares;

  (ii)
  the security account details of such holder of the Securities in the Clearing House Electronic Subregister System of Australia, operated by ASX or its affiliates or successors, which we refer to as CHESS, or such other account to which the Ordinary Shares may be credited; and

  (iii)
  such other information as is reasonably requested by Westpac for the purposes of enabling it to issue the Ordinary Shares to the holder of the Securities.

    Westpac shall have no duty to seek or obtain from any such holder of the Securities any of the information required to be submitted as described in this Section 3.10(a).

  (b)
  If a Security or a portion thereof is required to be Converted and:

  (i)
  the holder of the Security has notified Westpac that it does not wish to receive Ordinary Shares as a result of the Conversion (whether entirely or to the extent specified in the notice), which notice may be given at any time on or after the issue date and no less than 15 Business Days prior to the Trigger Event Date;

  (ii)
  the Security is held by a Foreign Holder or an Ineligible Holder;

  (iii)
  the holder of that Security is a Clearing System Holder;

    (iv)
    for any reason (whether or not due to the fault of the holder of the Security) Westpac has not received the information required by Section 3.10(a) above prior to the Trigger Event Date and the lack of such information would prevent Westpac from issuing the Ordinary Shares to the holder of the Security on the Trigger Event Date; or

    (v)
    a FATCA Withholding is required to be made in respect of the Ordinary Shares issued upon Conversion,

    then, on the Trigger Event Date:

    (vi)
    where Sections 3.10(b)(i) or 3.10(b)(ii) above apply, Westpac shall issue the Ordinary Shares to the holder of the Security only to the extent (if at all) that:

    (A)
    where Section 3.10(b)(i) above applies, the holder of the Security has subsequently notified Westpac that it wishes to receive them (provided that Westpac shall have no obligation to comply with any notification received after the Trigger Event Date); and

    (B)
    where Section 3.10(b)(ii) above applies, Westpac is satisfied that the laws of both the Commonwealth of Australia and the Foreign Holder's country of residence permit the unconditional issue of Ordinary Shares to the Foreign Holder or the laws of the country in respect of which the holder would otherwise be an Ineligible Holder will be complied with in respect of the issue of Ordinary Shares to the Ineligible Holder (but as to which, in either case, Westpac is not bound to enquire and any decision is in its sole discretion), and to the extent Westpac is not required to issue Ordinary Shares directly to the holder of the Security, Westpac will issue the balance of the Ordinary Shares to the Holders' Nominee in accordance with Section 3.10(b)(vii) below;

    (vii)
    otherwise, subject to applicable law, Westpac will issue the balance of Ordinary Shares in respect of the holder of the Security to a competent nominee (which may not be Westpac or any of its Related Entities), which we refer to as the "Holders' Nominee," and will promptly notify such holder of the Security of the name of and contact information for the Holders' Nominee and the number of Ordinary Shares issued to the Holders' Nominee on its behalf and, subject to applicable law and:

    (A)
    subject to Section 3.10(b)(vii)(B) below, the Holders' Nominee will as soon as reasonably possible and no later than 35 days after issue of the Ordinary Shares sell those Ordinary Shares and pay a cash amount equal to the net proceeds received, after deducting any applicable brokerage fees, stamp duty and other taxes (including, without limitation, FATCA Withholding) and charges, to the holder of the Security, in each case arising in connection with the issuance or sale of such Ordinary Shares, and each Holders' Nominee shall use the proceeds from such sale to pay any such fees, duties, taxes, charges and any FATCA Withholding arising in connection with such issuance or sale; and

    (B)
    where Sections 3.10(b)(iii) or 3.10(b)(iv) above apply, the Holders' Nominee will hold such Ordinary Shares and will transfer Ordinary Shares to such holder of the Securities (or, where Section 3.10(b)(iii) above applies, the person for whom the Clearing System Holder holds the Securities) promptly after such person provides the Holders' Nominee with the information required to be provided by such holder of the Securities (as if a reference to Westpac is a reference to the Holders' Nominee and a reference to the issue of Ordinary Shares is a reference to the transfer of Ordinary Shares) but only where such information is provided to the Holders' Nominee within 30 days of the date on which Ordinary Shares are issued to the

        Holders' Nominee upon Conversion of such Securities and, where such holder of the Securities fails to provide the Holders' Nominee with the information required to be provided by such holder of the Securities, the Holders' Nominee will sell the Ordinary Shares and pay the proceeds to such person in accordance with Section 3.10(b)(vii)(A) above;

    (viii)
    nothing in this Section 3.10(b) shall affect the Conversion of the Securities of a holder of the Securities who is not a person to which any of Sections 3.10(b)(i) to 3.10(b)(v) above (inclusive) described in this Section 3.10 applies; and

    (ix)
    for the purpose of this Section 3.10(b), neither Westpac nor the Holders' Nominee will owe any obligations or duties to the holders of the Securities in relation to the price at which Ordinary Shares are sold or will have any liability for any loss suffered by a holder of the Securities as a result of the sale of Ordinary Shares.

  (c)
  Subject to Section 2.4 if, in respect of a Conversion of the Securities where Section 3.10(b)(vii) applies, Westpac fails to issue the Conversion Number of Ordinary Shares in respect of the Securities or percentage of the relevant Outstanding Principal Amount of such Securities on the Trigger Event Date to any Holders' Nominee, a holder of the Securities has no further right or claim in respect of such Securities or the relevant portion thereof that is subject to Conversion except such holder's entitlement to the Ordinary Shares issued upon Conversion to the Holders' Nominee and to receive the Ordinary Shares or the proceeds from their sale pursuant to Section 3.10(b) above, and such holder has no remedies on account of Westpac's failure to issue Ordinary Shares other than as is provided in Section 2.5(e) above. For the avoidance of doubt, if in respect of a Conversion of the Securities where Section 3.10(b)(vii) applies, a Write-off occurs under Section 2.4, a holder of the Securities has no further right or claim in respect of such Securities or the relevant portion thereof that is subject to Conversion (including that such holder has no entitlement to Ordinary Shares nor any right to seek specific performance of Westpac's obligation to issue Ordinary Shares as is provided in Section 2.5(e) above).

  (Section 6.10 of the indenture.)

3.11 Conversion or Write-off if Amounts Not Paid

        Conversion or Write-off may occur even if an amount shall not have been paid to a holder of the Securities due to Westpac's inability to satisfy the Payment Conditions described in Section 1.5 above.

  (Section 6.11 of the indenture.)

3.12 Conversion or Write-off After Winding-Up Commences

        If an order is made by a court, or an effective resolution is passed, for a Winding-Up, and a Trigger Event occurs, then Conversion or Write-off shall occur (subject to the provisions described in Section 2.4 above) in accordance with the provisions described in Sections 2.2 and 2.3 above.

  (Section 6.12 of the indenture.)

3.13 Conversion or Write-off of a Percentage of Outstanding Principal Amount

        If in accordance with the provisions described in Section 2.2 above, a percentage of the Outstanding Principal Amount of each Security of a series is required to be Converted or Written-off upon the occurrence of a Trigger Event, then the provisions described in Section 3 will apply to the Conversion or Write-off as if references to the Outstanding Principal Amount of each Security were references to the relevant percentage of the Outstanding Principal Amount of each Security to be Converted or Written-off.

  (Section 6.13 of the indenture.)

3.14 Amendment of Terms and Conditions Relating to Conversion for Approved Successor

  The indenture provides that:

  (a)
  If:

  (i)
  it is proposed that Westpac be replaced as the ultimate parent company of the Group by an Approved Successor, which we refer to as the Replacement; and

  (ii)
  the Approved Successor agrees to expressly assume, by supplemental indenture to the indenture, Westpac's obligations in respect of the Securities for the benefit of holders of the Securities under which it agrees (among other things):

  (A)
  to deliver fully paid ordinary shares in the capital of the Approved Successor, which we refer to as Approved Successor Shares, under all circumstances when Westpac would have otherwise been obliged to deliver Ordinary Shares on a Conversion, subject to the same terms and conditions described in this prospectus, as amended in accordance with the provisions described in this Section 3.14; and

  (B)
  to use all reasonable endeavors and furnish all such documents, information and undertakings as may be reasonably necessary in order to procure quotation of the Approved Successor Shares issued under the terms and conditions described in this prospectus on the stock exchanges on which the other Approved Successor Shares are quoted at the time of a Conversion,

    Westpac may, with APRA's prior written approval, but without the authority, assent or approval of holders of the Securities, give a notice, which we refer to as an Approved Replacement Notice, to holders of the Securities as described above under "—Notice" (which, if given, must be given as soon as practicable before the Replacement and in any event no later than 10 ASX Business Days before the Replacement occurs).

  (b)
  An Approved Replacement Notice must specify the amendments to the terms and conditions of the Securities which will be made in accordance with the provisions described in this Section 3.14, being those amendments which in Westpac's reasonable opinion are necessary, expedient or appropriate to effect the substitution of the Approved Successor as the debtor in respect of the Securities and the issuer of ordinary shares on Conversion (including such amendments as are necessary, expedient or appropriate for the purposes of complying with the provisions of Chapter 2L of the Australian Corporations Act where the Approved Successor is not an authorized deposit-taking institution under the Australian Banking Act) or which are necessary, expedient or convenient in relation to taxes where the Approved Successor is incorporated outside Australia.

  (c)
  An Approved Replacement Notice, once given, will be irrevocable.

  (d)
  If Westpac gives an Approved Replacement Notice to holders of the Securities in accordance with the provisions described in Section 3.14(a), then with effect on and from the date specified in the Approved Replacement Notice:

  (i)
  the Approved Successor will assume all of the obligations of, and succeed to, and be substituted for, and may exercise every right and power of, Westpac in respect of the Securities with the same effect as if the Approved Successor had been the original issuer of the Securities;

    (ii)
    Westpac (or any corporation which has previously assumed the obligations of Westpac) will be released from its liability in respect of the Securities; and

    (iii)
    references to Westpac herein will be deemed to be references to the Approved Successor and references to Ordinary Shares herein will be deemed to be references to Approved Successor Shares.

  (e)
  If Westpac gives an Approved Replacement Notice in accordance with the provisions described in Section 3.14(a), then each holder of the Securities by its purchase or holding of a Security will be deemed to have irrevocably consented to becoming a member of the Approved Successor in respect of Approved Successor Shares issued on Conversion and to have agreed to be bound by the constitution or other organizational documents of the Approved Successor.

  (f)
  Westpac will not be permitted to issue an Approved Replacement Notice unless:

  (i)
  APRA is satisfied that the capital position of Westpac on a "Level 1 basis" and "Level 2 basis" in accordance with the Prudential Standards will not be adversely affected by the Replacement; or

  (ii)
  the Approved Successor or another entity which is not a Related Entity of Westpac (other than an entity which is a direct or indirect parent entity of Westpac) and is approved by APRA subscribes for Ordinary Shares or other capital instruments acceptable to APRA in such amount as may be necessary, or takes other steps acceptable to APRA to ensure that the capital position of Westpac on a "Level 1 basis" and "Level 2 basis" in accordance with the Prudential Standards will not be adversely affected by the Replacement, including, if required by APRA or the Prudential Standards, undertaking any capital injection in relation to Westpac to replace the Securities.

      Any capital injection carried out pursuant to the provisions described in Section 3.14(f)(ii) must:

      (A)
      be unconditional;

      (B)
      occur simultaneously with the substitution of the Approved Successor; and

      (C)
      be of equal or better quality capital and at least the same amount as the Securities, unless otherwise approved by APRA in writing.

        The foregoing provisions described in this Section 3.14 will not prevent Westpac from proposing, or limit, any scheme of arrangement or other similar proposal that may be put to holders of the Securities or Westpac's members.

  (Section 6.14 of the indenture.)

3.15 Power of Attorney

        The indenture provides that by holding a Security, each such holder is deemed to irrevocably appoint each of Westpac, its directors or authorized signatories and any of Westpac's liquidators or administrators (each an Attorney) severally to be the attorney of such holder of the Securities with power in the name and on behalf of such holder of the Securities to sign all documents and transfers and do any other thing as may in the Attorney's opinion be necessary or desirable to be done in order to give effect to, or for such holder of the Securities to observe or perform such holder's obligations under the provisions described in Sections 2 and 3.

        Such power of attorney is given for valuable consideration and to secure the performance by such holder of such holder's obligations under the provisions described in Sections 2 and 3 and is irrevocable.

        (Section 6.15 of the indenture.)

3.16 Cancellation

        The indenture provides that all of the Securities so Converted or Written-off will forthwith be canceled and may not be re-issued or resold.

        (Section 6.16 of the indenture.)

3.17 Calculations

        For the avoidance of doubt, any and all calculations relating to the Conversion or Write-off of the Securities and any adjustments thereto shall be performed by, or on behalf of, Westpac and the holders shall direct any questions or concerns regarding such calculations to Westpac or such other persons performing such calculations or adjustments. In no event shall the Trustee be required to perform such calculations unless otherwise agreed.

        (Section 6.17 of the indenture.)

4.     Definitions

        In this "Description of the Securities", the following expressions have the following meanings:

        "Additional Tier 1 Capital" has the meaning given to it in the Prudential Standards.

        "Administrative Action" has the meaning set out in "—Redemption of the Securities—Redemption for Taxation Reasons."

        "Adverse Tax Event" has the meaning set out in "—Redemption of the Securities—Redemption for Taxation Reasons."

        "Approved Replacement Notice" has the meaning set out in Section 3.14(a) of "—Additional Provisions Applicable to the Securities".

        "Approved Successor" means a company that replaces, or is proposed to replace, Westpac as the ultimate parent company of the Group and that satisfies the following requirements:

  (a)
  the proposed successor company complies with all applicable legal requirements and obtains any necessary regulatory approvals (including, to the extent required, APRA's prior written approval);

  (b)
  the proposed successor company agrees to take any necessary action to give effect to an amendment to the terms of the indenture as described in Section 3.14 of "—Additional Provisions Applicable to the Securities";

  (c)
  the ordinary shares of the proposed successor company are to be listed on ASX or any internationally recognized stock exchange;

  (d)
  the proposed successor company has a place of business in New South Wales, Australia or has appointed a process agent in New South Wales, Australia to receive service of process on its behalf in relation to any legal proceedings arising out of or in connection with the Securities;

  (e)
  the proposed successor company has, in the reasonable opinion of an independent expert, the financial capacity to perform Westpac's obligations under the indenture in respect of the Securities; and

  (f)
  the proposed replacement of Westpac and the requirements described in paragraphs (a) to (c) of this definition would not, in the reasonable opinion of an independent expert, otherwise adversely affect the interests of holders of the Securities, and, for the purposes of this definition, "independent expert" means a reputable investment bank operating in Australia or an investment bank of international repute acting independently of Westpac and appointed by Westpac to provide the opinions referred to in paragraphs (e) and (f) of this definition.

        "APRA" means the Australian Prudential Regulation Authority or any authority succeeding to its powers or responsibilities.

        "Approved Successor Share" means a fully paid ordinary share in the capital of the Approved Successor.

        "ASX" means the Australian Securities Exchange operated by ASX Limited (ABN 98 008 624 691).

        "ASX Business Day" means a business day as defined in the ASX Listing Rules.

        "ASX Listing Rules" means the listing rules of ASX from time to time with any modifications or waivers in their application to Westpac which ASX may grant.

        "Australian Banking Act" means the Banking Act 1959 of Australia.

        "Australian Corporations Act" means the Corporations Act 2001 of Australia.

        "Australian Dollars" and "A$" mean the lawful currency of Australia.

        "Australian Tax Act" means the Income Tax Assessment Act 1936 of Australia and the Income Tax Assessment Act 1997 of Australia, or any successor acts.

        "Branch Change Notice" has the meaning set out in "—Modification of the Indenture".

        "Business Day" has the meaning given to it in the applicable prospectus supplement or term sheet.

        "Buy Back" means a transaction involving the acquisition by Westpac of its Ordinary Shares pursuant to the provisions of Part 2J of the Australian Corporations Act.

        "Capital Reduction" means a reduction in capital by Westpac of its Ordinary Shares in any way permitted by the provisions of Part 2J of the Australian Corporations Act.

        "Capital Trigger Event" has the meaning set out in Section 2.1 of "—Additional Provisions Applicable to the Securities".

        "CHESS" has the meaning set out in Section 3.10(a)(ii) of "—Additional Provisions Applicable to the Securities".

        "Clearing System Holder" means that the holder of the Securities is the operator of a clearing system or a depository, or a nominee for a depository, for a clearing system.

        "Code" has the meaning set out in "—Payment of Additional Amounts".

        "Common Equity Capital Ratio" means either or both of:

  (a)
  in respect of the Westpac Level 1 Group, the ratio of Common Equity Tier 1 Capital to risk weighted assets of the Westpac Level 1 Group; and

  (b)
  in respect of the Westpac Level 2 Group, the ratio of Common Equity Tier 1 Capital to risk weighted assets of the Westpac Level 2 Group,

in each case, as prescribed by APRA from time to time.

        "Common Equity Tier 1 Capital" has the meaning given to it in the Prudential Standards.

        "Conversion" means the conversion of all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security) into Ordinary Shares in accordance with the terms of the indenture. "Convert," "Converting" and "Converted" have corresponding meanings.

        "Conversion Date" means the applicable:

  (a)
  Trigger Event Date;

  (b)
  Optional Conversion Date; or

  (c)
  Scheduled Conversion Date.

        "Conversion Number" has the meaning set out in Section 3.1(a) of "—Additional Provisions Applicable to the Securities".

        "Cum Value" has the meaning set out in Section 3.2 of "—Additional Provisions Applicable to the Securities".

        "Denomination" has the meaning given in the applicable prospectus supplement or term sheet.

        "Dividend" means any interim, final or special dividend payable in accordance with the Australian Corporations Act and Westpac's Constitution in relation to Ordinary Shares.

        "Equal Ranking Instruments" means:

  (a)
  in the case of a dividend, distribution or payment of interest in respect of the Securities, any securities or other instruments (including Westpac Convertible Preference Shares 2012, Westpac Capital Notes, Westpac Capital Notes 2, Westpac Capital Notes 3 and Westpac Capital Notes 4) which ranks or is expressed to rank for payment of the dividend, distribution or interest equally with the Securities; and

  (b)
  in the case of redemption or repayment of, reduction of capital on, cancellation of or acquisition of the Securities, any securities or other instruments (including Westpac Convertible Preference Shares 2012, Westpac Capital Notes, Westpac Capital Notes 2, Westpac Capital Notes 3 and Westpac Capital Notes 4) which ranks or is expressed to rank equally with the Securities for repayment or a return of capital if Westpac is wound up.

        "FATCA" has the meaning set out in "—Payment of Additional Amounts".

        "FATCA Withholding" means any deduction or withholding made for or on account of FATCA.

        "Financial Claims Scheme" means the financial claims scheme established under the Australian Banking Act.

        "Foreign Holder" means a holder of the Securities (a) whose place of residence is outside Australia or (b) who Westpac otherwise believes may not be a resident of Australia.

        "Holders' Nominee" has the meaning set out in Section 3.10(b)(vii) of "—Additional Provisions Applicable to the Securities".

        "Ineligible Holder" means a holder of Securities that is prohibited or restricted by any applicable law or regulation in force in:

  (a)
  Australia (including but not limited to Chapter 6 of the Australian Corporations Act, the Foreign Acquisitions and Takeovers Act 1975 of Australia, the Financial Sector (Shareholdings) Act 1998 of Australia and Part IV of the Competition and Consumer Act 2010 of Australia);

  (b)
  New Zealand (including but not limited to the Overseas Investment Act 2005 of New Zealand, the Financial Markets Conduct Act 2013 of New Zealand and the Reserve Bank of New Zealand Act 1989 of New Zealand); or

  (c)
  any other jurisdiction in which Westpac carries on business,

from being offered, holding or acquiring Ordinary Shares (provided that if the relevant prohibition or restriction only applies to the holder in respect of some of its Securities, it shall only be treated as an Ineligible Holder in respect of those Securities and not in respect of the balance of its Securities).

        "Issue Date VWAP" means the VWAP during the period of 20 ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the issue date, as adjusted in accordance with Section 3 of "—Additional Provisions Applicable to the Securities".

        "Level 1" and "Level 2" have the meaning prescribed by APRA in the Prudential Standards.

        "Maximum Conversion Number" has the meaning set out in Section 3.1(a) of "—Additional Provisions Applicable to the Securities".

        "Non-Viability Trigger Event" has the meaning set out in Section 2.1 of "—Additional Provisions Applicable to the Securities".

        "Optional Conversion Date" has the meaning given in the applicable prospectus supplement or term sheet.

        "Ordinary Share" means a fully paid ordinary share in the capital of Westpac.

        "Outstanding Principal Amount" means in respect of any Security which is outstanding at any time, the outstanding principal amount of the Security, and for such purposes:

  (a)
  the principal amount of a Security issued at a discount or at par, but which has not been Converted or Written-off, is at any time to be taken to be equal to its Denomination;

  (b)
  if an amount is required to be determined in Australian Dollars, the Australian Dollar equivalent of the Specified Currency is to be determined on the basis of the spot rate of exchange for the sale of Australian Dollars against the purchase of such relevant Specified Currency in the Sydney foreign exchange market quoted by any leading bank selected by Westpac on the relevant calculation date. The calculation date is, at the discretion of Westpac, either the date specified in the relevant formula or the preceding day on which commercial banks and foreign exchange markets are open for business in Sydney or such other date as may be specified by Westpac in the applicable prospectus supplement; and

  (c)
  if the principal amount of a Security has from time to time been Converted or Written-off as described in Sections 2 and 3, the principal amount of the Security will be reduced by the principal amount so Converted or Written-off.

        "Payment Condition" has the meaning set out in Section 1.5 of "—Additional Provisions Applicable to the Securities".

        "Preference Share" means a notional preference share in the capital of Westpac conferring a claim in a Winding-Up that ranks equally with the Securities and which is equal to the Outstanding Principal Amount of a Security.

        "Prudential Standards" means the prudential standards and guidelines published by APRA and as applicable to Westpac from time to time.

        "Reclassification" has the meaning set out in Section 3.3(a) of "—Additional Provisions Applicable to the Securities".

        "Recognized Exchange" means a recognized stock exchange or securities market in an Organization for Economic Cooperation and Development member state.

        "Regulatory Event" has the meaning set out in "—Redemption of the Securities—Redemption for Regulatory Reasons".

        "Related Entities" means entities over which Westpac or any parent of Westpac exercises control or significant influence, as determined by APRA from time to time.

        "Relevant Securities" means a security forming part of the Tier 1 Capital of Westpac on a Level 1 basis or Level 2 basis.

        "Relevant Tax Jurisdiction" has the meaning set out in "—Payment of Additional Amounts".

        "Relevant Transaction" has the meaning set out in "—Redemption of the Securities—Redemption for Taxation Reasons".

        "Replacement" has the meaning set out in Section 3.14(a)(i) of "—Additional Provisions Applicable to the Securities".

        "Scheduled Conversion Date" has the meaning given in the applicable prospectus supplement or term sheet.

        "Senior Creditors" means all creditors of Westpac (present and future), including depositors of Westpac and all holders of Westpac's senior or subordinated debt:

  (a)
  whose claims are admitted in a Winding-Up; and

  (b)
  whose claims are not made as holders of indebtedness arising under:

  (i)
  an Equal Ranking Instrument; or

  (ii)
  an Ordinary Share.

        "Solvent Reconstruction" means a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, where the obligations of Westpac in relation to the outstanding Securities are assumed by the successor entity to which all, or substantially all, of the property, assets and undertaking of Westpac are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented.

        "Special Resolution" means:

  (a)
  a resolution passed at a meeting of holders of the Securities of a series by a majority of at least 75% of the votes validly cast by holders of the Securities of such series in person or by proxy and entitled to vote on the resolution; or

  (b)
  the written approval of holders of the Securities of a series holding at least 75% of the Securities of such series.

        "Specified Currency" has the meaning given in a prospectus supplement or a term sheet.

        "Tier 1 Capital" has the meaning given to it in the Prudential Standards.

        "Trigger Event" "has the meaning set out in Section 2.1 of "—Additional Provisions Applicable to the Securities".

        "Trigger Event Date" means the date on which Conversion or Write-off occurred as a result of a Capital Trigger Event or a Non-Viability Trigger Event, as applicable.

        "VWAP" means, subject to any adjustments under the provisions described in Section 3 of "—Additional Provisions Applicable to the Securities", the average of the daily volume weighted average sale prices (such average and each such daily average sale price being expressed in Australian Dollars and cents and rounded to the nearest full cent, with A$0.005 being rounded upwards) of Ordinary Shares sold on ASX during the relevant period or on the relevant days but does not include any "crossing" transacted outside the "Open Session State" or any "special crossing" transacted at any time, each as defined in the ASX Market Rules or any overseas trades or trades pursuant to the exercise of options over Ordinary Shares.

        "VWAP Period" means the period of five ASX Business Days on which trading in Ordinary Shares took place immediately preceding (but not including) the Conversion Date.

        "Westpac Convertible Preference Shares 2012" means the convertible preference shares issued by Westpac under a prospectus dated February 24, 2012.

        "Westpac Capital Notes" means the notes issued by Westpac under a prospectus dated February 7, 2013.

        "Westpac Capital Notes 2" means the notes issued by Westpac under a prospectus dated May 15, 2014.

        "Westpac Capital Notes 3" means the notes issued by Westpac, acting through its London Branch, under a prospectus dated August 6, 2015.

        "Westpac Capital Notes 4" means the notes issued by Westpac under a prospectus dated May 26, 2016.

        "Westpac Level 1 Group" means either:

  (a)
  Westpac; or

  (b)
  the "extended licensed entity" which is comprised of Westpac and each subsidiary of Westpac as specified in any approval granted by APRA in accordance with the Prudential Standards.

        "Westpac Level 2 Group" means Westpac and each subsidiary that is recognized by APRA as part of Westpac's Level 2 Group in accordance with the Prudential Standards.

        "Winding-Up" means the legal procedure for the liquidation of Westpac commenced when:

  (a)
  a court order is made for the winding-up of Westpac; or

  (b)
  an effective resolution is passed or deemed to have been passed by members for the winding-up of Westpac,

other than in connection with a Solvent Reconstruction.

        "Write-off" has the meaning set out in Section 2.4(c). "Written-off" has a corresponding meaning.

DESCRIPTION OF ORDINARY SHARES

Share Capital

        As at August 31, 2017, Westpac had 3,394,364,279 Ordinary Shares on issue.

Description of the Type and Class of Securities Admitted

        The Ordinary Shares were created under Australian legislation. The Ordinary Shares are currently listed on ASX and the New Zealand Exchange, and American Depository Shares representing Ordinary Shares are currently listed on the New York Stock Exchange. Westpac will use all reasonable endeavors to list the Ordinary Shares issued on Conversion of the Securities on ASX.

Form and Currency of the Ordinary Shares

        The Ordinary Shares are denominated in A$. The Ordinary Shares are in uncertificated, registered form.

Rights Attaching to the Ordinary Shares

        Westpac was registered on August 23, 2002 as a public company limited by shares under the Australian Corporations Act. Westpac's constitution was most recently amended at the general meeting held on December 13, 2012. The rights attaching to Westpac's Ordinary Shares are set out in the Australian Corporations Act and its constitution, and include:

  Profits and Dividends

        Holders of Ordinary Shares are entitled to receive such Dividends as may be determined by Westpac's Directors from time to time. Dividends that are paid but not claimed may be invested by our Directors for the benefit of Westpac until required to be dealt with in accordance with any law relating to unclaimed monies.

        Our constitution requires that Dividends be paid out of our profits. In addition, under the Australian Corporations Act, Westpac must not pay a Dividend unless our assets exceed our liabilities immediately before the Dividend is declared and the excess is sufficient for payment of the Dividend. In addition, the payment must be fair and reasonable to the Westpac's shareholders and must not materially prejudice Westpac's ability to pay its creditors.

        Subject to the Australian Corporations Act, the constitution, the rights of persons (if any) entitled to shares with special rights to Dividend and any contrary terms of issue of or applying to any shares, our Directors may determine that a Dividend is payable, fix the amount and the time for payment and authorize the payment or crediting by Westpac to, or at the direction of, each shareholder entitled to that Dividend.

        If any Dividends are returned unclaimed, we are generally obliged, under the Australian Banking Act, to hold those amounts as unclaimed monies for a period of three years. If at the end of that period the monies remain unclaimed by the shareholder concerned, we must submit an annual unclaimed money return to the Australian Securities and Investment Commission by March 31 each year containing the unclaimed money as at December 31 of the previous year. Upon such payment being made, we are discharged from further liability in respect of that amount.

        Westpac's Directors may, before paying any Dividend, set aside out of our profits such sums as they think proper as reserves, to be applied, at the discretion of our Directors, for any purpose for which the profits may be properly applied. Westpac's Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as Dividends without transferring those profits to a reserve.

        The following restrictions apply to our ability to declare and/or pay Dividends:

  (a)
  if the payment of the Dividend would breach or cause a breach by Westpac of applicable capital adequacy or other supervisory requirements of APRA. Currently, one such requirement is that a Dividend should not be paid without APRA's prior consent if payment of that Dividend, after taking into account all other dividends (if any) paid on our shares and payments on more senior capital instruments, in the preceding 12 consecutive months to which they relate, would cause the aggregate of such dividend payments to exceed our after tax earnings for the preceding 12 consecutive months, as reflected in our relevant audited consolidated financial statements. Restrictions on the distribution of earnings, including payment of Dividends, discretionary bonuses and Additional Tier 1 Capital distributions, also apply when capital ratios fall within APRA's capital conservation buffer range;

  (b)
  if, under the Australian Banking Act, Westpac is directed by APRA not to pay a Dividend;

  (c)
  if the declaration or payment of the Dividend would result in Westpac becoming insolvent; and

  (d)
  if any interest payment, Dividend, redemption payment or other distribution on certain Additional Tier 1 Capital securities issued by the Group is not paid in accordance with the terms of those securities, we may be restricted from declaring and/or paying Dividends on Ordinary Shares (and dividends on certain Additional Tier 1 Capital securities). This restriction is subject to a number of exceptions.

  Voting rights

        Holders of our fully paid Ordinary Shares have, at general meetings (including special general meetings), one vote on a show of hands and, upon a poll, one vote for each fully paid share held by them.

  Winding-Up

        Subject to any preferential entitlement of holders of preference shares on issue at the relevant time, holders of our Ordinary Shares are entitled to share equally in any surplus assets if we are wound up.

 TAXATION

United States Taxation

        The following is a general discussion of the material US federal income tax considerations relating to the purchase, ownership and disposition of the Securities by US Holders (as defined below) who purchase the Securities in an offering of the Securities at their issue price (generally the first price at which a substantial amount of the Securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and hold the Securities as capital assets, within the meaning of section 1221 of the Code. This discussion does not address all of the tax considerations that may be relevant to US Holders in light of their particular circumstances or to US Holders subject to special rules under US federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, US Holders that own (or are deemed to own) 10% or more (by voting power) of our stock, certain former citizens or residents of the US, US Holders who hold the Securities as part of a "straddle", "hedging", "conversion" or other integrated transaction, US Holders who mark their securities to market for US federal income tax purposes or US Holders whose functional currency is not the US dollar. In addition, this discussion does not address the effect of any state, local or non-US tax laws or any US federal estate, gift or alternative minimum tax considerations.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder, administrative and judicial pronouncements and the tax treaty between the United States and Australia, as amended, which we refer to as the Tax Treaty, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the US federal income tax considerations relating to the purchase, ownership or disposition of a Security with a scheduled Conversion, a Security where we have the option to Convert such Security into Ordinary Shares, a Security that is issued with an issue price that exceeds such Security's principal amount or a Security where the amount of principal and/or interest scheduled to be paid is determined by reference to one or more commodities, derivatives, securities or indices or any currency or currencies other than the currency in which the Security is denominated, and a general discussion of any materially different US federal income tax considerations relating to any such particular Security will be included in the applicable prospectus supplement or term sheet.

        For purposes of this discussion, the term "US Holder" means a beneficial owner of a Security that is, for US federal income tax purposes, (i) an individual citizen or resident of the US, (ii) a corporation created or organized in or under the laws of the US or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to US federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the US is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If an entity treated as a partnership for US federal income tax purposes invests in a Security, the US federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and its partners. Such an entity should consult its own tax advisor regarding the US federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a Security.

        Except as described below under "—Passive Foreign Investment Company Considerations", this discussion assumes that we are not and will not be a passive foreign investment company for US federal income tax purposes.

        Prospective purchasers are advised to consult their own tax advisors as to the US federal income and other tax considerations relating to the purchase, ownership and disposition of the Securities in light of their particular circumstances, as well as the effect of any state, local or non-US tax laws.

  Classification of the Securities

        The determination of whether a security should be classified as indebtedness or equity for US federal income tax purposes requires a judgment based on all the relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the US federal income tax treatment of securities similar to the Securities. It is therefore unclear whether the Securities should be treated as indebtedness or equity for US federal income tax purposes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the date hereof, the Securities should be treated as equity for US federal income tax purposes. This classification will be binding on a US Holder, unless the US Holder expressly discloses that it is adopting a contrary position on its income tax return. However, this treatment is not binding on the US Internal Revenue Service, which we refer to as the IRS, and it is possible that a Security could be treated as indebtedness for US federal income tax purposes. If a Security were so treated, the material US federal income tax considerations for US Holders would be materially different than as described below. Each US Holder should consult its own tax advisor regarding the US federal income tax considerations relating to the purchase, ownership and disposition of the Securities if the Securities are treated as indebtedness for US federal income tax purposes. The remainder of this discussion assumes the Securities will be treated as equity for US federal income tax purposes.

  Interest Payments on the Securities

        Payments of interest on the Securities will be treated as distributions paid with respect to our stock. A US Holder that receives a distribution of cash with respect to a Security generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any non-US tax withheld from such distribution) to the extent of our current or accumulated earnings and profits (as determined for US federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of such US Holder's adjusted tax basis in such Security and then as gain (which will be treated in the manner described below under "—Sale, Exchange, Redemption, Write-off or Other Disposition of the Securities"). We have not maintained and do not plan to maintain calculations of earnings and profits for US federal income tax purposes. As a result, a US Holder may need to include the entire amount of any such distribution in income as a dividend.

        The amount of any distribution on a Security made in non-US currency is the US dollar value of the distribution translated at the spot rate of exchange on the date such distribution is received by or for the account of the US Holder. Such US Holder generally will have a basis in such non-US currency equal to the US dollar value of such non-US currency on the date of such receipt. Any gain or loss on a conversion or other disposition of such non-US currency by such US Holder generally will be treated as ordinary income or loss from sources within the United States.

        A distribution on a Security that is treated as a dividend generally will constitute income from sources outside the United States and generally will be categorized for US foreign tax credit purposes as "passive category income" or, in the case of some US Holders, as "general category income". Such distribution will not be eligible for the "dividends received" deduction generally allowed to corporate shareholders with respect to dividends received from US corporations. A US Holder may be eligible to elect to claim a US foreign tax credit against its US federal income tax liability, subject to applicable limitations and holding period requirements, for any non-US tax withheld from any such distribution. A US Holder that does not elect to claim a US foreign tax credit for non-US income tax withheld may instead claim a deduction for such withheld tax, but only for a taxable year in which the US Holder elects to do so with respect to all non-US income taxes paid or accrued by such US Holder in such taxable year. The rules relating to US foreign tax credits are very complex, and each US Holder should consult its own tax advisor regarding the application of such rules.

        Dividends received by an individual (or certain other non-corporate US holders) from a "qualified foreign corporation" generally qualify for preferential rates of tax so long as (i) the distributing corporation is not a passive foreign investment company during the taxable year in which the dividend is paid or the preceding taxable year and (ii) certain holding period and other requirements are met. A non-US corporation generally will be considered to be a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that the US Treasury Department determines is satisfactory for purposes of this provision and that includes an exchange of information program. The Tax Treaty, as currently in effect, meets these requirements. We believe that we are currently eligible for the benefits of the Tax Treaty, but no assurance can be given that we will be so eligible at all times. In addition, as described below under "—Passive Foreign Investment Company Considerations", we believe that we were not in our taxable year ending in 2016, and we do not currently expect to become, a passive foreign investment company, but no assurance can be given that we will not be a passive foreign investment company in any year. The IRS may disagree with our conclusions regarding any of the foregoing. Therefore, no assurance can be given that a distribution on a Security held by a US Holder will qualify for such preferential rates. If such preferential rates are applicable, special rules apply for purposes of determining the recipient's investment income (which may limit deductions for investment interest) and foreign income (which may affect the amount of US foreign tax credit). In addition, if a distribution received by an individual to which the preferential rates of tax noted above apply is an "extraordinary dividend" within the meaning of section 1059 of the Code, any loss recognized by such individual on a subsequent disposition of a Security will be treated as long-term capital loss to the extent of such "extraordinary dividend", irrespective of such US Holder's holding period for such Security. Each US Holder that is a non-corporate taxpayer should consult its own tax advisor regarding the possible applicability of these preferential rates of tax and the related restrictions and special rules.

  Sale, Exchange, Redemption, Write-off or Other Disposition of the Securities

        A US Holder generally will recognize gain or loss for US federal income tax purposes upon the sale, exchange or other disposition of a Security (other than Conversion into Ordinary Shares as described below under "—Conversion of the Securities into Ordinary Shares") in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such US Holder's adjusted tax basis in such Security, except to the extent that any cash received in a redemption that is treated as a sale or exchange is attributable to any unpaid interest on the Security for the period from and including the most recent interest payment date to but excluding the date of redemption, which might be treated as a distribution paid with respect to our stock, with the consequences described above under "—Interest Payments on the Securities". Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such US Holder has held such Security for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate US Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be from sources within the United States.

        A Write-off in full of a Security generally will be treated as a sale, exchange or other disposition of such Security. It is unclear how a partial Write-off of a Security should be treated for US federal income tax purposes, and each US Holder should consult its own tax advisor regarding the US federal income tax consequences of a partial Write-off.

        Depending on the circumstances, a redemption of a Security may either be (i) a sale or exchange or (ii) a distribution paid with respect to our stock. In general, a redemption of a Security will be treated as a sale or exchange if it:

  •
  is "not essentially equivalent to a dividend" with respect to a US Holder under section 302(b)(1) of the Code;

  •
  is a "substantially disproportionate" redemption with respect to a US Holder under section 302(b)(2) of the Code;

  •
  results in a "complete redemption" of a US Holder's interest in our stock under section 302(b)(3) of the Code; or

  •
  is a redemption of stock held by a non-corporate US Holder that results in our partial liquidation under section 302(b)(4) of the Code.

        In determining whether any of these tests has been met, a US Holder must take into account not only the Securities and other of our equity interests that the US Holder actually owns, but also the Securities and other of our equity interests that the US Holder constructively owns within the meaning of section 318 of the Code. If a redemption does not meet at least one of these tests, it generally will be treated as a distribution paid with respect to our stock, with the consequences described above under "—Interest Payments on the Securities". Each US Holder should consult its own tax advisor regarding the US federal income tax consequences of a redemption of a Security, including the treatment of adjusted tax basis where the redemption is treated as a distribution.

        A US Holder that receives non-US currency from the sale, exchange or other disposition of a Security generally will realize an amount equal to the US dollar value of such non-US currency translated at the spot rate of exchange on the settlement date of such sale, exchange or other disposition if (i) such US Holder is a cash basis or electing accrual basis taxpayer and the Security is treated as being "traded on an established securities market" or (ii) such settlement date is also the date of such sale, exchange or other disposition. Such US Holder generally will have a basis in such non-US currency equal to the US dollar value of such non-US currency on the settlement date. Any gain or loss on a Conversion or other disposition of such non-US currency by such US Holder generally will be treated as ordinary income or loss from sources within the United States. Each US Holder should consult its own tax advisor regarding the US federal income tax consequences of receiving non-US currency from the sale, exchange or other disposition of a Security in cases not described in the first sentence of this paragraph.

  Passive Foreign Investment Company Considerations

        In general, a corporation organized outside the United States will be treated as a passive foreign investment company, which we refer to as PFIC, in any taxable year in which either (i) at least 75% of its gross income is "passive income" or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. We believe that we were not in our taxable year ending in 2016, and we do not currently expect to become, a PFIC for US federal income tax purposes. However, because this determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, such as the value of our assets (including goodwill) and the amount and type of our income, there can be no assurance that we will not be a PFIC in any taxable year or that the IRS will agree with our conclusion regarding its PFIC status in any taxable year.

        If we are a PFIC in any taxable year, US Holders could suffer adverse consequences, including the possible characterization of any gain from the sale, exchange or other disposition of a Security as ordinary income (rather than capital gain) and an interest charge on a portion of the resulting tax liability. Each US Holder should consult its own tax advisor regarding the US federal income tax consequences if we are a PFIC during its holding period for the Securities.

  Conversion of the Securities into Ordinary Shares

        If a Security is Converted and a US Holder receives solely Ordinary Shares, such US Holder generally will not recognize any income, gain or loss upon such Conversion. A US Holder's tax basis in Ordinary Shares received upon Conversion of a Security generally will be the same as such US Holder's adjusted tax basis in such Security at the time of Conversion, and the holding period for Ordinary Shares so received generally will include the holding period of the Security Converted.

        Under certain circumstances, in connection with a Conversion, we may issue Ordinary Shares to the Holders' Nominee and those Ordinary Shares would be sold by the Holders' Nominee for the benefit of the applicable US Holder. Such a sale should be treated for US federal income tax purposes as a sale of such Ordinary Shares by such US Holder. See "—Sale, Exchange, Redemption, Write-off or Other Disposition of the Securities."

  Ordinary Shares

        The material US federal income tax considerations relating to the ownership and disposition of Ordinary Shares received in a Conversion would generally be the same as the material US federal income tax considerations relating to the ownership and disposition of the Securities described herein.

  Medicare Tax

        In addition to regular US federal income tax, certain US Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income", which may include all or a portion of their income arising from a distribution with respect to a Security and net gain from the sale, exchange, redemption or other disposition of a Security.

  Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and the proceeds of sales by, certain non-corporate US Holders. A US Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a US Holder's US federal income tax liability, provided the required information is timely furnished by such US Holder to the IRS.

  Disclosure Requirements for Certain Holders Recognizing Significant Losses

        A US Holder that participates in any "reportable transaction" (as defined in the Treasury Regulations) must attach to its US federal income tax return a disclosure statement on IRS Form 8886. Each US Holder should consult its own tax advisor regarding the possible obligation to file IRS Form 8886 reporting foreign currency loss arising from the Securities or any amounts received with respect to the Securities.

  Disclosure Requirements for Specified Foreign Financial Assets

        Individual US Holders (and certain US entities specified in US Treasury Department guidance) who, during any taxable year, hold any interest in any "specified foreign financial asset" generally will be required to file with their US federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. "Specified foreign financial asset" generally includes any financial account maintained with a non-US financial institution and may also include the Securities if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of US federal income taxes may be extended, in the event of a failure to comply. Each US Holder should consult its own tax advisor regarding the possible application of this filing requirement.

FATCA Withholding

        It is possible that, in order to comply with FATCA, we (or, if the Securities or the Ordinary Shares are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from holders or beneficial owners of the Securities or the Ordinary Shares, which information may be provided to the IRS, and (ii) to withhold US tax on some portion of payments made after December 31, 2018 with respect to the Securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).

        If we or any other person are required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the Securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares, holders and beneficial owners of the Securities, and the holders and beneficial owners of the Ordinary Shares issued upon any Conversion, will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the Securities, any Conversion and the Ordinary Shares remains uncertain. Each holder and beneficial owner should consult its own tax advisor regarding the application of FATCA to the Securities, any Conversion and the Ordinary Shares.

Australian Taxation

        THE FOLLOWING IS A GENERAL SUMMARY OF THE AUSTRALIAN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSAL OF THE SECURITIES BY NON-AUSTRALIAN RESIDENT HOLDERS. THIS SUMMARY IS NOT EXHAUSTIVE AND DOES NOT CONSIDER ALL AUSTRALIAN TAX CONSEQUENCES RELATING TO THE SECURITIES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. IN PARTICULAR, WITHOUT LIMITATION, IT DOES NOT ADDRESS THE TAX CONSEQUENCES WHICH MAY ARISE FOR NON-AUSTRALIAN RESIDENT HOLDERS WHO ACQUIRE THEIR SECURITIES OR THE ORDINARY SHARES (OR AN INTEREST IN THE SECURITIES OR THE ORDINARY SHARES) OTHERWISE THAN UNDER THE OFFERING OF THE SECURITIES UNDER THIS PROSPECTUS, WHO HOLD THE SECURITIES ON REVENUE ACCOUNT OR AS TRADING STOCK, OR WHO ARE SUBJECT TO THE 'TAXATION OF FINANCIAL ARRANGEMENTS' PROVISIONS IN DIVISION 230 OF THE INCOME TAX ASSESSMENT ACT 1997 (1997 ACT) IN RELATION TO THEIR HOLDING OF THE SECURITIES OR ORDINARY SHARES. IN ADDITION, THIS SUMMARY DOES NOT RELATE TO HOLDERS WHO ARE RESIDENT IN AUSTRALIA FOR AUSTRALIAN INCOME TAX PURPOSES OR WHO CARRY ON BUSINESS IN AUSTRALIA THROUGH A PERMANENT ESTABLISHMENT IN AUSTRALIA. ALL PROSPECTIVE INVESTORS ARE ADVISED TO OBTAIN ADVICE RELEVANT TO THEIR OWN CIRCUMSTANCES.

        THIS SUMMARY IS BASED ON THE RELEVANT AUSTRALIAN TAX LAWS AS AT THE DATE OF THIS PROSPECTUS WHICH MAY BE SUBJECT TO CHANGE, SOMETIMES WITH RETROSPECTIVE EFFECT. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. THIS SUMMARY ASSUMES THAT THE SECURITIES AND THE ORDINARY SHARES WILL BE ISSUED AND HELD IN ACCORDANCE WITH THIS PROSPECTUS AND THEIR TERMS OF ISSUE.

  Tax Treatment of Interest Payments

        The Securities should be "non-share equity interests" for the purposes of Australian taxation law.

        Westpac proposes to issue the Securities in a manner that will satisfy the requirements of section 215-10 of the 1997 Act. On the basis that the issue of the Securities will satisfy the requirements of section 215-10 of the 1997 Act, payments of interest on the Securities to non-Australian resident holders will not be subject to Australian interest or dividend withholding tax, nor will Westpac be required to frank payments of interest on the Securities.

        If interest payments on the Securities do become subject to Australian withholding tax in the future, Westpac will, subject to certain exceptions and limitations, be required to pay additional amounts to ensure that the net amount received by holders after such withholding will equal the amount the holders would have received had there been no such withholding.

        Non-Australian resident holders that have never held their Securities in the course of carrying on business at or through a permanent establishment within Australia should also generally not be subject to Australian ordinary income tax on interest paid on the Securities.

  Potential Withholding for Failure to Provide Australian Tax File Number ("TFN") / Australian Business Number ("ABN")

        Westpac could be required to deduct a form of "back-up" withholding tax from payments of interest in respect of the Securities, at the rate specified in the Taxation Administration Regulations 1976 of Australia (currently 47%), and remit such amounts to the Australian Taxation Office, unless a Tax File Number or an Australian Business Number has been quoted by a holder, or a relevant exemption applies and has been notified to Westpac. While the Securities are registered in the name of a securities depository, these withholding requirements are applicable to that securities depository as the holder.

        Westpac will be obliged to pay additional amounts on account of such taxes deducted or withheld on payments made in respect of the Securities unless Westpac has requested the holder (which may be a securities depository) to provide to Westpac information, such as that described below, by which the holder could have lawfully avoided such deduction or withholding and the holder has failed to do so.

        Non-Australian resident holders (which may be a securities depository) may notify an exemption from this withholding by having (among other persons) their public officer, a director or secretary, or an employee authorized by one of those officers, notify Westpac of:

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  the holder's name and address; and

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  the reason why the holder is not obliged to lodge an Australian tax return in respect of the year of income (this may be because the holder has not derived any Australian-sourced income, nor made any capital gains that are subject to tax in Australia, and does not carry on business through a permanent establishment in Australia).

  Disposal (Including Redemption) of the Securities

        Under the Australian capital gains tax provisions, any capital gain or capital loss made by a non-Australian resident holder of the Securities from the disposal of their Securities is likely to be disregarded on the basis that the Securities are not likely to be "taxable Australian property" at the time of disposal, unless the Securities were used by the non-resident in carrying on business through a permanent establishment in Australia. Any non-Australian resident holders who held their Securities in the course of carrying on a business in Australia should obtain specific advice in respect of the potential consequences of a disposal of their Securities in their particular circumstances.

        Non Australian residents that have never held their Securities in the course of carrying on business at or through a permanent establishment within Australia will not be subject to Australian ordinary income tax on gains realized by them on the sale or redemption of the Securities provided that such gains do not have an Australian source. A gain arising on the sale of the Securities by a non-Australian resident to another non-Australian resident where the Securities are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not generally be regarded as having an Australian source. A gain arising on the redemption of the Securities by a foreign branch of an Australian resident where the Securities were acquired outside Australia would not generally be expected to have an Australian source.

  Conversion of the Securities

        Any gain or loss made by a holder on Conversion of the Securities will be disregarded for the purposes of Australian taxation law.

  Ordinary Shares Acquired on Conversion

        In broad terms, distributions on Ordinary Shares may be "franked" to the extent that the distributions have been paid out of Westpac profits that have borne tax in Australia at the Australian corporate tax rate. To the extent that dividends paid to non-Australian resident holders, who do not hold their Ordinary Shares through a permanent establishment in Australia, are franked, the franked part of those distributions will not be subject to Australian dividend withholding tax or Australian ordinary income tax. An unfranked distribution will also be exempt from dividend withholding tax and Australian ordinary income tax to the extent that it is declared to be "conduit foreign income".

        The unfranked portion of any distribution that is not the subject of a conduit foreign income declaration will be subject to Australian dividend withholding tax at the rate of 30%, unless the rate is reduced under an applicable tax treaty.

        If a holder of Ordinary Shares is resident in the United States for the purposes of the Tax Treaty, and is entitled to the benefits conferred under that treaty, the rate of Australian dividend withholding tax on unfranked distributions on Ordinary Shares will generally be reduced to 15%, unless the holder was also a company which holds at least a 10% voting interest in Westpac, in which case the rate of withholding tax would be reduced to 5%.

        The circumstances in which a holder would be liable for Australian income tax, including under the capital gains provisions, on a disposal of the Ordinary Shares are broadly the same as those described above in relation to a disposal of Securities.

  Garnishee Directions

        The Commissioner of Taxation for Australia may give a direction under section 255 of the Income Tax Assessment Act 1936 of Australia or section 260-5 of Schedule 1 to the Tax Administration Act 1953 of Australia or any similar provision requiring Westpac to deduct or withhold from any payment to any other party (including any holder of the Securities or Ordinary Shares) any amount in respect of tax payable by that other party. If Westpac is served with such a direction, Westpac intends to comply with that direction and make any deduction or withholding required by that direction.

  Goods and Services Tax ("GST")

        No GST will be payable by a holder on the acquisition of the Securities or on a sale, Conversion or redemption of the Securities. No GST will be payable by holders on the acquisition or sale of Ordinary Shares.

  Other Taxes

        No Australian stamp duty will be payable on the issue of the Securities, or on a sale, Conversion or redemption of the Securities. No Australian stamp duty will be payable on the acquisition or sale of Ordinary Shares.

        Under current Australian law, there are no gift, estate or other inheritance taxes or duties.

PLAN OF DISTRIBUTION

        We may sell the Securities and Ordinary Shares from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities:

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  We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet;

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  Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment; and

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  Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities:

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  We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities;

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  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet;

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  The underwriters will use the applicable prospectus supplement or term sheet to sell the securities; and

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  The underwriters will initially offer and sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as "qualified institutional buyers" as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.

        We may use a dealer to sell the securities:

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  If we use a dealer, we, as principal, will sell the securities to the dealer;

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  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities; and

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  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as "qualified institutional buyers" as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts:

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  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts;

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet; and

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  We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at (212) 551-1800.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the Securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

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  incorporated documents are considered part of this prospectus;

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  we can disclose important information to you by referring you to those documents; and

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  information that we file with the SEC will automatically update and supersede this prospectus and previously incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

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  our annual report on Form 20-F for the financial year ended September 30, 2016;

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  the information contained in Exhibit 1 (2016 Pillar 3 Report) to our report on Form 6-K dated November 8, 2016;

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  the information contained in Exhibit 1 (Pillar 3 Report) to our report on Form 6-K dated February 21, 2017;

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  the information contained in our report on Form 6-K dated March 14, 2017, excluding the information set forth in Exhibit 1 thereto;

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  the information contained in Exhibit 1 (Pillar 3 Report) to our report on Form 6-K dated May 9, 2017;

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  the information contained in Exhibit 1 (2017 Interim Financial Results) to our report on Form 6-K dated May 9, 2017, excluding the information set forth in "Auditor's Independence

    Declaration" on page 73 and the "Independent auditor's review report to the members of Westpac Banking Corporation" on page 109 of such Exhibit thereto;

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  the information contained in our report on Form 6-K dated May 22, 2017, excluding the information set forth in Exhibits 1 and 2 thereto;

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  the information contained in our report on Form 6-K dated June 20, 2017, excluding the information set forth in Exhibit 1 thereto;

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  the information contained in Exhibit 1 (Pillar 3 Report) to our report on Form 6-K dated August 21, 2017; and

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  the information contained in our report on Form 6-K dated August 22, 2017, excluding the information set forth in Exhibit 1 thereto.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until this offering is completed:

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  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

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  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA

        Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 20, Westpac Place, 275 Kent Street, Sydney, New South Wales 2000, Australia. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac. Those courts could reasonably be expected in the circumstances to give conclusive effect to such judgment for the purpose of the proceedings. Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. Westpac has appointed its New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as its agent upon whom process may be served in any such action.

        All of the directors and executive officers of Westpac, and the independent accountants named herein, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons. In addition, it may not be possible for holders of securities to enforce against such persons judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, King & Wood Mallesons, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

 CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac's fiscal year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2012	1.0388	1.0371	1.0806	0.9453
2013	0.9342	0.9885	1.0579	0.8901
2014	0.8737	0.9155	0.9705	0.8715
2015	0.7020	0.7781	0.8904	0.6917
2016	0.7667	0.7385	0.7817	0.6855
2017(2)	0.7980	0.7635	0.7991	0.7174

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through September 1, 2017.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

        Debevoise & Plimpton LLP, our New York counsel, will pass, on our behalf, on the validity of the Securities described in this prospectus with respect to New York law. King & Wood Mallesons, our Australian counsel, will pass, on our behalf, on the validity of the Securities and Ordinary Shares with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of King & Wood Mallesons on matters of Australian law.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the 2016 Form 20-F, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of Chartered Accountants Australia and New Zealand.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under "Experts" above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, which we refer to as the Professional Standards Act, and the Chartered Accountants Australia and New Zealand Professional Standards Scheme (NSW) adopted by Chartered Accountants Australia and New Zealand on October 8, 2014 and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the NSW Accountants Scheme. For matters occurring on or prior to October 7, 2014, the liability of PwC

Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on October 7, 2019 unless further extended or replaced.

        The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements. The extent of the limitation depends on the timing of the relevant matter and is:

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  in relation to matters occurring on or after October 8, 2013, a maximum liability for audit work of A$75 million; or

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  in relation to matters occurring on or prior to October 7, 2013, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million.

        The limitations do not apply to claims for breach of trust, fraud or dishonesty.

        In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation. Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales. These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to extensive judicial consideration and therefore how the limitation might be applied by the courts and the effect of the limitation remain untested in a number of respects, including its effect in respect of the enforcement of foreign judgments.

US$

Westpac Banking Corporation, acting through its New Zealand Branch

(ABN 33 007 457 141)

US$            % Fixed Rate Resetting Perpetual Subordinated Contingent Convertible Securities

PROSPECTUS SUPPLEMENT
                , 2017

Joint Book-Running Managers

Citigroup	HSBC	J.P. Morgan	UBS Investment Bank